INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL, INCLUDING IN SOME INSTANCES BECAUSE IT IS INFORMATION THAT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. Dated as of January 16, 2025 INFINERA CORPORATION as Recipient and U.S. DEPARTMENT OF COMMERCE as the Department THE CALIFORNIA AND PENNSYLVANIA PROJECTS DIRECT FUNDING AGREEMENT AWARD ID NO. AP-2024-0011

i TABLE OF CONTENTS Page Article 1 Definitions....................................................................................................................................... 6 Article 2 Award and Disbursements ............................................................................................................. 6 Section 2.1. Award Amount .............................................................................................................. 6 Section 2.2. Disbursement Procedure .............................................................................................. 7 Section 2.3. No Interest .................................................................................................................... 8 Section 2.4. No Approval of Work .................................................................................................... 8 Article 3 Payments ........................................................................................................................................ 9 Section 3.1. Place and Manner of Payments to the Department. .................................................... 9 Section 3.2. Payment of Costs and Expenses .................................................................................... 9 Section 3.3. Net of Tax ...................................................................................................................... 9 Article 4 Terms Satisfied as of the Award Date .......................................................................................... 10 Section 4.1. Financing Documents .................................................................................................. 10 Section 4.2. Available Major Project Documents ........................................................................... 10 Section 4.3. Organizational Documents .......................................................................................... 10 Section 4.4. Sources and Uses Plan................................................................................................. 11 Section 4.5. [Reserved] ................................................................................................................... 11 Section 4.6. Financial Statements ................................................................................................... 11 Section 4.7. Required Approvals ..................................................................................................... 11 Section 4.8. Legal Opinions ............................................................................................................. 11 Section 4.9. Recipient Award Date Certificate ................................................................................ 11 Section 4.10. Federal Requirements and Approvals ......................................................................... 12 Section 4.11. Base Case Financial Model .......................................................................................... 12 Section 4.12. Recipient’s Accountant ............................................................................................... 12 Section 4.13. Intellectual Property ................................................................................................... 12 Section 4.14. Fees and Expenses ...................................................................................................... 13 Section 4.15. Construction and Tool Installation Budget ................................................................. 13 Section 4.16. Milestone Based Schedule .......................................................................................... 13 Section 4.17. No Violation ................................................................................................................ 13 Section 4.18. Additional Documents................................................................................................. 13 Article 5 Conditions Precedent to Each Disbursement ............................................................................... 13 Section 5.1. Conditions Precedent to Each Disbursement ............................................................. 13 Article 6 Title to Trust Property .................................................................................................................. 17

Section 6.1.	Trust Relationship	17
Section 6.2.	Use of Trust Property	18
Section 6.3.	Dispositions of Trust Property	18
Section 6.4.	Liens and Encumbrances on Trust Property	18
Section 6.5.	Maintenance of Trust Property	18
Section 6.6.	Trust Property Management	18
Section 6.7.	Recording and Preservation of the Federal Interest	19
Section 6.8.	Release of Federal Interest Upon Merger Closing	19
Article 7 Representations and Warranties		20
Section 7.1.	Organization	20
Section 7.2.	Authorization; No Conflict	20
Section 7.3.	Compliance with Laws	21
Section 7.4.	Legality; Validity; Enforceability	21
Section 7.5.	Real Property	21
Section 7.6.	Liens	22
Section 7.7.	Required Approvals	22
Section 7.8.	Intellectual Property	23
Section 7.9.	Litigation	23
Section 7.10.	Labor Disputes	24
Section 7.11.	Taxes	24
Section 7.12.	Financial Statements	24
Section 7.13.	Contracts; Other Transactions	24
Section 7.14.	Construction and Tool Installation Budget; Project Schedule	25
Section 7.15.	Adequate Project Funding	25
Section 7.16.	Environmental Laws	25
Section 7.17.	Federal Requirements	26
Section 7.18.	Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption	27
Section 7.19.	Insolvency Proceedings	28
Section 7.20.	No Defaults	28
Section 7.21.	Material Adverse Effect	28
Section 7.22.	Full Disclosure	28
Section 7.23.	No Immunity	29
Section 7.24.	No Federal Debt Delinquency	29
Section 7.25.	No Debarment	29

ii

iii Section 7.26. Information Technology; Cyber Security. ................................................................... 29 Section 7.27. No Conflict with Plan of Merger.................................................................................. 29 Section 7.28. Acknowledgement Regarding Use of Data ................................................................. 30 Article 8 Affirmative Covenants .................................................................................................................. 30 Section 8.1. Reporting Covenants ................................................................................................... 30 Section 8.2. Affirmative Covenants during the Period of Performance ......................................... 30 Article 9 Negative Covenants ...................................................................................................................... 39 Section 9.1. Negative Covenants during the Period of Performance ............................................. 39 Section 9.2. Negative Covenants Prior to the Parent Guarantee ................................................... 42 Article 10 Events of Default; Remedies ...................................................................................................... 42 Section 10.1. Events of Default ......................................................................................................... 42 Section 10.2. Remedies for Events of Default .................................................................................. 46 Section 10.3. Automatic Acceleration............................................................................................... 49 Section 10.4. Specific Performance .................................................................................................. 49 Section 10.5. Department Rights ...................................................................................................... 49 Article 11 Miscellaneous ............................................................................................................................. 49 Section 11.1. Addresses .................................................................................................................... 49 Section 11.2. Use of Websites .......................................................................................................... 50 Section 11.3. Further Assurances ..................................................................................................... 50 Section 11.4. Non-Discrimination ..................................................................................................... 51 Section 11.5. Waiver and Amendment ............................................................................................. 51 Section 11.6. Entire Agreement ........................................................................................................ 51 Section 11.7. Governing Law............................................................................................................. 51 Section 11.8. Severability .................................................................................................................. 51 Section 11.9. Limitation on Liability .................................................................................................. 51 Section 11.10. Waiver of Jury Trial ..................................................................................................... 52 Section 11.11. Consent to Jurisdiction ................................................................................................ 52 Section 11.12. Dispute Resolution ...................................................................................................... 52 Section 11.13. Successors and Assigns ............................................................................................... 55 Section 11.14. Reinstatement ............................................................................................................. 55 Section 11.15. No Partnership; Etc ..................................................................................................... 55 Section 11.16. Marshaling................................................................................................................... 55 Section 11.17. Indemnification ........................................................................................................... 55 Section 11.18. Counterparts; Electronic Signatures ........................................................................... 56 Section 11.19. Benefits of Agreement ................................................................................................ 57

iv Section 11.20. Termination; Survival .................................................................................................. 57 Annex A Definitions................................................................................................................................... A-1 Annex B Rules of Interpretation ................................................................................................................ B-1 Annex C Guardrail Provisions ..................................................................................................................... C-1 Annex D Program Requirements .............................................................................................................. D-1 Annex E Davis-Bacon Act Requirements .................................................................................................... E-1 Annex F Reporting Covenants .................................................................................................................... F-2

v EXHIBITS Exhibit A Form of Recipient Award Date Certificate Exhibit B Form of Disbursement Request Exhibit C Reserved Exhibit D Form of Disbursement Approval Notice Exhibit E Form of Recipient Disbursement Date Certificate Exhibit F Form of Project Completion Certificate SCHEDULES Schedule A Fiscal Year Appropriations Schedule B Project Milestone Schedule Schedule C Permitting Plan Schedule D Project Sites Schedule E Affiliate Transactions Schedule F Addresses Schedule G Dispute Resolution

CUI//PROPIN 6 This DIRECT FUNDING AGREEMENT (this “Agreement”), dated as of January 17, 2025, is entered into by and between (a) Infinera Corporation, a corporation formed and existing under the laws of Delaware as the recipient (the “Recipient”); and (b) the UNITED STATES DEPARTMENT OF COMMERCE (the “Department” and together with the Recipient, the “Parties” and each a “Party”), an agency of the United States of America, acting by and through the Secretary of Commerce (or appropriate authorized representative thereof). RECITALS WHEREAS, the Recipient (a) has undertaken (a) the construction of a fabrication facility in San Jose, California (the “California Project”); and (b) will undertake the construction of a photonics packaging and test facility in Bethlehem, Pennsylvania ( the “Pennsylvania Project” and together with the California Project, the “Projects” and each a “Project”); WHEREAS, pursuant to the CHIPS Incentives Program—Commercial Fabrication Facilities Notice of Funding Opportunity No. 2023-NIST-CHIPS-CFF-01 (as amended, supplemented, or otherwise modified from time to time, the “NOFO”), the Recipient submitted applications with the CHIPS ID Nos. 000706 & 000708 (the “Applications”) to the Department’s CHIPS Incentives Program Portal for Awards for the Projects under the CHIPS Incentives Program established pursuant to 15 U.S.C. § 4652 of the CHIPS Act (the “CHIPS Incentives Program”); WHEREAS, the Department has agreed to issue Awards subject to, and in accordance with, the terms and conditions of this Agreement, which is entered into pursuant to 15 U.S.C. §§ 4652 and 4659(a)(1) of the CHIPS Act as an other transaction on such terms as the Secretary considers appropriate; NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS Capitalized terms used in this Agreement and its Exhibits and Schedules shall have the meanings set forth in Annex A (Definitions) and the rules of interpretation set forth in Annex B (Rules of Interpretation) shall apply to this Agreement, except, in each case, as otherwise expressly provided herein. ARTICLE 2 AWARD AND DISBURSEMENTS Section 2.1.Award Amount. (a) The total maximum amount of the Awards: (i) for Direct Funding for the California Project is [***] (the “California Project Maximum Award Amount” and such Award, the “California Project Award”); and (ii) for Direct Funding for the Pennsylvania Project is [***] (the “Pennsylvania Project Maximum Award Amount” and together with the California Project Maximum

7 Award Amount, the “Maximum Award Amount” and such Award, the “Pennsylvania Project Award” and together with the California Project Award, the “Awards,” and each an “Award”); which, collectively, represent the total amount of funds that may be disbursed by the Department to the Recipient upon execution and delivery of one or more Funding Obligations in accordance with Schedule A (Fiscal Year Appropriations). (b) For any Project, the Department may execute and deliver one or more Funding Obligations authorizing the obligation of funds for the Award up to the Scheduled Cumulative Disbursement Amount as set out in Schedule B (Project Milestone Schedule), subject to the satisfactory progress of such Project as determined by the Department. No obligation of funds for the Award by the Department shall occur upon execution of this Agreement. An obligation of funds for the Award shall occur only upon delivery of a Funding Obligation. (c) The Department shall not be obligated to make, and shall be prohibited from making any Disbursement pursuant to this Agreement in excess of the Scheduled Cumulative Disbursement Amount as authorized in executed and delivered Funding Obligations. Section 2.2.Disbursement Procedure. 2.2.1 ASAP System. Subject to the terms of this Agreement, each Disbursement shall be made through the Department of Treasury’s Automated Standard Application for Payment System (“ASAP”). Notwithstanding anything to the contrary set forth in this Article 2 (Award and Disbursements), the Recipient shall comply with all technical requirements and technical instructions necessary to receive a Disbursement through ASAP as set out in the “Award Handbook”. The Recipient may designate a payment requestor through ASAP. 2.2.2 Disbursement Request. (a) Subject to the other requirements of this Section 2.2 (Disbursement Procedure), the Recipient may request a Disbursement for a Disbursement Milestone for any Project on any date that is (i) on or after the date on which the Recipient reasonably determines that the Actual Milestone Completion Date for such Disbursement Milestone has been achieved (without regards to, solely with respect to a Disbursement Request, the Department’s confirmation thereof); and (ii) prior to the Milestone Completion Longstop Date for such Disbursement Milestone, by delivering to the Department a completed Disbursement Request, substantially in the form of Exhibit B (Form of Disbursement Request), evidencing the satisfactory completion of the applicable Disbursement Milestone and satisfaction of the conditions in Section 5.1 (Conditions Precedent to Each Disbursement), except for the conditions set out in Sections 5.1.1 (Funding Obligation) and 5.1.8(a) (Recipient Disbursement Date Certificate). (b) The Recipient shall be entitled to submit a Disbursement Request for any Project only during the Disbursement Period for such Project in accordance with this Section 2.2 (Disbursement Procedure). 2.2.3 Disbursement Approval Notice. Within sixty (60) days of receipt by the Department of a complete Disbursement Request, the Department shall either (a) issue a Disbursement Approval Notice to the Recipient if the Department has determined that the relevant Disbursement Milestone has been achieved and all other conditions precedent to the relevant Disbursement have been

8 satisfied in accordance with the terms of this Agreement; or (b) deny the Disbursement Request if the Department has determined that the relevant Disbursement Milestone has not been achieved or one or more of the other conditions precedent to the relevant Disbursement have been not been satisfied in accordance with the terms of this Agreement; provided that upon request by the Recipient, the Department will provide a written explanation for any denial of the Disbursement Request. Within thirty (30) days of issuance of a Disbursement Approval Notice to the Recipient, the Department shall make a Disbursement to the Recipient. 2.2.4 Disbursement Date. The actual Disbursement Date for any Disbursement Milestone for any Project may occur after the Milestone Completion Longstop Date for such Disbursement Milestone. 2.2.5 Disbursement Date Certificate. The Recipient shall deliver a Disbursement Date Certificate one (1) Business Day prior to the scheduled Disbursement Date, in accordance with Section 5.1.8(a) (Recipient Disbursement Date Certificate). 2.2.6 Disbursement Amount (a) With respect to each Project, in the event that the Actual Capex Amount for any Disbursement Milestone is less than the Scheduled Capex Amount for such Disbursement Milestone, then the amount of the Scheduled Disbursement Amount for such Disbursement Milestone shall be decreased to an amount equal to the Scheduled Cumulative Disbursement Ratio multiplied by the Actual Capex Amount. (b) With respect to each Project, beginning with the second Disbursement Milestone for such Project, the Scheduled Disbursement Amount for any Disbursement Milestone shall be increased by the True-Up Amount (if any), subject to paragraph (d) below. (c) With respect to the last Disbursement Milestone of each Project, if the Actual Cumulative Disbursement Ratio at the time the Recipient submits the Disbursement Request for such last Disbursement Milestone is greater than the Scheduled Cumulative Disbursement Ratio at such time, then the Scheduled Disbursement Amount for such last Disbursement Milestone shall be decreased by an amount necessary to ensure that, after giving effect to such last Disbursement, the Actual Cumulative Disbursement Ratio shall equal the Scheduled Cumulative Disbursement Ratio. (d) As of the date the Recipient submits any Disbursement Request, after giving effect to the Scheduled Disbursement Amount to be made on such date, the aggregate outstanding amount of all Disbursements shall not exceed the Scheduled Cumulative Disbursement Amount. Section 2.3.No Interest. For the avoidance of doubt, no interest or penalties shall accrue on the amount of a requested Disbursement between the date of the Disbursement Request and the Disbursement Date. Section 2.4.No Approval of Work. The making of any Disbursement under the Award Documents shall not be deemed an approval or acceptance by the Department of the quality of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Project.

9 ARTICLE 3 PAYMENTS Section 3.1.Place and Manner of Payments to the Department. (a) All payments to be made to the Department under this Agreement shall be sent by the Recipient in Dollars in immediately available funds before 1:00 p.m. (District of Columbia time) on the date when due and shall be due pursuant to payment instructions provided by the Department to the Recipient (as such instructions may be amended from time to time by the Department upon notice to the Recipient made in accordance with this Agreement) not less than ten (10) Business Days prior to the date when such payments are due (unless expressly provided for otherwise in this Agreement); provided, however, that if the Department does not provide such payment instructions to the Recipient at least ten (10) Business Days prior to the due date for any such payment, such due date shall be extended to the date that is ten (10) Business Days from the date the Department provides such payment instructions to the Recipient. (b) In the event that the date of any payment to the Department or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment. Section 3.2.Payment of Costs and Expenses. The Recipient shall, whether or not the transactions contemplated by this Agreement or the other Financing Documents are consummated, pay or reimburse, without duplication, all reasonable fees, out-of-pocket costs and expenses of the Department (including all commissions, charges, costs and expenses for the conversion of currencies and all other fees, costs, charges and expenses, including all Periodic Expenses of any Consultant) paid or incurred on or prior to the Award Date in connection with (i) the due diligence of the Recipient Parties and the Projects; and (ii) the negotiation, review, preparation and recording of this Agreement, the other Financing Documents and any other documents and instruments related to this Agreement or thereto (including legal opinions). Section 3.3.Net of Tax. (a) The Recipient understands and agrees that the Department is an agency or instrumentality of the United States and that all payments by the Recipient to the Department hereunder are payable, and shall in all cases be paid, free and clear of all Taxes. (b) If the Recipient shall be required by Applicable Law to withhold or deduct any tax from or in respect of any sum payable hereunder or under any other Financing Document to the Department, (i) the sum payable shall be increased as may be necessary so that after making all such required deductions, the Department receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Recipient shall make such deductions; and (iii) the Recipient shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

10 ARTICLE 4 TERMS SATISFIED AS OF THE AWARD DATE By execution and delivery of this Agreement, each of the Recipient and the Department acknowledges and agrees that the following terms have been satisfied in form and substance satisfactory to the Department as of the Award Date: Section 4.1.Financing Documents. The Department shall have received (a) a fully executed original of each Award Document, except the Funding Obligation; and (b) copies of each other Financing Document (except for the Parent Guarantee and Parent Letter of Support) and the Plan of Merger (except for any exhibits and schedules thereto that have not been made publicly available, or, in the case of the Company Disclosure Letter (as defined in the Plan of Merger), portions of the Company Disclosure Letter not relating to the Awards, this Agreement, or the transactions contemplated hereby), and each such Financing Document and the Plan of Merger shall be in full force and effect in accordance with its terms. Section 4.2.Available Major Project Documents. The Department shall have received a fully executed copy of each Major Project Document entered into on or prior to the Award Date (other than the Real Property Documents, which shall be provided by the Recipient in accordance with Section 5.1.12(a) (Real Property and Land Rights)), accompanied by an Officer’s Certificate of the Recipient, certifying that: (a) each such copy is a true, correct and complete copy of the corresponding Major Project Document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); (b) each such Major Project Document has been duly executed and delivered by the parties thereto and is in full force and effect in accordance with its terms; and (c) neither the Recipient nor, to the Recipient’s Knowledge, any Major Project Participant is, or but for the passage of time or giving of notice or both, would be, in breach of any obligation thereunder. Section 4.3.Organizational Documents. 4.3.1 Recipient Parties Organizational Documents. The Department shall have received the Organizational Documents of each Recipient Party, accompanied in each case by an Officer’s Certificate of such Recipient Party, good standing certificates, incumbency certificates, resolutions and any other documents as the Department shall reasonably request, with respect to, inter alia, approval of: (a) each such Recipient Party’s participation in the applicable Project; (b) the financing therefor (including the Award and this Agreement); and (c) the execution, delivery and performance by each such Recipient Party of the Financing Documents to which it is party. 4.3.2 Recipient Parties Organizational Structure. The Department shall have received an up-to-date corporate group chart showing each Recipient Party and each Affiliate and Subsidiary of

11 each Recipient Party, accompanied by an Officer’s Certificate of such Recipient Party certifying such group chart as true and correct. 4.3.3 Recipient Parties Ownership. The Department shall have received (a) (i) an SF- 328 Certificate Pertaining to Foreign Interests executed by the Recipient dated as of eight (8) days prior to the Award Date of the Award Date; and (ii) an Officer’s Certificate of the Recipient dated as of the Award Date, certifying that the information contained therein remains true and correct; and (b) a capitalization table of each Recipient Party setting out, as of the Award Date, the direct and indirect beneficial owners of more than ten percent (10%) of the Equity Interests in each such Recipient Party (other than a Qualified Public Company Shareholder). Section 4.4.Sources and Uses Plan. (a) The Department shall have received, as part of the Base Case Financial Model or separately, a Sources and Uses Plan. (b) The Department shall have received evidence of the known sources of funding associated with each Project (other than the Direct Funding) as set out in the Sources and Uses Plan. Section 4.5.[Reserved] Section 4.6.Financial Statements. The Department shall have received the most recent annual and quarterly Financial Statements of the Recipient, together with an Officer’s Certificate concerning the accuracy of such Financial Statements. Section 4.7.Required Approvals. The Department shall have received: (a) copies of each Required Approval that is listed on the Permitting Plan and required to be obtained prior to the Award Date in connection with the California Project; and (b) an Officer’s Certificate of the Recipient, certifying that: (i) such copies are true, correct and complete (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); (ii) no term or condition of any such Required Approval for the California Project has been amended from that delivered pursuant to this Section 4.7 (Required Approvals); and (iii) each such Required Approval for the California Project has been validly issued, is unconditional (or, if conditional, all conditions precedent (if any) to the effectiveness of each Required Approval for the California Project have been satisfied or waived) and in full force and effect and is Non-Appealable. Section 4.8.Legal Opinions. The Department shall have received legal opinions acceptable to the Department, dated as of the Award Date and addressed to the Department from each of: (a) Arnold & Porter Kaye Scholer LLP, as counsel to the Recipient; and (b) Wilson Sonsini Goodrich & Rosati, as counsel to the Recipient. Section 4.9.Recipient Award Date Certificate. The Department shall have received an Officer’s Certificate of the Recipient substantially in the form of Exhibit A (Form of Recipient Award Date Certificate) and addressing such other matters as the Department may reasonably request.

12 Section 4.10.Federal Requirements and Approvals. 4.10.1 Lobbying Certification. The Department shall have received an executed (a) “Disclosure Form to Report Lobbying” (Standard Form LLL); and (b) “Certification Regarding Lobbying” (Form CD-511), in each case, from the Recipient. 4.10.2 Application for Federal Assistance. The Department shall have received an executed “Application for Federal Assistance” (Standard Form 424) from the Recipient. 4.10.3 SAM Registration. The Department shall have received evidence of the registration by the Recipient in SAM. 4.10.4 ASAP Enrollment. The Department shall have received evidence of the enrollment by the Recipient in ASAP. 4.10.5 KYC Requirements. The Department shall have received all documentation (including taxpayer identification documents) and other information in respect of each Recipient Party, as required by the Department to enable it to be satisfied with the results of all “know your customer” and other requirements (including, inter alia, the Anti-Money Laundering Laws). 4.10.6 Program Requirements. The Recipient is in compliance with all relevant provisions set forth in Annex D (Program Requirements) applicable as of the Award Date. 4.10.7 Davis-Bacon Act Requirements. The conditions precedent in Section 2 (Conditions Precedent to Award Issuance) of Annex E (Davis-Bacon Act Requirements) shall have been satisfied. 4.10.8 CFIUS Approval. The Department shall have received satisfactory evidence that CFIUS Approval in connection with the proposed acquisition of Recipient by Parent has been obtained. Section 4.11.Base Case Financial Model. The Department shall have received a Base Case Financial Model, accompanied by an Officer’s Certificate from the chief financial officer of the Recipient, confirming that such Base Case Financial Model: (a) is complete and based on reasonable assumptions; (b) is consistent with the provisions of the applicable Project Documents; (c) has been prepared in good faith and with due care; and (d) fairly represents the Recipient’s expectation as to the matters covered thereby as of the Award Date. Section 4.12.Recipient’s Accountant. The Department shall have received evidence of the Recipient’s appointment of the Recipient’s Accountant. Section 4.13.Intellectual Property. The Department shall have received evidence that the Recipient owns or holds (or has available to it on commercially reasonable terms) a valid and enforceable license or right to use all Project IP through the Period of Performance (including all Intellectual Property granted or conferred under the Project IP Agreements).

13 Section 4.14.Fees and Expenses. The Department shall have received evidence that all Periodic Expenses due and payable to the Department and the Department’s Consultants on or prior to the Award Date have been paid or reimbursed in full or, in the case of the Department’s Consultants, arrangements for payment have been made. Section 4.15.Construction and Tool Installation Budget. With respect to the California Project, the Department shall have received the Construction and Tool Installation Budget and, with respect to the Pennsylvania Project, the Department shall have received a draft budget, in each case satisfactory to the Department and consistent with the Base Case Financial Model. Section 4.16.Milestone Based Schedule. With respect to the California Project, the Department shall have received the Milestone Based Schedule and, with respect to the Pennsylvania Project, the Department shall have received a draft task-based construction schedule that sets out each critical path construction milestone (including each Disbursement Milestone) necessary to achieve the Project Completion Date for the Pennsylvania Project. Section 4.17.No Violation. Entering into the Award Documents shall not result in a violation of any Applicable Law, Financing Document, Governmental Approval, the Plan of Merger or any other material agreement or consent to which the Recipient is a party, or any material judgment or approval to which the Recipient is subject. Section 4.18.Additional Documents The Department shall have received such other information, documents, legal opinions, certifications, or consents relating to any Project, any Recipient Party, any Major Project Participant, or any of the matters contemplated by the Financing Documents or the Plan of Merger as the Department may reasonably request. ARTICLE 5 CONDITIONS PRECEDENT TO EACH DISBURSEMENT Section 5.1.Conditions Precedent to Each Disbursement. With respect to each Project, the obligation of the Department to make any Disbursement (including the first Disbursement) shall be subject to the prior satisfaction (or waiver in writing), of each of the following conditions precedent and the delivery to the Department of each of the documents indicated below, all in form and substance satisfactory to the Department as of the Disbursement Date for such Disbursement, unless indicated otherwise, and to their continued satisfaction on the relevant Disbursement Date. The Department may (but shall not be required to) consult with any of the Department’s Consultants regarding the satisfaction of any condition precedent. 5.1.1 Funding Obligation. As set forth in Section 2.1(b) (Award Amount), the Department shall have executed and delivered one or more Funding Obligations acknowledged by the Recipient that cumulatively obligates the Scheduled Cumulative Disbursement Amount (inclusive of the then requested Disbursement). 5.1.2 Disbursement Request. The Department shall have received a Disbursement Request in accordance with Section 2.2 (Disbursement Procedure) demonstrating completion of the applicable Disbursement Milestone as required by Section 5.1.4 (Completion of Disbursement Milestone), together with (a) relevant invoices demonstrating that the amount of the relevant Disbursement is equal to or less than the amount of Eligible Uses of Funds determined by the Department

14 at the applicable Actual Milestone Completion Date as having been incurred and paid by the Recipient; and (b) an inventory of invoices describing the categories of spending to be reimbursed with the requested Disbursement. 5.1.3 Commencement of Project. With respect to the first Disbursement for each Project, the Project Commencement Date for such Project shall have occurred no later than the applicable Project Commencement Clawback Date. 5.1.4 Completion of Disbursement Milestone.. The Department shall have received evidence that the Disbursement Milestone for such Project that is required to have been achieved on or prior to the relevant Disbursement Date in accordance with the applicable Disbursement Milestone Schedule has been achieved. 5.1.5 Compliance with NEPA and Other Environmental Laws. With respect to the first Disbursement for the Pennsylvania Project, the Department shall have: (a) completed its review and issued a final decision under NEPA, the NEPA regulations (40 C.F.R Parts 1500-1508) and any other applicable Environmental Laws; and (b) received evidence of satisfaction of any mitigations, commitments or requirements, environmental permits, and environmental consultations required in accordance with the relevant final decision referred to in paragraph (a) above. 5.1.6 Compliance with NHPA. With respect to the first Disbursement for the Pennsylvania Project, the Department shall have: (a) received evidence of compliance with all Department requirements pertaining to identification of any property eligible for inclusion on the National Register of Historical Places, zoning, subdivision, building, historical certificate of need, archaeological preservation and other NHPA requirements to the Project Site for the Pennsylvania Project; and (b) completed its consultations and finally assessed the impacts of the applicable Project on historic properties under NHPA. 5.1.7 Parent KYC Requirements. With respect to the first Disbursement for any Project occurring after the Merger Closing, the Department shall have received all documentation (including taxpayer identification documents) and other information in respect of the Parent, as required by the Department to enable it to be satisfied with the results of all “know your customer” and other requirements (including, inter alia, the Anti-Money Laundering Laws). 5.1.8 Receipt of Certificates. The Department shall have received: (a) Recipient Disbursement Date Certificate. One (1) Business Day prior to the Disbursement Date, an Officer’s Certificate of the Recipient, substantially in the form of Exhibit E (Form of Recipient Disbursement Date Certificate) and addressing such other matters as the Department may reasonably request. (b) [Reserved]

15 5.1.9 Construction and Tool Installation Budget. With respect to the first Disbursement for the Pennsylvania Project, the Department shall have received the Construction and Tool Installation Budget for the Pennsylvania Project, satisfactory to the Department and consistent with the Base Case Financial Model. 5.1.10 Milestone Based Schedule. With respect to the first Disbursement for the Pennsylvania Project, the Department shall have received the Milestone Based Schedule, satisfactory to the Department. 5.1.11 Required Approvals. The Department shall have received: (a) with respect to the first Disbursement for the Pennsylvania Project, copies of each Required Approval that is listed on the Permitting Plan and required to be obtained prior to the first Disbursement in connection with the Pennsylvania Project; (b) copies of each Required Approval listed on the applicable Permitting Plan as required to have been obtained as of the relevant Disbursement Date and not previously provided by the Recipient to the Department; and (c) an Officer’s Certificate of the Recipient, certifying that: (i) such copies are true, correct and complete (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); (ii) with respect to the first Disbursement for the Pennsylvania Project, no term or condition of any such Required Approval for the Pennsylvania Project has been amended from that delivered pursuant to Section 5.1.11(a) (Required Approvals); (iii) no term or condition of any such Required Approval has been amended from that delivered pursuant to Section 5.1.11(b) (Required Approvals); (iv) no material term or condition of any such Required Approval has been amended from that delivered pursuant to Section 4.7 (Required Approvals); and (v) each such Required Approval has been validly issued, is unconditional (or, if conditional, all conditions precedent (if any) to the effectiveness of each Required Approval have been satisfied or waived) and is in full force and effect and Non-Appealable. 5.1.12 Real Property and Land Rights. (a) With respect to the first Disbursement for the relevant Project, the Department shall have received a true, correct and complete copies of the Real Property Documents related to the Project Site for such Project and any other documents related to the Project Site for such Project requested by the Department, in each case in form and substance satisfactory to the Department. (b) With respect to the first Disbursement for the Pennsylvania Project, the Department shall have received a supplement to Schedule D (Project Sites), in form and substance satisfactory to the Department, describing all Real Property Leases, together with the street addresses therefor and the lessor thereunder, with respect to the Project Site for the Pennsylvania Project, which

16 shall be deemed to automatically be incorporated into the existing Schedule D (Project Sites) without further action by the Parties hereto. 5.1.13 Cash Balance. The Department shall have received a copy of the official bank statements or other proof of funds documents, held under the name of the Recipient, in each case satisfactory to the Department in form and substance, demonstrating that as of a day no earlier than three (3) days preceding the Disbursement Date, the Recipient held a balance of Unrestricted Cash in an amount equal to or greater than [***]. This requirement shall only apply with respect to Disbursements that occur prior to the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee). 5.1.14 ABL Loan Agreement. The Department shall have received evidence satisfactory to the Department in form and substance demonstrating that as of a day no earlier than three (3) days preceding the Disbursement Date, undrawn amounts available to the Recipient under the ABL Loan Agreement are at least equal to [***]. This requirement shall only apply with respect to Disbursements that occur prior to the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee). 5.1.15 Representations and Warranties. Each of the representations and warranties made (or deemed made) by each Recipient Party in any Financing Document to which it is a party shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of the date such representation or warranty is made (or deemed made), except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time). 5.1.16 Program Requirements. The Recipient shall be in compliance with the covenants set forth in Annex D (Program Requirements) applicable as of the Disbursement Date. 5.1.17 No Default. No Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Disbursement or from the application of the proceeds thereof. 5.1.18 No Guardrail Suspension. The Secretary has not made any determination in accordance with the Guardrail Provisions to suspend the Recipient’s ability to request Disbursements. 5.1.19 No Material Adverse Effect. No event or circumstance (including a change in law) shall have occurred or could reasonably be expected to occur with respect to the Recipient, any Recipient Party or any Project that has had, or could reasonably be expected to have, a Material Adverse Effect. 5.1.20 No Event of Force Majeure. No Event of Force Majeure shall have occurred or could reasonably be expected to occur. 5.1.21 No Event of Loss. No Event of Loss greater than a Threshold Event of Loss shall have occurred or could reasonably be expected to occur. 5.1.22 Davis-Bacon Act Requirements. The conditions precedent in Section 3 (Conditions Precedent to Each Disbursement) of Annex E (Davis-Bacon Act Requirements) have been satisfied.

17 5.1.23 Trust Property. With respect to each Disbursement occurring prior to the release of the Federal Interest (as defined below) in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing): (a) the Department shall have received: (i) evidence that any statement of interest, public notice, registration and filing, and/or notice and acknowledgement necessary or advisable to give effect to the Federal Interest in the Trust Property shall have been duly filed and registered or recorded, as applicable, in every jurisdiction where such filing or recording is necessary or advisable, and shall be in full force and effect; and (ii) evidence that all fees, duties, stamp taxes or other expenses in connection with such filing, registration or recording of the Federal Interest in the Trust Property have been paid in full; and (b) with respect to each Lien existing upon or with respect to any portion of the Trust Property (other than such Liens that are otherwise permitted pursuant to Section 6.4 (Liens and Encumbrances on Trust Property)), the Department shall have either (i) received evidence satisfactory to it that such Lien has been released by the holder of such Lien or (ii) provided its prior written consent for the existence of such Lien. 5.1.24 Information Relating to the Guardrail Provisions. If the Merger Closing shall have occurred, then the Department shall have received all additional information requested by it in relation to Appendix 1 of the Guardrail Provisions in accordance with Section 8.2.19 (Update to Guardrail Provisions). 5.1.25 Additional Documents. The Department shall have received such other information, documents, legal opinions, certifications, or consents relating to the Project or any Recipient Party, or the matters contemplated by the Financing Documents or the Plan of Merger as the Department may reasonably request, except for (i) any exhibits or schedules thereto that have not been made publicly available or, in the case of the Company Disclosure Letter (as defined in the Plan of Merger), portions of the Company Disclosure Letter not relating to the Awards, the Agreement, or the transactions contemplated thereby or (ii) any information, documents, legal opinions, certifications, or consents relating to matters contemplated by the Plan of Merger that have not been publicly disclosed and do not relate to the Projects, the Agreement or the transactions contemplated hereby. ARTICLE 6 TITLE TO TRUST PROPERTY The Recipient covenants and agrees from the Award Date until the date of release of the Federal Interest (as defined below) in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing) that: Section 6.1.Trust Relationship. Legal title of the Trust Property shall vest with the Recipient; provided, however, (a) all Trust Property shall be held in trust by the Recipient, as trustee, for the Department, as beneficiary; and (b) the Department shall retain an undivided, equitable, reversionary interest in the Trust Property (the “Federal Interest”).

18 Section 6.2.Use of Trust Property. (a) The Recipient shall not use the Trust Property for any other purpose or in any manner that is inconsistent with, or contrary, to the Authorized Purpose of the Project. (b) With respect to any Trust Property that constitutes Project IP, the Recipient shall grant and each licensor of such Project IP under a Project IP Agreement will grant or otherwise permit the Recipient to grant, to the Department an irrevocable, nonexclusive license (exercisable at the time the Department exercises its remedy with respect to this Article in Section 10.2(h) (Remedies for Events of Default) without payment of royalty or other compensation) for the purpose of enabling the Department to exercise its rights, remedies, powers and privileges in respect of such Project IP that constitutes Trust Property. This license will terminate upon the release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing). Section 6.3.Dispositions of Trust Property. The Recipient shall not Dispose of any Trust Property, or any interest therein, without the prior written consent of the Department, unless the Recipient: (a) notifies the Department in writing of any proposed Disposition of any Trust Property, or any interest therein, at least thirty (30) days prior to the intended date of such Disposition and provides the Department with such information and documentation as the Department may reasonably request; and (b) Disposes of such Trust Property and applies the proceeds, if any, to (i) acquire replacement assets of similar value for use in connection with any Project within one hundred eighty (180) days of such Disposition; or (ii) to the extent the proceeds are not applied to the acquisition of such replacement assets within one hundred eighty (180) days of such Disposition, pay the Department an amount equal to the product of (A) the net proceeds from the Disposition of the relevant Trust Property; and (B) the percentage of the Department’s participation in the original cost of acquiring or improving such Trust Property for the relevant Project as set forth in the property records maintained in accordance with Section 6.6(a) (Trust Property Management). Section 6.4.Liens and Encumbrances on Trust Property. Other than the Permitted Liens identified in clauses (a) through (f) of the definition of “Permitted Liens” set forth in Annex A (Definitions), the Recipient shall not, and shall not agree to, create, incur, assume or otherwise permit to exist any Lien upon or with respect to any portion of the Trust Property, whether now owned or hereafter acquired, without the prior written consent of the Department. For the avoidance of doubt, the Recipient shall not, and shall not agree to, create, incur, assume or otherwise permit to exist any Lien securing the obligations under the ABL Loan Agreement upon or with respect to any portion of the Trust Property, whether now owned or hereafter acquired, without the prior written consent of the Department, which consent may be conditioned upon the delivery of an intercreditor agreement by the lender(s) under the ABL Loan Agreement in form and substance satisfactory to the Department. Section 6.5.Maintenance of Trust Property. The Recipient shall preserve, maintain, repair and replace (or cause to be preserved, maintained, repaired and replaced) the Trust Property in accordance with the Financing Documents, Prudent Industry Practice and the Real Property Leases. Section 6.6.Trust Property Management. The Recipient shall maintain procedures for managing equipment and other personal property constituting Trust Property (including replacement equipment), which shall include, at a minimum, the following:

19 (a) the Recipient shall maintain property records, which shall include a description of (i) the Trust Property; (ii) a serial number or other identification number; (iii) the source of funding for the Trust Property (including the Federal Award Identification Number); (iv) the Person who holds title; (v) the acquisition date; (vi) the cost of the Trust Property; (vii) the percentage of Direct Funding used to acquire or improve the Trust Property; (viii) the location, use and condition of the Trust Property; and (ix) any ultimate Disposition data, including the date of disposal and sale price of the Trust Property; (b) the Recipient shall conduct a physical inventory of the Trust Property, and reconcile the results of such inventory with the Recipient’s property records, at least once every two (2) years; (c) the Recipient shall develop a control system to ensure adequate safeguards to prevent loss, damage, or theft of the Trust Property and investigate any such loss, damage, or theft; (d) the Recipient shall develop adequate maintenance procedures to ensure the Trust Property is maintained in good condition; and (e) the Recipient shall establish a proper sales procedure to ensure the highest possible return on the Trust Property. Section 6.7.Recording and Preservation of the Federal Interest. The Recipient shall, at its own cost and expense (and the Department may): (a) (i) execute, file, register and record (or cause to be executed, filed, registered or recorded), as applicable, statements of interest, public notices of record and other documents, as of the Award Date (or such later date with respect to assets acquired after the Award Date), in all places necessary or advisable (in the opinion of the Department) to indicate that the use and disposition conditions set forth in this Article 6 (Title to Trust Property) apply to the Trust Property; and (ii) deliver or publish notice to third parties that may be required or requested by the Department to indicate that the Federal Interest in the Trust Property has been created under Applicable Law as a result of the Award; (b) take all actions that are necessary or advisable (in the opinion of the Department) to establish, maintain, preserve, protect and continue good and marketable title to the Trust Property and the Federal Interest in the Trust Property, in each case, subject to such Liens as are permitted pursuant to Section 6.4 (Liens and Encumbrances on Trust Property); (c) furnish timely notice of any such action, together with any such instruments, in execution form, and such other information as may be required or reasonably requested by the Department; and (d) pay all costs, fees, Taxes and Periodic Expenses in connection with any of the foregoing. Section 6.8.Release of Federal Interest Upon Merger Closing. Upon:

20 (a) the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee) with respect to both the California Project Award and the Pennsylvania Project Award, the Federal Interest in the Trust Property shall be released effective immediately; or (b) the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee) with respect to only the California Project Award (but not the Pennsylvania Project Award), the Federal Interest in the Trust Property acquired or improved in whole or in part with the proceeds of any Direct Funding for the California Project shall be released effective immediately, and the Recipient may, at its own cost and expense, file, register and record statements of interest, public notices of record and other documents to indicate that the use and disposition conditions set forth in this Article 6 (Title to Trust Property) no longer apply to the Trust Property so released. Notwithstanding the foregoing, nothing in this Section 6.8 (Release of Federal Interest Upon Merger Closing) shall release any claims that are expressly preserved by the terms of this Agreement or that arise after the receipt of the Parent Guarantee. ARTICLE 7 REPRESENTATIONS AND WARRANTIES The Recipient makes each of the following representations and warranties to and in favor of the Department as of (a) the Award Date; (b) each Disbursement Date; and (c) each Project Completion Date, as applicable (in all cases, both immediately before and immediately after giving effect to the Disbursements, if any, being made on such date), except as such representations and warranties are expressly made as to an earlier date, in which case such representations and warranties will be true as of such earlier date: Section 7.1.Organization. The Recipient (a) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified to do business in the State of Pennsylvania, the State of California and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (c) has all requisite power and authority to (i) own or hold under lease and operate the material Property it purports to own or hold under lease; (ii) carry on its business as now being conducted and as proposed to be conducted in respect of each Project; (iii) incur Indebtedness and create Liens on all and any of its material Properties; and (iv) execute, deliver, perform and observe the terms and conditions of each of the Financing Documents to which it is a party and the Plan of Merger. Section 7.2.Authorization; No Conflict. The Recipient has duly authorized, executed and delivered the Financing Documents to which it is a party and the Plan of Merger, and neither its execution and delivery thereof nor its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof does or will (a) contravene its Organizational Documents or any Applicable Laws in any material respects; (b) contravene or result in any breach or constitute any default under any material Governmental Judgment; (c) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its material Properties under any material agreement or instrument to which it is a party or by which it or any of its material Properties may be bound, except for any Permitted Liens and any Lien created hereby; or (d) require the consent or approval of any Person other than the Required Approvals, and any other consents or approvals that have been obtained and are in full force and effect.

21 Section 7.3.Compliance with Laws. The Recipient has conducted and is conducting its business and each Project in compliance with: (a) the CHIPS Act; (b) the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); (c) the False Claims Amendments Act of 1986 (18 U.S.C. § 287); (d) the False Statements Accountability Act of 1996 (18 U.S.C. § 1001); (e) Civil False Claims Act (31 U.S.C. §§ 3729 – 3733); (f) [reserved]; (g) all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects; (h) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (ii) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and (i) without prejudice to Section 7.2 (Authorization; No Conflict), Section 7.3 (Compliance with Laws), Section 7.8 (Intellectual Property), Section 7.16 (Environmental Laws), Section 7.17 (Federal Requirements), Section 7.18 (Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption), all other Applicable Laws and its Organizational Documents in all material respects. Section 7.4.Legality; Validity; Enforceability. Each Financing Document to which the Recipient is (or will be when executed) a party and the Plan of Merger constitutes a legal, valid and binding obligation of the Recipient, enforceable against the Recipient in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally and by general principles of equity. Section 7.5.Real Property. (a) The Recipient has a valid leasehold interest in each Project Site pursuant to the applicable Real Property Lease therefor, free and clear of any Lien of any kind, except for Permitted Liens and Liens created hereby; there are no Liens on any Project Site, other than Permitted Liens and the Federal Interest; and the Recipient enjoys peaceful and undisturbed possession of each Project Site; the Recipient has not collaterally assigned or granted any security interest in any of the Real Property Leases or any Real Property except as contemplated hereby. The Real Property constitutes all real property that is used or needed by the Recipient for the Projects.

22 (b) All easements, leasehold and other Property interests and utility and other services, means of transportation, facilities and other materials, rights, privileges or benefits that are reasonably necessary for the construction, completion, use, occupancy and operation of any Project have been obtained or are commercially available at no material cost or expense to such Project at the applicable Project Site (c) All Real Property Leases, together with the street addresses therefor and the lessor thereunder, are described on Schedule D (Project Sites). Such Real Property Leases are valid, binding and enforceable against each party thereto in accordance with their terms, and neither the Recipient nor any other party thereto is in breach or default thereunder (and there are no facts or circumstances which, with the giving of notice, passage of time, or both, could reasonably be expected to result in a breach or default thereunder by the Recipient or any other party thereto). (d) Each Project Site (including each applicable Facility thereon) is sufficient and appropriate in all material respects for the development, siting, design, engineering, construction, ownership, occupancy, operation, maintenance and use of the relevant Project as contemplated by the Financing Documents. (e) Except as shown on the applicable ALTA Survey delivered to the Department in accordance with Section 5.1.12(a) (Real Property and Land Rights), with respect to each Project Site, all of the improvements (including, without limitation, each applicable Facility) on such Project Site lie wholly within the boundaries and building restriction lines of such Project Site, and no improvements on adjoining properties encroach upon such Project Site, and no improvements (including, without limitation, each applicable Facility) on such Project Site encroach upon or violate any easements, rights of way, covenants, conditions, restrictions or other encumbrances upon such Project Site or Applicable Laws, in each case, so as to materially or adversely impair the development, construction, operation, occupancy, or use by (or for the benefit of) the Recipient of such Project Site for the applicable Project. To the Recipient’s Knowledge, there are no material or adverse matters affecting the applicable Project Site or the Recipient’s right, title or interest thereto or therein. (f) No condemnation or adverse zoning or usage change proceeding has occurred or, to Recipient's Knowledge, been threatened against any of the Real Property that could materially or adversely impair the development, construction, operation, access to or use by (or for the benefit of) the Recipient of any Project Site for any Project. (g) Notwithstanding anything set forth herein to the contrary, the representations and warranties set forth in subsections (a) through (f) above shall apply to the Project Site for the Pennsylvania Project only with respect to the time period from and after the date on which the Recipient enters into the Real Property Lease with respect to the Project Site for the Pennsylvania Project, subject to and in accordance with the terms of this Agreement. Section 7.6.Liens. The Recipient has not created, and is not under any obligation to create, and has not entered into any transaction or agreement that would result in the imposition of, any Lien upon any of the Trust Property, except for Permitted Liens and Liens created hereby. Section 7.7.Required Approvals. (a) The Permitting Plans set forth all Required Approvals.

23 (b) Each Required Approval listed on the applicable Permitting Plan that is required to be obtained as of any date on which this representation is made has been duly and validly issued, is in full force and effect and is, or, with the passage of time following the expiration of any relevant appeal period, will be, Non-Appealable, and the Recipient has no reason to believe that any such Required Approvals already obtained will be revoked. (c) The Recipient does not have any reason to believe that it, any other Recipient Party or, to the Recipient’s Knowledge, any relevant Major Project Participant will be unable to obtain the Required Approvals applicable to it in the ordinary course of business free from conditions or requirements and at such time or times as may be necessary to avoid any material delay in, or impairment to the transactions contemplated by the Financing Documents. (d) Each of the Recipient, the Recipient Parties and, to the Recipient’s Knowledge, each Major Project Participant has conducted and is conducting its business and each Project in compliance in all material respects with all Required Approvals that have been obtained by, or are otherwise applicable to, such Person. (e) The Recipient has conducted and is conducting its business and each Project in compliance with the Required Approvals. Section 7.8.Intellectual Property. (a) The Recipient exclusively owns or holds a valid and enforceable license, permit, certificate, franchise, or other authorization or right to use material Project IP and has possession of or access to all material Intellectual Property Embodiments. (b) The Recipient is not in material breach of or default under any material Project IP Agreement then in effect. To the Recipient’s Knowledge, there are no facts or circumstances that would be reasonably expected (after the giving of notice, the lapse of time, or both) to give rise to any revocation or termination of any material Project IP Agreement, or the Recipient’s rights or licenses to material Project IP thereunder. (c) To the Knowledge of Recipient, (such knowledge qualifier applying only to patents and not to other forms of Intellectual Property), (i) the ownership or licensing, as applicable, by the Recipient of material Project IP and the use thereof by the Recipient does not infringe upon, violate or misappropriate the Intellectual Property or other rights of any other Person; (ii) no actions by the Recipient or any product, process, method, substance, part or other material presently contemplated to be sold or employed by the Recipient materially infringe upon, violate or misappropriate the Intellectual Property of any other Person; and (iii) there is no pending or, to the Recipient's Knowledge, threatened Action (in writing) challenging the ownership, validity, enforceability, scope or use of, or otherwise relating to, material Project IP. (d) To the Knowledge of the Recipient, no Person has materially infringed upon or misappropriated any material Project IP. Section 7.9.Litigation. There is no pending or, to the Recipient’s Knowledge, threatened Action (in writing) that relates to: (a) the legality, validity or enforceability of any Financing Document, the Plan of Merger or any transaction contemplated thereby;

24 (b) any Project and that has, or could reasonably be expected to cause, a Material Adverse Effect; or (c) any Recipient Party and that has, or could reasonably be expected to cause, a Material Adverse Effect. Section 7.10.Labor Disputes. There are no strikes, slowdowns or work stoppages ongoing or threatened in writing by the employees of any of the Recipient or, to the Recipient’s Knowledge, any Major Project Participant that have caused or could reasonably be expected to cause a Material Adverse Effect. Section 7.11.Taxes. (a) The Recipient has filed all tax returns required by Applicable Laws to be filed by it and has paid: (i) all U.S. federal and state income Taxes that have become due pursuant to such tax returns; and (ii) all other material Taxes and assessments payable by it that have become due (other than, in each case, those Taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by the Applicable Accounting Requirements). (b) The Recipient has not been convicted of a criminal offense under the Internal Revenue Code. Section 7.12.Financial Statements. (a) Each of the Financial Statements of the Recipient delivered to the Department pursuant to Annex F (Reporting Covenants) (i) is complete and correct, has been prepared in accordance with the Applicable Accounting Requirements, and presents fairly, in all material respects, the financial condition of the Recipient as of the respective dates of the Financial Statements for the respective periods covered therein; and (ii) reflects all liabilities or obligations of the Recipient and other information of any nature whatsoever for the period to which such Financial Statements relate and that are required to be disclosed in accordance with Applicable Accounting Requirements. (b) Since the date of delivery of such Financial Statements, or the respective date of such Financial Statements, whichever is earlier, the Recipient has not incurred or assumed any liabilities or obligations that would be required to be disclosed in accordance with the Applicable Accounting Requirements, except to the extent such liabilities or obligations have been disclosed to the Department in writing. Section 7.13.Contracts; Other Transactions. (a) Except as expressly set forth on Schedule E (Affiliate Transactions) or entered into in accordance with paragraph (b) below, the Recipient is not a party to any contract or agreement with, and does not have any other loan commitment to, any Affiliate relevant to the Projects. (b) The Recipient has not (i) entered into any transaction or series of related transactions with respect to any Project with any Person (including any Affiliate) other than in the ordinary course of business and on an arm’s-length basis (other than (1) in the case of a transaction following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee) between the Recipient, on the one hand, and either the Parent or a Subsidiary of the Parent,

25 on the other hand, transactions consistent with commercially reasonable activities between parents and their subsidiaries, including integration activities or (2) transactions entered into in compliance with Section 9.1.5 (Subsidiaries; Partnerships) or Section 9.1.6 (Merger; Disposition; Sharing of Assets; Transfer)) or (ii) entered into any transaction with respect to any Project whereby the Recipient has paid or is reasonably expected to pay more than the fair market value for products of others. (c) The Recipient has no Subsidiaries and does not legally or beneficially own any Equity Interests of any other Person, in either case, that are performing Project works. Section 7.14.Construction and Tool Installation Budget; Project Schedule. (a) Each Construction and Tool Installation Budget delivered to the Department by the Recipient: (i) is complete and based on reasonable assumptions; (ii) is consistent with the provisions of the applicable Project Documents; (iii) has been prepared in good faith and with due care; and (iv) fairly represents the Recipient’s expectation as to the matters covered thereby as of any date on which this representation is made or deemed made. (b) With respect to each Project, the Construction and Tool Installation Budget represents the Recipient’s good faith estimate of Total Project Costs anticipated to be incurred to achieve the Project Completion Date for such Project by the final Milestone Completion Longstop Date set forth in Schedule B (Project Milestone Schedule). No Construction and Tool Installation Budget for any Project has been amended or changed in any material respect other than to reflect changes resulting from Approved Project Changes for the relevant Project in accordance with Section 9.1.4 (Approved Project Changes). (c) The Recipient’s good faith estimate and belief is that, for each Project, the Project Completion Date will occur no later than the applicable Completion Longstop Date for the final Disbursement Milestone for such Project. Section 7.15.Adequate Project Funding. The Recipient’s good faith estimate and belief is that, for each Project, the Total Funding Available for each Project will be sufficient to pay all remaining Project Costs for such Project and to achieve the Project Completion Date for such Project by no later than the final Milestone Completion Longstop Date set forth in the Disbursement Milestone Schedule for such Project. Section 7.16.Environmental Laws. (a) All Required Approvals that are required to be obtained for any Project as of each date on which this representation is given relating to (i) air emissions; (ii) discharges to surface water or ground water; (iii) noise emissions; (iv) the use, generation, storage, transportation or disposal of Hazardous Substances; or (v) otherwise required under applicable Environmental Law have been obtained.

26 (b) The Recipient has not received, and is not aware of, any facts or circumstances that could reasonably be expected to result in, any complaint, order, directive, claim, citation or notice arising under Environmental Law by any Governmental Authority that is, or could reasonably be expected to become, material. (c) To the Recipient’s Knowledge, there is not, and has not been, any condition, circumstance, action, activity or event with respect to any Project, the Recipient, or any Project Site that could reasonably form the basis of any material violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect. The Recipient is in compliance with all applicable Environmental Law in all material respects. (d) None of the Recipient, any Recipient Party nor, to the Recipient’s Knowledge, any other Person, has used, generated, manufactured, produced, stored, or Released, on, under or about any Facility or transported thereto or therefrom, any Hazardous Substances in a manner that could reasonably be expected to: (i) form the basis of a material Environmental Claim; (ii) cause any Project to be subject to any material restrictions arising under any Environmental Law; (iii) have a Material Adverse Effect; or (iv) result in violation of Environmental Law. Section 7.17.Federal Requirements. (a) Davis-Bacon Act Requirements. Each representation and warranty set forth in Section 4 (Representations and Warranties) of Annex E (Davis-Bacon Act Requirements) is true and correct. (b) Guardrail Provisions. (i) Each Recipient Party is in compliance with all applicable Guardrail Provisions. (ii) Each of the lists of existing facilities and ongoing Joint Research and Technology Licensing, each as attached as Appendix 1 to the Guardrail Provisions, is true and correct, and such appendices memorialize all information required to be set forth herein pursuant to Section 1 (Prohibition on Certain Expansion Transactions) and Section 2 (Prohibition On Certain Joint Research Or Technology Licensing) of the Guardrail Provisions. (iii) Each Person that as of the date hereof is a member of the Recipient’s “affiliated group,” as such term is defined under 26 U.S.C. § 1504(a), without regard to 26 U.S.C. § 1504(b)(3), directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Recipient as of the date hereof is set forth in Part 4 (Members of the Affiliated Group) of Appendix 1 of the Guardrail Provisions. (iv) Each Related Entity as of the date hereof is set forth in Part 5 (Related Entities Subject to Section 3 of Annex C (Guardrail Provisions)) of Appendix 1 of the Guardrail Provisions. (v) Each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions, is in full force and effect and no violation thereof has occurred.

27 (c) Inverted Corporation Requirement. The Recipient represents that it is not a foreign incorporated entity which is treated as an inverted domestic corporation under Section 835(b) of the Homeland Security Act of 2002 (6 U.S.C. § 395(b)) or a Subsidiary of such an entity. Section 7.18.Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti- Corruption; Anti-Money Laundering Laws. (a) The Recipient is not a Foreign Entity of Concern. (b) No Recipient Party nor any of their respective members, directors, or officers is a Prohibited Person, and to the Recipient’s Knowledge, none of the employees, agents or representatives of any Recipient Party acting in such capacities is a Prohibited Person. (c) To the Recipient’s Knowledge, no event has occurred, and no condition exists, that is reasonably likely to result in any Recipient Party becoming a Prohibited Person. (d) There are no Actions pending or, to the Recipient’s Knowledge, threatened, against or affecting any Recipient Party or their respective members, directors, officers, employees, agents or representatives acting in such capacities regarding any actual or alleged non- compliance with any Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws. (e) The Recipient has adopted and implemented and maintains policies and procedures designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. (f) Each Recipient Party and the respective members, directors, officers, and, to the Recipient’s Knowledge, employees, agents and representatives thereof acting in such capacities, are, and for the last five (5) years have been, in compliance with (i) all applicable Sanctions and Anti-Money Laundering Laws; and (ii) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority. (g) Until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), none of the Trust Property is owned, traded or used, directly or, to the Recipient’s Knowledge, indirectly by a Prohibited Person. (h) Each Recipient Party and each of their respective Principal Persons, and, to the Recipient’s Knowledge, their employees, agents, and representatives acting in such capacities have complied with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti- Corruption Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to any Project and, otherwise, have conducted each Project in compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. (i) None of the Recipient, nor its members, directors, officers, nor, to the Recipient’s Knowledge, employees, agents or representatives acting in such capacities, has made, offered or promised to make, provided or paid any contributions, entertainment or anything of value that is

28 unlawful under Applicable Law to any local or foreign official (including employees of state-owned or controlled entities), foreign political party or party official or any candidate for foreign political office: (i) in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions; (ii) to secure an advantage; or (iii) with the intent to induce the Recipient to misuse his or her official position to direct business to the Recipient or any of its Affiliates or to any other Person, in each case, in violation of any applicable Anti-Corruption Laws or any other Applicable Law. Section 7.19.Insolvency Proceedings. (a) Neither the Recipient nor any Recipient Party is the subject of any pending, or to the Recipient’s Knowledge, threatened, Insolvency Proceedings. (b) The Recipient is and, after giving effect to any requested Disbursement, will be solvent. For purposes of the preceding sentence, “solvent” means (i) the fair saleable value (on a going concern basis) of the Recipient’s assets exceed its liabilities, contingent or otherwise, fairly valued; (ii) the Recipient will be able to pay its debts as they become due; and (iii) upon paying its debts as they become due, the Recipient will not be left with unreasonably small capital as is necessary to satisfy all of its current and reasonably anticipated obligations. Section 7.20.No Defaults. No Event of Default or Potential Event of Default has occurred and is continuing. Section 7.21.Material Adverse Effect. No event or circumstance (including any legal, arbitral or other dispute review proceeding or any change in law) has occurred and is continuing since October 7, 2024, that has or could reasonably be expected to have or result in a Material Adverse Effect. Section 7.22.Full Disclosure. The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to any Project that have been furnished by or on behalf of the Recipient or any other Recipient Party to the Department or any Consultant from time to time, are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such information is stated or certified at the time they were made; provided that with respect to any projections or other forward-looking statements included in such information, the Recipient represents only that such information was prepared in good faith based upon reasonable assumptions at the time such information was provided to the Department (it being understood that any such projections and forward-looking statements are subject to significant uncertainties and contingencies, that no assurances can be given that any such projections or forecasts will be realized and that actual results during the period or periods covered by any such projections or forward-looking statements may differ materially from the projected results).

29 Section 7.23.No Immunity. No Recipient Party nor any of its assets is entitled to immunity in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document. Section 7.24.No Federal Debt Delinquency. No Recipient Party has (a) any judgment Lien against any of its Property for a debt owed to the United States; or (b) any Indebtedness owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities (other than those Taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by the Applicable Accounting Requirements except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law. Section 7.25.No Debarment. (a) To the Recipient’s Knowledge, no event has occurred and no condition exists that is likely to result in the debarment or suspension of any Recipient Party or their respective members, directors or officers from contracting with the U.S. government or any agency or instrumentality thereof. (b) No Recipient Party nor any of their respective members, directors or officers is or has been subject to any debarment or suspension. Section 7.26.Information Technology; Cyber Security. (a) The information technology (including data communications systems, equipment and devices) used in the business of the Recipient (collectively, the “IT Systems”) operates and performs in all material respects as necessary: (i) for the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation or maintenance of the Projects; (ii) to complete the activities designated to achieve, for each Project, the Project Completion Date; and (iii) to exercise the Recipient’s rights and perform its obligations under the Financing Documents in a timely manner. (b) The Recipient and each Recipient Party has implemented and maintains, and has caused, or no later than the first Disbursement Date for the relevant Project, will have caused, each Major Project Participant to implement and maintain in connection with each Project, commercially reasonable privacy, information security, cyber security, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with Prudent Industry Practice (including administrative, technical and physical safeguards) designed to protect: (i) Sensitive Information from any unauthorized, accidental, or unlawful Processing or loss; (ii) each applicable IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and (iii) the integrity, security and availability of the Sensitive Information and IT Systems. Section 7.27.No Conflict with Plan of Merger. The execution and delivery by the Recipient of and performance under the Financing Documents and the Major Project Documents to which it is or will become a party, and its consummation of the transactions contemplated hereby or thereby and its compliance with the terms hereof or thereof, does not or will not contravene or result in any breach or constitute any default under the Plan of Merger.

30 Section 7.28.Acknowledgement Regarding Use of Data. The Recipient has taken reasonable measures to safeguard protected personally identifiable information and other confidential or sensitive personal or business information created or obtained in connection with the Award. ARTICLE 8 AFFIRMATIVE COVENANTS Section 8.1.Reporting Covenants. The Recipient covenants and agrees that, unless the Department waives compliance in writing the Recipient shall, at its own expense, furnish, or cause to be furnished, to the Department, all information as and when required in accordance with Annex F (Reporting Covenants). Section 8.2.Affirmative Covenants during the Period of Performance. The Recipient covenants and agrees that during the Period of Performance, unless the Department waives compliance in writing: 8.2.1 Internal Controls; Monitoring and Reporting. (a) The Recipient acknowledges and understands that the Department is responsible for protecting taxpayer resources, including by ensuring strong compliance and accountability measures for the Recipient with respect to any Disbursements. (b) The Recipient shall establish and maintain effective internal control over the proceeds of any Disbursements to provide reasonable assurance that any costs of the Recipient or any Person paid or reimbursed with such Disbursement constitute Eligible Uses of Funds. (c) The Recipient shall monitor activities funded by any Disbursement to provide reasonable assurance that the proceeds of such Disbursement are used or have been applied in compliance with the terms of this Agreement and performance expectations with respect to the Project. Upon request by the Department, the Recipient shall provide any invoices, other financial records, and performance reporting information provided by any third party that has received proceeds of or the payment of whose expenses, fees, or similar have been reimbursed by the proceeds of any Disbursement from the Recipient for the purpose of demonstrating performance in alignment with this Agreement. 8.2.2 Operations. The Recipient shall own (or lease, as applicable), operate and maintain (or cause to be owned (or leased, as applicable), operated and maintained) each Project in accordance with Prudent Industry Practice and in compliance with each Real Property Lease. 8.2.3 Compliance with Applicable Law. The Recipient shall comply with and conduct its business, operations, assets, equipment, property, leaseholds, each Project, each Project Site and each Facility in compliance with: (a) the CHIPS Act; (b) the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); (c) the False Claims Amendments Act of 1986 (18 U.S.C. § 287); (d) the False Statements Accountability Act of 1996 (18 U.S.C. § 1001);

31 (e) the Civil False Claims Act (31 U.S.C. §§ 3729 - 3733); (f) any mitigation measures and best management practices set forth in any NEPA decision document of the Department relating to the Projects (if applicable); (g) [reserved]; (h) all applicable federal labor and employment laws, including Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), the Fair Labor Standards Act (29 U.S.C. § 203), the Occupational Safety and Health Act (29 U.S.C. § 653) and the National Labor Relations Act (29 U.S.C. § 151 et seq.) in all material respects; (i) all applicable Export Control Laws in all respects, except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; and (j) without prejudice to Section 8.2.3 (Compliance with Applicable Law), Section 8.2.9 (Intellectual Property), Section 8.2.10 (Required Approvals), Section 8.2.14 (Federal Requirements), all other Applicable Law in all material respects. 8.2.4 Insurance. The Recipient shall maintain, or cause to be maintained, in effect at all times insurance with reputable insurance companies, with respect to its present and future Properties (including liability and business interruption coverage), against such risks and hazards, in such amounts, and in such form, as is usually carried by companies of a similar size that are engaged in the same or a similar business and that own similar properties in the same or similar geographic area and are acting in accordance with Prudent Industry Practice (it being understood that the foregoing shall not be construed to prohibit the Recipient from self-insuring when and to the extent that doing so is in accordance with Prudent Industry Practice). 8.2.5 Taxes. (a) The Recipient shall pay or cause to be paid on or before the date payment is due: (i) all U.S. federal and state Taxes (including stamp taxes), duties, fees, Periodic Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of the Financing Documents (other than those Taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by the Applicable Accounting Requirements); provided that, the Recipient shall promptly pay any valid, final judgment rendered upon the conclusion of any relevant Action enforcing any Tax and cause it to be satisfied of record; and (ii) all claims, levies, or liabilities (including claims for labor, services, materials and supplies) (other than those claims, levies or liabilities that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by the Applicable Accounting Requirements), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of the Recipient (or any part thereof).

32 (b) The Recipient shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due (i) all U.S. and state income Taxes required to be paid by it; and (ii) all other material U.S. and state Taxes and assessments required to be paid by it (other than those Taxes that it contests in good faith and by appropriate proceedings, for which reserves are established to the extent required by the Applicable Accounting Requirements). 8.2.6 Eligible Uses of Funds. The Recipient shall ensure that any Project Costs for which it seeks reimbursement pursuant to a Disbursement (a) qualify as Eligible Uses of Funds, (b) were incurred in connection with the relevant Disbursement Milestone for which the Disbursement was made and (c) have not been paid with the proceeds of (i) any federal grants, assistance or loans; (ii) other funds guaranteed by the federal government; or (iii) tax credits. 8.2.7 Diligent Execution of Project. (a) The Recipient shall use commercially reasonable efforts to achieve each Disbursement Milestone for each Project by the relevant Anticipated Completion Date. (b) The Recipient shall construct and complete, or cause to be constructed and completed, each Project diligently in accordance with the applicable Construction Contracts and the other applicable Project Documents, as each is permitted to be amended, supplemented or otherwise modified under this Agreement, and Prudent Industry Practice. 8.2.8 Equipment. The Recipient shall own, lease, maintain, repair and replace (or cause to be owned, leased, maintained, repaired and replaced) all material Properties (other than, until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), the Trust Property which shall be maintained pursuant to Article 6 (Title to Trust Property)) and equipment, spare parts, and inventory necessary for the operation and maintenance of any Project in accordance with the Financing Documents and Prudent Industry Practice. 8.2.9 Intellectual Property. The Recipient shall at all times: (a) acquire and maintain ownership of all material Project IP generated by or for the Recipient for the purposes of any Project or use of any Facility (to the extent improved by the Award) that to the Knowledge of the Recipient is necessary for any Project or use of the Facility (to the extent improved by the Award); or (b) obtain and maintain licenses or rights to use (i) all other material Project IP (other than Patents) owned by any other Person and (ii) to the Knowledge of the Recipient, all Patents constituting material Project IP owned by any other Person that are necessary, in each case, as applicable at the relevant time. 8.2.10 Required Approvals. The Recipient shall procure each Required Approval at or prior to such time as such Required Approval is required or necessary and in any event in accordance with any applicable deadline set forth in the relevant Permitting Plan and maintain each such Required Approval in full force and effect and comply with the terms thereof in all material respects. 8.2.11 ASAP Account. The Recipient shall maintain an account in ASAP at all times. 8.2.12 Corporate Separateness. The Recipient shall preserve and maintain its corporate existence under and in accordance with Applicable Law.

33 8.2.13 Public Announcements. The Recipient shall, prior to the making thereof, coordinate with the Department with respect to any public announcement made by the Recipient or, to the Recipient’s Knowledge, any other Recipient Party: (a) in connection with material developments in respect of any Project (including, inter alia, any Project’s ground-breaking ceremony or going into operation) or satisfaction of any Disbursement Milestone; and (b) that directly refers to the Award or any Award Document (including by submitting the full text of any proposed public statement to the Department for review and refraining from making any such public statement without the Department’s prior written approval), other than any such statements that are, as may be determined by any Recipient Party or any Affiliate thereof: (i) required by or to comply with Applicable Law or stock exchange rules or regulations applicable to such Person; or (ii) made in connection with any Action brought by or against any Recipient Party or an Affiliate thereof. 8.2.14 Federal Requirements. (a) Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. The Recipient shall: (i) comply with all Sanctions, Anti-Money Laundering Laws, and Anti-Corruption Laws; (ii) comply with all applicable Export Control Laws in all respects. except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (A) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS; or (B) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority; (iii) maintain in effect policies and procedures designed to promote and achieve compliance with all applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws; (iv) maintain in effect disclosure controls and procedures to provide reasonable assurance that material information regarding the Recipient’s compliance with Applicable Laws (including Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws) is made known to Principal Persons of the Recipient; and (v) take all responsible and prudent steps to ensure that each of its directors, officers, employees, agents, and representatives comply with applicable Sanctions, Export Control Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. (b) Prohibited Persons; Foreign Entities of Concern. The Recipient shall provide written notice to the Department as soon as practicable from the date that the Recipient knew or should have known that any Principal Person of the Recipient has become a Prohibited Person or the Recipient has become a Foreign Entity of Concern. For the purposes of this paragraph (b), (i) the date that the Recipient “should have known” such Principal Person became a Prohibited Person shall include, if applicable, (A) the date on which such Principal Person was identified on any Sanctions List; and (B) the

34 date on which such Principal Person became domiciled in a Sanctioned Country; and (ii) the date that the Recipient “should have known” that the Recipient became a Foreign Entity of Concern shall include, if applicable, the date on which the change in ownership or management that made the Recipient a Foreign Entity of Concern occurred. (c) Lobbying Restriction. The Recipient shall: (i) comply with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of any Disbursement be expended by the Recipient or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Awards or any other action described in 31 U.S.C. § 1352(a)(2) and with the implementing regulations at 15 C.F.R. Part 28; and (ii) disclose to the Department any registrations under the Lobbying Disclosure Act (2 U.S.C. § 1601 et seq.) or the Foreign Agents Registration Act (22 U.S.C. § 611 et seq.) related to the Projects. (d) Program Requirements. The Recipient shall comply with all applicable covenants set forth in Annex D (Program Requirements). (e) Davis-Bacon Act. The Recipient shall comply with the affirmative covenants set forth in Section 5 (Affirmative Covenants)of Annex E (Davis-Bacon Act Requirements). (f) Guardrail Provisions. (i) The Recipient shall, and shall cause each other Recipient Party to, comply with the Guardrail Provisions. (ii) The Recipient shall, and shall cause each other relevant Recipient Party to, comply with each Mitigation Agreement, if any, required pursuant to the Guardrail Provisions. (g) Compliance with Non-Discrimination Laws. The Recipient shall comply in all material respects with the following non-discrimination statutes and authorities: (i) Title VI of the Civil Rights Act of 1964 (42 U.S.C. § 2000d et seq.) and the Department’s implementing regulations (15 C.F.R. Part 8); (ii) Title IX of the Education Amendments of 1972 (20 U.S.C. § 1681 et seq.), and the Department’s implementing regulations (15 C.F.R. Part 8a) prohibiting discrimination on the basis of sex; (iii) Sections 503 and 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. §§ 793, 794), and the implementing regulations (15 C.F.R. Part 8b, 41 C.F.R. § 60-741) prohibiting discrimination on the basis of handicap; (iv) the Age Discrimination Act of 1975, as amended (42 U.S.C. § 6101 et seq.), and the Department’s implementing regulations (15 C.F.R. Part 20); (v) Sections 202(1)-(3) of Executive Order 11246;

35 (vi) the implementing regulations of the Vietnam Era Veterans’ Readjustment Assistance Act (41 C.F.R. §§ 60-300.20-21); and (vii) any other applicable non-discrimination laws. (h) Compliance with Whistleblower Protections. The Recipient shall: (i) promptly disclose in writing, (A) to each of the Director of the CHIPS Program Office, the Department’s Chief Counsel for Semiconductor Incentives and the OIG, whenever, in connection with this Agreement or a Project, the Recipient has credible evidence that a principal, officer, director, employee, agent, or entity has committed a violation of (1) federal criminal law involving fraud, conflict of interest, bribery, or gratuity violations (see Title 18 of the United States Code); or (2) the Civil False Claims Act (see 31 U.S.C. §§ 3729-3733); and (B) to the OIG (through https://www.oig.doc.gov/Pages/Hotline.aspx), whenever, in connection with this Agreement or a Project, the Recipient has credible evidence of fraud, waste, and abuse; (ii) comply with 41 U.S.C. § 4712 and the whistleblower protections afforded to employees thereby to not discharge, demote, or otherwise discriminate against an employee as a reprisal for disclosing to a Body of Information that the employee reasonably believes is evidence of gross mismanagement of the applicable Award, a gross waste of the applicable Award, an abuse of authority relating to the applicable Award, a substantial and specific danger to public health or safety, or a violation of law, rule, or regulation related to a Federal award, subaward, or contract under a Federal award or subaward; and (iii) inform the Recipient’s employees and contractors in writing, in the predominant native language of the workforce, of the rights under this paragraph (h). (i) Compliance with Trafficking in Persons Laws. The Recipient shall not and shall require that its employees shall not (i) engage in severe forms of trafficking in persons (as defined in the TVPA at 22 U.S.C. § 7102); (ii) procure a commercial sex act (as defined in the TVPA at 22 U.S.C. § 7102); or (c) use forced labor in the performance of the Awards. (j) Compliance with Fly America Act. If the Recipient requests a Disbursement to pay expenses for air travel in connection with the Projects, such air travel shall be on a U.S. flag certified air carrier in compliance with the Fly America Act (49 U.S.C. § 40118), unless (i) a bilateral or multilateral agreement with the United States provides otherwise; (ii) air travel on a U.S. flag certified air carrier between locations outside of the United States is not reasonably available; or (iii) air travel on a U.S. flag certified air carrier between the United States and a location outside of the United States is not available. (k) Compliance with National Historic Preservation Act. The Recipient shall comply with and conduct (and shall cause each other Recipient Party to comply with and conduct) its business, the Pennsylvania Project and each Facility related to the Pennsylvania Project in compliance with (i) NHPA; (ii) Archeological and Historic Preservation Act of 1974 (54 U.S.C. § 312502 et seq.); (iii) Executive Order 11593; (iv) Executive Order 13006; and (v) Executive Order 13007. 8.2.15 Code of Conduct; Conflict of Interest. (a) The Recipient shall establish and maintain written standards of conduct that include (i) safeguards to prohibit any Principal Persons and the Recipient’s employees from using

36 their positions for a purpose that constitutes or presents the appearance of personal or organizational Conflict of Interest, or personal gain in the administration of the applicable Award; and (ii) the performance of the Recipient’s employees engaged in the selection, award and administration of contracts. (b) The Recipient shall only provide any in-kind goods or services for the purposes of transportation, travel, or any other expenses for any federal government employee to the extent it falls within a permissible exception or de minimis threshold in accordance with Applicable Law. 8.2.16 Authorized Purpose of the Project. The Recipient shall use, construct and operate each Project in accordance with its Authorized Purpose. 8.2.17 Parent Letter of Support; Alternative Financing Plan. (a) Upon the occurrence of the Merger Closing, the Recipient shall deliver the Parent Letter of Support to the Department by the earlier of (i) the date that is [***] after the Merger Closing and (ii) the Merger Longstop Date. (b) If the Merger Closing does not occur by the Merger Longstop Date or the Plan of Merger terminates in accordance with Section 8.1 (Termination) of the Plan of Merger, then upon the earlier of (i) the date that is ninety (90) days after termination of the Plan of Merger and (ii) the Merger Longstop Date, the Recipient shall deliver to the Department an Alternative Financing Plan. (c) If the Recipient does not deliver either the Parent Letter of Support in accordance with Section 8.2.17(a) (Parent Letter of Support; Alternative Financing Plan) or the Alternative Financing Plan in accordance with Section 8.2.17(b) (Parent Letter of Support; Alternative Financing Plan), then the Department shall terminate the Pennsylvania Project Award with immediate effect. 8.2.18 Parent Guarantee. (a) Within [***] of the occurrence of the Merger Closing, the Recipient shall deliver to the Department a guarantee from the Parent in favor of the Department of the Recipient’s payment obligations under the Award Documents with respect to the Awards (the “Parent Guarantee”), in form and substance satisfactory to the Department. (b) If the Recipient does not deliver the Parent Guarantee in accordance with Section 8.2.18(a) (Parent Guarantee) with respect to the Pennsylvania Project Award, then the Department shall terminate the Pennsylvania Project Award with immediate effect. For the sake of clarity, if the Recipient does not deliver the Parent Guarantee in accordance with Section 8.2.18(a) (Parent Guarantee) with respect to the California Project Award, then such failure shall constitute a breach of this Agreement in accordance with Section 10.1.3(c) (Other Breaches Under Financing Documents). 8.2.19 Update to Guardrail Provisions. Within [***] of the occurrence of the Merger Closing, the Recipient shall deliver to the Department all additional information as the Department may request in its reasonable discretion to supplement and/or revise Appendix 1 of the Guardrail Provisions to reflect any changes that the Department deems necessary to be made thereto as a result of the Merger Closing, and such supplemented and/or revised Appendix 1 of the Guardrail Provisions shall be deemed to automatically replace the Appendix 1 of the Guardrail Provisions included hereto without any further action by the Parties.

37 8.2.20 Books, Records and Inspections; Accounting and Auditing Matters. (a) The Recipient shall: (i) keep proper records and books of account in which full, true and correct entries in accordance with the Applicable Accounting Requirements and all Applicable Laws are made in respect of all dealing and transactions relating to the Project-related business and activities of the Recipient; and (ii) maintain adequate internal controls, reporting systems and cost control systems that are sufficient to satisfy its obligations under the Financing Documents: (A) for overseeing the financial operations of the Recipient, including its cash management, accounting and financial reporting; (B) for supporting the Recipient’s relationship with the Department and the Recipient’s Accountant; (C) for facilitating the effective and accurate audit and performance evaluation of the Projects; and (D) for maintaining such records as are necessary to facilitate an effective and accurate audit and performance evaluation of the Projects as required by the CHIPS Act and the Guardrail Provisions. (b) The Recipient shall: (i) reasonably cooperate with the Department, OIG and the Consultants regarding any Project upon the Department’s request in connection with monitoring the construction, operation and performance of such Project and the compliance by the Recipient Parties with the Financing Documents; (ii) upon reasonable notice and at reasonable times during normal business hours, and subject to reasonable access restrictions and security controls, permit officers and designated representatives of the Department, its employees, its agents, OIG, the Comptroller General and the Consultants to visit, audit and inspect each Project and any other facilities and Properties of the Recipient, in connection with (A) determining whether Disbursement Milestones have been achieved or the calculation of the True-Up Amount; (B) monitoring the Recipient’s progress on any Disbursement Milestone or the calculation of the True-Up Amount; or (C) performing any audit or investigation of a Project or the Recipient in relation to any Project or any of the matters contemplated by the Financing Documents; (iii) perform an audit of each Project in accordance with generally accepted government auditing standards, if so requested by the Department, its employees, its agents, OIG, the Comptroller General or their authorized representatives, provided that, in no event will the Recipient be required to adopt in its financial statements any standard other than the Applicable Accounting Requirements; (iv) cooperate with any reasonable request of the Department, its employees, its agents, OIG, the Comptroller General or their authorized representatives for information

38 or documentation deemed necessary by such party to respond to any audit, evaluation, compliance review, or congressional inquiry, including, but not limited to, the biannual GAO audit requirement described in 15 U.S.C. § 4652(c) of the CHIPS Act and the compliance review authorized by 15 U.S.C. § 4652(a)(6)(C) of the CHIPS Act with respect to an Event of Default under Section 10.1.1(c) (Expansion Clawback); and (v) provide to officers and designated representatives of the Department, its employees, its agents, OIG, the Comptroller General and the Consultants access to any pertinent books, documents, papers and records of the Recipient related to any Project for the purpose of audit, examination, inspection and monitoring as may be reasonably requested by the Department in connection with the Financing Documents. (c) The Recipient shall retain all records relating to Eligible Uses of Funds with respect to which Disbursements were made for three (3) years after the Period of Performance. 8.2.21 Maintenance of Existence, Property. (a) The Recipient shall preserve and maintain (i) its legal existence and corporate status; and (ii) all of its licenses, rights, privileges and franchises material to any Project. (b) The Recipient shall keep (or cause to be kept) all its material Properties and IT Systems in good working order and condition to the extent necessary to ensure that each Project can be conducted properly and in compliance with the CHIPS Act and all other Applicable Laws, the Required Approvals and its Organizational Documents at all times. (c) Except as otherwise permitted hereunder, the Recipient shall preserve and maintain good and marketable title to or leasehold interest in or rights to the material Property and such rights to use each Project Site as are necessary to construct, operate and maintain the Projects in accordance with the requirements of the Financing Documents and shall, at its own expense, take all actions to ensure that it has sufficient rights to the Project Sites as is necessary for the development, construction and operation of the Projects as contemplated by the Financing Documents. 8.2.22 SAM Registration. The Recipient shall maintain its SAM database registration at all times. 8.2.23 Recipient’s Accountant. The Recipient shall: (a) maintain engagement of the Recipient’s Accountant at all times; and (b) promptly provide notice to the Department of any change of the Recipient’s Accountant. 8.2.24 Close Out Procedure. The Recipient shall cooperate with the Department to complete the Recipient’s final reports, reconcile all accounting matters, enable the Department to complete its final reports and otherwise perform reasonable tasks as requested by the Department to close out the Awards at the expiration of the applicable Period of Performance.

39 ARTICLE 9 NEGATIVE COVENANTS Section 9.1.Negative Covenants during the Period of Performance. The Recipient covenants and agrees that during the Period of Performance, unless the Department waives compliance in writing: 9.1.1 Prohibited Persons; Foreign Entities of Concern. (a) Each Recipient Party shall not become (whether through a transfer or otherwise) a Prohibited Person or a Foreign Entity of Concern. (b) The Recipient shall not use any proceeds of any Disbursement, or lend, contribute, or otherwise make available such funds to any Person: (i) to fund any activities or business of or with any Prohibited Person, or in or with any Sanctioned Country; or (ii) in any other manner that would result in a violation of Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws by any Person. 9.1.2 Debarment Regulations. (a) Unless authorized by the Department in writing, the Recipient shall not enter into any transactions in connection with the construction, operation or maintenance of any Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. (b) The Recipient shall not fail to comply with any or all Debarment Regulations in a manner which results in the Recipient being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any Debarment Regulations. 9.1.3 No Affiliate Transactions. The Recipient shall not, directly or indirectly: (a) enter into any transaction or series of related transactions that relate exclusively to any Project with any Person (including any Affiliate) other than (i) in the ordinary course of business and on an arm’s-length basis (or, in the case of a transaction between the Recipient, on the one hand, and either the Parent or a Subsidiary of the Parent, on the other hand, following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), consistent with commercially reasonable activities between parents and their subsidiaries, including integration activities) or (ii) any transaction contemplated in a contract or agreement set forth on Schedule E (Affiliate Transactions) or entered into in compliance with Section 9.1.5 (Subsidiaries; Partnerships) or Section 9.1.6 (Merger; Disposition; Sharing of Assets; Transfer); or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction, whereby the Recipient has paid or is reasonably expected to pay more than the fair market value for products or services of others with respect to the Projects. 9.1.4 Approved Project Changes.

40 (a) The Recipient shall not (other than to correct minor or technical errors) change, reallocate, amend, modify, or supplement or permit or consent, directly or indirectly, to any changes, reallocations, amendments, modifications, or supplements (each a “Project Change”) of any Construction and Tool Installation Budget or the Sources and Uses Plan, except for the following Project Changes (with respect to any Project, an “Approved Project Change”): (i) any Project Change that (A) has been submitted in writing by the Recipient to the Department (including an explanation in reasonable detail of the reasons for such Project Change); and (B) has received a written approval from the Department; (ii) with respect to any Construction and Tool Installation Budget, any Project Change that is in the ordinary course of business and does not exceed, individually or in the aggregate with any other Project Change, ten percent (10%) of Total Project Costs as set forth in the Base Case Financial Model; or (iii) any Project Change that (A) individually or in the aggregate with any other Project Changes, exceeds ten percent (10%) of the Total Project Costs set forth in the Base Case Financial Model; and (B) results in Total Project Costs that are equal to or less than the Total Funding Available for such Project. (b) The Recipient shall cause all Approved Project Changes to be reflected in a revised Construction and Tool Installation Budget, as applicable, and promptly deliver such revisions to the Department. 9.1.5 Subsidiaries; Partnerships. The Recipient shall not: (a) form or have any Subsidiaries that are performing or expected to perform Project works or are otherwise involved in or expected to be involved in any Project; provided, however, that upon written request by the Recipient to the Department to transfer the ownership, operation, and maintenance of the Pennsylvania Project to a new wholly-owned Subsidiary of the Recipient, the Recipient Parties and the Department will negotiate in good faith to amend this Agreement (in accordance with Section 11.5 (Waiver and Amendment)) and any other Financing Documents to which the Department is a party to accommodate such transfer; (b) enter into any partnership or a joint venture in relation to any Project, other than, following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), the Parent or other entities Controlled by the Parent; (c) acquire any Equity Interests in or make any capital contribution to any other Person that is performing or expected to perform Project works other than, following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), in or to any Person which (i) is Controlled by the Parent, and (ii) has entered into agreements in form and substance satisfactory to the Department under which such Person has agreed to the undertakings contained in this Agreement that relate to the execution of Project works; (d) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Recipient’s income or profits are, or might be, shared with any other Person in relation to any Project, other than, following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee) and subject to Section 2.3.1 (Stock Buybacks and

41 Dividends) of Annex D (Program Requirements), the Parent or other entities Controlled by the Parent; or (e) enter into any management contract or similar arrangement whereby the business or operations of any Project are managed by any other Person, other than, following the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), the Parent or other entities Controlled by the Parent. 9.1.6 Merger; Disposition; Sharing of Assets; Transfer. The Recipient shall not, and shall not agree to: (a) enter into any transaction of merger or consolidation other than the Plan of Merger unless the Recipient is the surviving entity of such merger or consolidation, such merger or consolidation is within the Recipient’s ordinary course of business consistent with past practice, and the consideration provided on behalf of the Recipient in connection with such merger or consolidation will be provided by the Parent; (b) carry out a Disposition of all or any part of its equity ownership interests in any Project; (c) carry out a Disposition of Property acquired or improved with the Awards (other than, until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), the Trust Property, which shall be governed by Article 6 (Title to Trust Property)) unless the proceeds of such Disposition are (i) applied by the Recipient to the acquisition of replacement assets for use in connection with the relevant Project within one hundred eighty (180) days of such Disposition; or (ii) paid to the Department within one hundred eighty (180) days of such Disposition in an amount equal to the product of (A) the net proceeds from the Disposition of the relevant Disposed property and (B) the percentage of the Department’s participation in the original cost of acquiring or improving such property for the relevant Project; provided that this Section 9.1.6(c) shall not apply to Dispositions of Property that have been fully depreciated in accordance with Prudent Industry Practice; or (d) enter into any shared facilities agreement or other similar arrangement whereby any Project or any Project Site are, or might be, shared with any other Person outside of its ordinary course of business or with any Person who is a Prohibited Person or a Foreign Entity of Concern. 9.1.7 Environmental Laws. The Recipient shall not undertake any action or Release any Hazardous Substances in violation of any Environmental Law or construct, operate or otherwise carry out any Project in any manner that would violate any Environmental Law in any material respect. 9.1.8 Telecommunication and Video Surveillance. The Recipient shall not, and shall require any contractors or subrecipients of proceeds of the Awards not to, obligate or expend any proceeds of the Awards to procure or obtain, or extend or renew a contract to procure or obtain, covered telecommunication and video surveillance services or equipment as described in Section 889 of the National Defense Authorization Act of 2019 (Pub. L. No. 115- 232). 9.1.9 No Subawards. The Recipient shall not enter into any construction Subawards for any part of the Awards to any agency or employee of the Department or to any other federal employee, department, agency, or instrumentality, without the Department’s prior written consent.

42 9.1.10 Treatment of Plan of Merger. Without the Department’s prior written consent, the Recipient shall not amend, modify, grant any waiver of, or assign any of its rights or obligations under the Plan of Merger that would (i) affect Recipient’s ability to continue to provide the representation and warranty in Section 7.27 (No Conflict with Plan of Merger) (ii) prior to the Department’s receipt of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), cause or reasonably be expected to cause, a Material Adverse Effect, or (iii) increase the Company Termination Fee that Recipient could pay in case of a termination of the Plan of Merger; provided that a termination of the Plan of Merger in accordance with the terms thereof shall not be restricted under this Section 9.1.10 (Treatment of Plan of Merger). Section 9.2.Negative Covenants Prior to the Parent Guarantee. The Recipient covenants and agrees that until the earlier to occur of (a) the expiration of the Period of Performance and (b) the Department’s receipt of the Parent Guarantee pursuant to 8.2.18(a) (Parent Guarantee), unless the Department waives compliance in writing: 9.2.1 Investments. The Recipient shall not make any Investments except for Permitted Investments. 9.2.2 Indebtedness. The Recipient shall not, and shall not agree to, incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness except for Permitted Indebtedness. 9.2.3 Liens. The Recipient shall not, and shall not agree to, create, assume or otherwise permit to exist any Lien upon any of its Properties used by the Recipient in connection with or otherwise relevant to any Project (other than, until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), the Trust Property, which shall be governed by Article 6 (Title to Trust Property)), whether now owned or hereafter acquired, or in any proceeds or income therefrom, except for Permitted Liens. 9.2.4 Leases. The Recipient shall not enter into any Lease of any of its Properties or equipment of any kind used by the Recipient in connection with or otherwise relevant to any Project (other than, until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), the Trust Property, which shall be governed by Article 6 (Title to Trust Property)), except for Permitted Leases. ARTICLE 10 EVENTS OF DEFAULT; REMEDIES Section 10.1.Events of Default. The occurrence of any of the following events described in this Section 10.1 (Events of Default) shall constitute an Event of Default. For the avoidance of doubt, each clause of this Section 10.1 (Events of Default) shall operate independently, and the occurrence of any such event shall constitute an Event of Default. 10.1.1 Clawback Events. (a) Project Completion Clawback Event. The Project Completion Date for any Project shall not have occurred by the applicable Project Completion Clawback Date.

43 (b) Technology Clawback Event. During the Technology Clawback Term for any Project, the Recipient or any Related Entity engages in any Joint Research or Technology Licensing activity with any Foreign Entity of Concern in violation of the Guardrail Provisions. (c) Expansion Clawback Event. During the Expansion Clawback Term, the Recipient or any Member of its Affiliated Group engages in any Significant Transaction involving the Material Expansion of Semiconductor Manufacturing Capacity in any Foreign Country of Concern in violation of the Guardrail Provisions. (d) Authorized Purpose Clawback Event. The occurrence of an Event of Default under Section 10.1.3 (Other Breaches Under Financing Documents) with respect to Section 8.2.16 (Authorized Purpose of the Project). (e) Property Disposition Clawback Event. Any Disposition of Trust Property in breach of Section 6.3 (Dispositions of Trust Property). 10.1.2 Payment Defaults. Any Recipient Party fails to pay, in accordance with the terms of any Financing Document, any fee, charge or any other amount due under any Financing Document on or before the date such amount is due and such failure to pay shall continue unremedied for a period of fifteen (15) days after the date on which such amount was due. 10.1.3 Other Breaches Under Financing Documents. (a) The Recipient fails to perform or observe any covenant, term or obligation described in any provision of Article 6 (Title to Trust Property), Section 8.2.9 (Intellectual Property), Section 8.2.14 (Federal Requirements), Article 9 (Negative Covenants), or Section 2 of Annex D (Program Requirements). (b) The Recipient fails to perform or observe any covenant, term or obligation described in any provision of Section 3 of Annex D (Program Requirements), subject to the cure period set forth in Annex D (Program Requirements). (c) The Recipient fails to deliver the Parent Guarantee in accordance with Section 8.2.18(a) (Parent Guarantee) with respect to the California Project Award. (d) Any Recipient Party fails to perform or observe any covenant, term or obligation under this Agreement, any other Financing Document to which it is a party (other than any covenant, term or obligation expressly referred to in another provision of this Section 10.1.3 (Other Breaches Under Financing Documents); unless, such failure (A) could not reasonably be expected to have a Material Adverse Effect; and (B) if capable of being remedied, has been remedied (as determined by the Department based on evidence in form and substance satisfactory to it) within (x) the relevant cure period, if any, specified for such term, covenant or agreement (as applicable) in such Financing Document; or (y) if no cure period is specified therein, thirty (30) days following the Recipient's Knowledge of or receipt by the Recipient of a written notice of such failure; provided however, that the Recipient’s failure to timely deliver either the Parent Letter of Support in accordance with Section 8.2.17(a) (Parent Letter of Support; Alternative Financing Plan) or the Alternative Financing Plan in accordance with Section 8.2.17(b) (Parent Letter of Support; Alternative Financing Plan) shall not constitute an Event of Default. 10.1.4 Cross Default. At any time during the Period of Performance, the Recipient shall default in the payment of any principal, interest or other amount due under any agreement or instrument

44 evidencing, or under which the Recipient has outstanding at any time, any Indebtedness for Borrowed Money in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) for a period beyond any applicable grace period, or any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, such Indebtedness for Borrowed Money in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000). 10.1.5 Unenforceability, Termination, Repudiation or Transfer of Any Financing Document or Plan of Merger. Prior to the Termination Date, (a) any Financing Document at any time and for any reason: (i) is or becomes invalid, illegal, void or unenforceable or any party thereto (other than the Department) has repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement; (ii) except as otherwise expressly permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof, or shall be assigned or otherwise transferred or terminated by any party thereto (other than the Department) during the Period of Performance (other than with the prior written consent of the Department); or (iii) is suspended, revoked or terminated (other than upon expiration in accordance with its terms when fully performed or as otherwise expressly permitted hereunder) by any party thereto (other than the Department), or any party thereto (other than the Department) has given irrevocable notice of its intention to terminate; or (b) the Plan of Merger is terminated by any party thereto in accordance with the terms thereof, and as a result thereof the Company Termination Fee becomes due by the Recipient thereunder. 10.1.6 Required Approvals. At any time during the Period of Performance (a) the Recipient fails to obtain, renew, maintain or comply in all material respects with any Required Approval; (b) any such Required Approval is rescinded, terminated (other than in accordance with its terms), suspended, withdrawn or withheld, is determined to be invalid or ceases to be in full force and effect (other than as a result of the termination of such Required Approval in accordance with its terms); (c) any such Required Approval is modified in a manner that materially adversely impacts the Recipient or any Project; or (d) any notice shall be issued or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying, withdrawing or withholding any such Required Approval and such proceedings have not been stayed, withdrawn or suspended within thirty (30) days. 10.1.7 Bankruptcy; Insolvency; Dissolution. Prior to the Termination Date: (a) the commencement of any Insolvency Proceeding against the Recipient or any other Recipient Party at any time during the Period of Performance, and such proceeding continues undismissed for a period of at least sixty (60) days; (b) the institution by the Recipient or any other Recipient Party of any Insolvency Proceeding, or the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due, or any other event has occurred that under any Applicable Law would have an effect analogous to any of those events listed above, or any action is taken by any such Recipient Party for the purpose of effecting any of the foregoing; or (c) the dissolution of the Recipient or any other Recipient Party. 10.1.8 Attachment. At any time during the Period of Performance, attachment or analogous process is levied or enforced upon or issued against any of the assets of any Project in excess

45 of Five Hundred Thousand Dollars ($500,000), or which, in any case, could reasonably be expected to have a Material Adverse Effect. 10.1.9 Judgments. At any time during the Period of Performance, one or more Governmental Judgments shall be entered (a) against the Recipient and such Governmental Judgments have not been vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) days, and the aggregate amount of all such Governmental Judgments outstanding at any time (except to the extent any applicable insurer(s) have acknowledged liability therefor) exceeds One Million Dollars ($1,000,000), or such Governmental Judgment could reasonably be expected to have a Material Adverse Effect; (b) against any other Recipient Party and such Governmental Judgments have not been vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days and could reasonably be expected to have a Material Adverse Effect; or (c) such Governmental Judgment is in the form of an injunction or similar form of relief that is not satisfied or vacated, discharged or bonded pending appeal requiring suspension or Abandonment of operation of any Project. 10.1.10 Abandonment. At any time during the Period of Performance, the Recipient Abandons any Project. 10.1.11 Environmental Matters. At any time during the Period of Performance (a) any material Action under or relating to any Environmental Law or asserting any Environmental Claim has been instituted against the Recipient or otherwise in connection with any Project; or (b) in connection with the Recipient or any Project, any Governmental Judgment is issued relating to any material Environmental Claim, Environmental Law or any Required Approval issued under any Environmental Law, and such Action or Governmental Judgment is not dismissed, vacated or discharged within forty-five (45) days. 10.1.12 Force Majeure. At any time during the Period of Performance, an Event of Force Majeure shall occur and continue for a period of one hundred eighty (180) consecutive days; provided, that, no Event of Default shall occur pursuant to this Section 10.1.12 (Force Majeure) if the Recipient (a) has submitted to the Department within thirty (30) days following the Recipient's Knowledge of such Event of Force Majeure, a plan, in form and substance satisfactory to the Department, to overcome such Event of Force Majeure; and (b) has commenced the implementation of such plan within sixty (60) days, following the date on which the Department has confirmed that such plan is satisfactory in accordance with clause (a) above and is diligently carrying out such plan in accordance with the terms thereof. 10.1.13 Misstatements; Omissions. At any time during the Period of Performance, any representation or warranty confirmed or made in any Financing Document by or on behalf of the Recipient or any other Recipient Party or in any certificate, Financial Statement or other document provided by or on behalf of any such Recipient Party to the Department or any Consultant in connection with the transactions contemplated by the Financing Documents shall be found to have been incorrect, false or misleading in any material respect when made or deemed to have been made. 10.1.14 Change of Control. At any time during the Period of Performance, a Change of Control occurs. 10.1.15 Certain Governmental Actions. At any time during the Period of Performance Any Governmental Authority: (a) lawfully condemns or assumes custody of all of the property or assets (or a substantial part thereof) of any Recipient Party; or (b) takes lawful action to displace the management of any Recipient Party.

46 10.1.16 Compliance with Sanctions, Export Control Laws, Anti-Money Laundering Laws, and Anti-Corruption Laws. At any time prior to the Termination Date: (a) the making or use of any Disbursement or any use of any proceeds of the Awards violates, or causes any Person to violate, any Sanctions, Export Control Laws, Anti-Money Laundering Laws, or Anti-Corruption Laws. (b) any violation by any Recipient Party of any applicable Sanctions, Anti- Money Laundering Laws, or Anti-Corruption Laws. (c) any violation by any Recipient Party of any applicable Export Control Laws except for any actual or potential violations that involve only unintentional minor, technical infractions, which either (i) were voluntarily self-disclosed to BIS within sixty (60) days of the Recipient Party becoming aware of the violation, and, within sixty (60) days of disclosure resulted in the issuance of a warning or no action letter by BIS, or (2) otherwise could not reasonably be expected to give rise to an enforcement action, or the imposition of any fine or penalty by any Governmental Authority. (d) the Recipient or the Parent becomes a Prohibited Person at any time during the Period of Performance; or (e) any Principal Person of the Recipient or the Parent becomes a Prohibited Person, unless the Recipient removes or replaces such Principal Person within thirty (30) days from the Recipient’s Knowledge of such occurrence. Section 10.2.Remedies for Events of Default. Subject to Section 10.3 (Automatic Acceleration) below, upon the occurrence and during the continuance of an Event of Default, the Department may, subject to the Federal Claims Collection Act of 1966, as amended, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by Applicable Laws), exercise one or more of the rights and remedies set forth below (in any combination or order that the Department may elect); provided that, in relation to a Project-Specific Event of Default (but without regard to any other Event of Default), the remedies below in paragraphs (b), (c), (d), (f), (k), (m), (o), (p), and (t) may only be exercised by the Department in respect of the Project or Projects to which that Project- Specific Event of Default relates, any portion of the Award attributable to any such Project, and any Disbursements made or requested in respect of any such Project): (a) provide the Recipient with written notice specifying the nature and extent of the Event of Default and requiring the Recipient to remedy the same in accordance with a corrective action plan in form and substance satisfactory to the Department; (b) impose additional conditions pending implementation of any corrective actions required by the Department; (c) suspend or terminate, all or any portion of, the Maximum Award Amount; (d) temporarily withhold or suspend a Disbursement; (e) terminate this Agreement and the Awards;

47 (f) refuse, and the Department shall not be obligated, to review any Disbursement Request; (g) with respect to a breach of Section 8.2.14(i) (Compliance with Trafficking in Persons Laws), take such action available to the Department pursuant to 22 U.S.C. § 7104(c); (h) with respect to a breach of any covenant of Article 6 (Title to Trust Property), enter into possession of the Trust Property (or any portion thereof) and perform any and all work and labor necessary to complete any Project, if applicable, and to operate and maintain any Project, or otherwise enforce its reversionary rights, lease, foreclose upon or take possession and cause the sale or Disposition of any Trust Property, and all sums expended by the Department or any Person on its behalf in taking any such action, together with interest on such amount in accordance with the Debt Collection Act, shall be repaid by the Recipient to such Person upon demand, notwithstanding that such expenditures may, together with the aggregate amount of Disbursements under the applicable Award, exceed the amount of the total applicable Maximum Award Amount; (i) set off and apply proceeds of any sale or Disposition of the Trust Property (or any portion thereof) occurring prior to the date of the release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing) to the satisfaction of the Department Obligations under all of the Financing Documents; (j) until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), take such other actions as the Department may reasonably require to provide for the care, preservation, protection, and maintenance of the Trust Property so as to enable the United States to achieve maximum recovery upon the occurrence of an Event of Default; (k) with respect to an Event of Default under Section 10.1.1(a) (Project Completion Clawback), demand recovery on a progressive basis up to the full amount of the proceeds paid to the Recipient for the applicable Project in a manner to be determined and notified by the Department to the Recipient in connection with such demand; provided that, in establishing a progressive recovery schedule, the Department may consider the following factors, as determined by the Department: (i) the time the Department estimates will be required beyond the Project Completion Clawback Date for the Recipient to achieve the Project Completion Date; (ii) the likelihood, in the Department’s belief, that the Recipient can achieve the Project Completion Date; (iii) the then-current production of the Projects relative to expected capacity; (iv) the reasons for the delay in achieving the Project Completion Date, including economic cyclicality; and (v) any other relevant factors determined by the Department;

48 provided, however, that notwithstanding the foregoing, in the event that the Recipient does not achieve the Project Completion Date by the Project Completion Clawback Date, in no instance shall the Department recover more than twenty percent (20%) of the Disbursements paid to the Recipient if the Recipient is expected to achieve the Project Completion Date within one (1) year after the Project Completion Clawback Date; (l) with respect to an Event of Default under Section 10.1.1(b) (Technology Clawback) or Section 10.1.1(c) (Expansion Clawback), exercise the remedies, mitigation, and clawbacks available under Section 7 (Remedies, Mitigation and Clawbacks) of the Guardrail Provisions; (m) with respect to an Event of Default under Section 10.1.1(e) (Property Disposition Clawback), demand recovery of an amount equal to the net proceeds from the relevant Disposition as a debt payable to the Department in a manner to be determined and notified by the Department to the Recipient in connection with such demand; (n) [reserved]; (o) with respect to any Fundamental Event of Default, demand recovery of all or part of the Disbursements paid to the Recipient as a debt payable to the Department in accordance with the terms of such demand; provided that, where the Fundamental Event of Default is a Project- Specific Event of Default, recovery shall be limited only to the Disbursements related to that Project or Projects; (p) with respect to a breach of Section 8.2.6 (Eligible Uses of Funds), demand recovery of an amount equal to the proceeds of the relevant Disbursement used for Ineligible Uses of Funds in a manner to be determined and notified by the Department to the Recipient in connection with such demand; (q) take such action available to the Department pursuant to the Civil False Claims Act (31 U.S.C. §§ 3729 – 3733); (r) reject any current or future application for any CHIPS Incentives submitted by the Recipient or any Affiliate; (s) initiate suspension or debarment proceedings in accordance with Applicable Law; (t) exercise any other rights and remedies available under the Financing Documents or otherwise available under Applicable Law by appropriate proceedings, including to enforce the payment of any amount due and payable under the Financing Documents, to charge interest, penalties and administrative costs on overdue debts in accordance with the Debt Collection Act, for damages, or for the specific performance of any provision of this Agreement or any other Financing Document, as further set out in Section 10.4 (Specific Performance); provided, however, that (i) for the occurrence of any Event of Default under Section 10.1.1(e) (Property Disposition Clawback), the Department shall be limited to the remedy set forth in Section 10.2(m) above; and (ii) the Parties agree that, where the Department is entitled to recover all or part of the Disbursements described in this Section 10.2 (Remedies for Events of Default), the Recipient shall be required to repay such amounts no later than one hundred eighty (180) days from the date on which the Department demands such payment.

49 Section 10.3.Automatic Acceleration. Upon the occurrence of any Event of Default referred to in any provision of Section 10.1.7 (Bankruptcy; Insolvency; Dissolution), (a) the Maximum Award Amount shall automatically be terminated; and (b) the full amount of the Disbursements theretofore disbursed and all other liabilities of the Recipient accrued hereunder shall automatically become due and payable as a debt to the Department, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Recipient hereby expressly waives. Section 10.4.Specific Performance. The Parties acknowledge and agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that any Recipient Party does not perform the provisions of this Agreement or any other Financing Document to which it is a party in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Department shall be entitled to an injunction, specific performance and/or other equitable relief of the following obligations under Financing Documents: Section 8.1 (Reporting Covenants), Section 8.2.1 (Internal Controls; Monitoring and Reporting), Section 8.2.8 (Equipment), Section 8.2.14(d) (Program Requirements), Section 8.2.14(e) (Davis-Bacon Act), Section 8.2.14(f) (Guardrail Provisions), Section 8.2.14(h) (Compliance with Whistleblower Protections), Section 8.2.15 (Code of Conduct; Conflict of Interest), Section 8.2.20 (Books, Records and Inspections; Accounting and Auditing Matters), Section 8.2.22 (SAM Registration), Section 8.2.23 (Recipient’s Accountant), Section 8.2.24 (Close Out Procedure), Section 9.1.2 (Debarment Regulations), Section 9.1.3 (No Affiliate Transactions), Section 9.1.5 (Subsidiaries; Partnerships), Section 9.1.6 (Merger; Disposition; Sharing of Assets; Transfer), Section 9.1.8 (Telecommunication and Video Surveillance), Section 9.1.9 (No Subawards), and Sections 3.3 (Workforce) and 3.6 (Community Investments) of Annex D (Program Requirements), in addition to any other remedy to which the Department may be entitled at law or in equity the Recipient agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that the Department has an adequate remedy at law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at law or in equity. In seeking (a) an injunction or injunctions to prevent breaches of this Agreement or any other Financing Document; (b) to enforce specifically the terms and provisions of this Agreement or any other Financing Document; and/or (c) other equitable relief, the Department shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy. Section 10.5.Department Rights. The Parties agree that each determination by the Department of any amount or fees payable hereunder shall be conclusive and binding for all purposes, absent manifest error. ARTICLE 11 MISCELLANEOUS Section 11.1.Addresses. Except as otherwise set forth in Section 11.2 (Use of Websites), any communications, including any notices, between or among the parties to the Financing Documents shall be provided using the addresses listed in Schedule F (Addresses). All notices or other communications required or permitted to be given under the Financing Documents shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (d) if sent

50 by facsimile or telecopy with transmission verified; or (e) if transmitted by electronic mail, to the electronic mail address set forth in Schedule F (Addresses). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m., Pacific Time, and if transmitted after that time, on the next following Business Day. Any Party has the right to change its address for notice under any of the Financing Documents to any other location by giving prior written notice to each of the other Parties in the manner set forth hereinabove. Section 11.2.Use of Websites. (a) The Recipient hereby agrees that it shall provide to the Department all information, documents and other materials that it is obligated to furnish to the Department pursuant to the Financing Documents, including, inter alia, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relate to service of process; (ii) any notice, certificate or other document required under the terms of the relevant Financing Document to be sent in a specific format or via a specific method; or (iii) any notifications, certifications or additional information submitted pursuant to the Guardrail Provisions (all such non-excluded communications being referred to herein collectively as “Communications”), by posting the Communications, in an electronic/soft medium in a format acceptable to the Department and using procedures acceptable to the Department, on Salesforce or a substantially similar electronic transmission system used by the Department and which is notified in writing to the Recipient (the “Platform”). In addition, the Recipient agrees to continue to provide the Communications to the Department in any other manner specified in the Financing Documents, but only to the extent requested by the Department. If, at any point, the Platform is not available, the Recipient shall provide Communications to the Department pursuant to Section 11.1 (Addresses). (b) The Department may, but is not obligated to, furnish all notices, requests, demands, information or other communication (other than service of process) to the Recipient under the Financing Documents by posting them on the Platform. Nothing herein shall prejudice the right of the Department to give any notice, request, demand, information or other communication pursuant to any Financing Document in any other manner specified in such Financing Document. (c) Any communication or document as specified in paragraph (a) or (b) above made or delivered by one party to another shall be effective only when actually made available in readable form on the Platform. (d) Any communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the party to whom the relevant communication or document is made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. Section 11.3.Further Assurances. The Recipient shall execute and deliver to the Department such additional documents and take such additional actions as the Department may require to carry out the purposes of the Financing Documents or that the Department may reasonably request in writing to: (a) cause the Financing Documents to be properly executed, binding and enforceable in all relevant jurisdictions; and (b) maintain the Federal Interest in accordance with Article 6 (Title to Trust Property); and (c) enable the Department to preserve, protect, exercise and enforce all other rights, remedies, or interests granted or purported to be granted under the Financing Documents.

51 Section 11.4.Non-Discrimination. No person in the United States may, on the ground of race, color, national origin, handicap, age, religion, or sex, be excluded from participation in, be denied the benefits of, or be subject to discrimination under, this Agreement. Section 11.5.Waiver and Amendment. (a) No failure or delay by the Department in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers, or remedies of the Department. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy. (b) The rights, powers or remedies provided for herein are, to the extent permitted by Applicable Law, cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Financing Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy. (c) Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated unless such amendment, waiver, discharge, or termination is in writing and executed by the Recipient and the Department. (d) Any waiver or amendment of any Project Completion Clawback Date shall be subject to the waiver and congressional notification provisions set forth in 15 U.S.C. § 4652(a)(5)(D). Section 11.6.Entire Agreement. This Agreement, including any agreement, document, or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements, and understandings, oral or written, of the Parties in respect to the subject matter of this Agreement. Section 11.7.Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the Parties that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing federal rule of decision. Section 11.8.Severability. In case any one or more of the provisions contained in any Financing Document should be illegal, invalid, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the Parties hereto shall engage the parties to the Financing Documents to enter into good faith negotiations to replace the illegal, invalid, or unenforceable provision with a provision as similar in its terms and purpose to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. Section 11.9.Limitation on Liability. No claim shall be made by any Recipient Party against the Department or any of its Affiliates, directors, employees, attorneys, or agents, including the Consultants, for any special, indirect, consequential, or punitive damages (whether or not the claim therefor is based

52 on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and the Recipient hereby waives, releases, and agrees not to sue upon any such claim for any such damages, whether or not accrued, and whether or not known or suspected to exist in its favor. Section 11.10.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE RECIPIENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. EACH OF THE PARTIES REPRESENTS THAT IT HAS DISCUSSED THIS WAIVER OF RIGHT TO JURY WITH ITS COUNSEL, UNDERSTANDS THE RAMIFICATIONS OF SUCH WAIVER, AND KNOWINGLY AND VOLUNTARILY AGREES TO THIS WAIVER. Section 11.11.Consent to Jurisdiction. By execution and delivery of this Agreement, the Recipient irrevocably and unconditionally: (a) submits for itself and its Property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States in or for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its Property may be found; and (iv) appellate courts from any of the foregoing; (b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that nothing herein shall (i) affect the right of the Department to effect service of process in any other manner permitted by law; or (ii) limit the right of the Department to commence proceedings against or otherwise sue the Recipient or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and (d) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Recipient’s obligation. Section 11.12.Dispute Resolution. 11.12.1 Scope and Severability. Any disagreement, claim, misunderstanding, or dispute (collectively, a “Dispute”) between the Parties concerning any question of fact or law arising from, or in

53 connection with, this Agreement, irrespective of whether such Dispute concerns an alleged breach of this Agreement or interpretation of this Agreement, may be raised by either Party under this Section 11.12 (Dispute Resolution), except that (a) any Dispute relating to any provision of this Agreement set forth in Section 11.12.9 (Exempt Provisions) shall not be subject to this Section 11.12 (Dispute Resolution); (b) this Section 11.12 (Dispute Resolution) shall be subject to and superseded by the rights and requirements of the Secretary under 15 CFR § 231.304 – 231.307, as applicable; and (c) no Party shall have the right to raise any matter as a Dispute arbitrarily or capriciously, or concerning a question of fact or law that has previously been raised (or in relation to which a substantially similar matter has already been raised) under this Section 11.12 (Dispute Resolution). 11.12.2 General Principles. If a Dispute arises, the Parties shall attempt to resolve the Dispute by discussion and mutual agreement as soon as practicable. In no event shall a Dispute that arose more than sixty (60) days prior to the notification made under Section 11.12.3 (Dispute Notice) constitute the basis for relief under this Section 11.12 (Dispute Resolution) unless the Department, at its sole discretion, waives this requirement. For the avoidance of doubt, failure of a Party to raise a Dispute within the sixty (60) day period prior to the notification made under Section 11.12.3 (Dispute Notice) shall not prejudice any judicial remedies available to such Party. 11.12.3 Dispute Notice. Upon failure to resolve a Dispute by mutual agreement of the Parties as described under Section 11.12.2 (General Principles), the aggrieved Party may document the Dispute by notifying the other Party (the “Responding Party”) in writing (such notice, a “Dispute Notice”), documenting the relevant facts, identifying unresolved issues, specifying the clarification or remedy sought, documenting the rationale as to why the clarification/remedy is appropriate, and identifying the type of event related to such Dispute in the column headed “Relevant Event” contained in the table set forth in Schedule G (Dispute Resolution) (any such event, a “Relevant Event”). 11.12.4 Referral to Initial Decision-Maker. The aggrieved Party shall deliver the Dispute Notice (the “Referral”) to (a) the “Department Initial Decision-Maker” identified in the table in Schedule G (Dispute Resolution) corresponding to the applicable Relevant Event if the Recipient is the aggrieved Party and (b) the “Recipient Initial Decision-Maker” identified in the table in Schedule G (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party. 11.12.5 Decision by Initial Decision-Maker. During the ten (10) days after providing a Dispute Notice to the Responding Party in accordance with Section 11.12.4 (Referral to Initial Decision- Maker), the aggrieved Party may provide any other new relevant facts in writing to the Initial Decision- Maker of the Responding Party. Such Initial Decision-Maker shall conduct a review of the Dispute and render a decision in writing with respect to the Dispute within thirty (30) days of receipt of the Dispute Notice. The Initial Decision-Maker may make any reasonable inquiries to aid in the preparation of its decision with respect to the matter and seek extension of any applicable time limits, by mutual agreement of the Parties. Any decision issued by the Initial Decision-Maker shall be the final and binding decision of the Responding Party, unless the aggrieved Party shall, within ten (10) days from the receipt of the written decision of the Initial Decision-Maker, request escalation as provided by Section 11.12.6 (Escalation). 11.12.6 Escalation. (a) Within ten (10) days of receipt of the written decision of the Initial Decision-Maker pursuant to Section 11.12.5 (Decision by Initial Decision-Maker) above, the aggrieved Party may submit a notice to the Responding Party (the “Escalation Notice”) requesting a formal consultation with (a) the “Department Escalation Decision-Maker” identified in the table in Schedule G

54 (Dispute Resolution) corresponding to the applicable Relevant Event if the Recipient is the aggrieved Party and (b) the “Recipient Escalation Decision-Maker” identified in the table in Schedule G (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party. (b) The Escalation Notice shall be submitted by (i) the “Recipient Escalation Decision-Maker” identified in the table in Schedule G (Dispute Resolution) corresponding to the applicable Relevant Event if the Recipient is the aggrieved Party and (ii) the “Department Escalation Decision-Maker” identified in the table in Schedule G (Dispute Resolution) corresponding to the applicable Relevant Event if the Department is the aggrieved Party. (c) Unless mutually agreed otherwise by the Parties, each Party’s Escalation Decision-Maker (or authorized designee thereof with full and final decision-making authority) shall meet in-person or electronically by video within thirty (30) days of receipt of the Escalation Notice, at a mutually convenient time and place (the “Escalation Decision-Maker Meeting”). (d) The Responding Party’s Escalation Decision-Maker (or authorized designee thereof) shall submit a written decision with respect to the Dispute as soon as possible after the Escalation Decision-Maker Meeting, and in any event within one hundred eighty (180) days of the date of the Referral. (e) The decision issued by the Responding Party’s Escalation Decision- Maker shall be the final and binding decision of the Responding Party. 11.12.7 Unresolved Dispute. In the event an aggrieved Party disagrees with the decision of the Responding Party’s Escalation Decision-Maker described in Section 11.12.6 (Escalation), or in the absence of any written decision by the Responding Party’s Escalation Decision-Maker (or authorized designee thereof) within one hundred eighty (180) days of the date of the Referral, either Party may pursue any right or remedy under the Financing Documents or provided by Applicable Law, provided that neither Party may pursue any such right or remedy prior to the date that is one hundred eighty (180) days after the date of the Referral (or such earlier date as may be mutually agreed by the Parties). 11.12.8 Stay of Remedies. During the pendency of any Dispute under this Section 11.12 (Dispute Resolution), each of the Department's remedies (other than those remedies relating to a Dispute regarding an Event of Default in connection with the provisions under Section 11.12.9 (Exempt Provisions)) shall be stayed. 11.12.9 Exempt Provisions. The following provisions of this Agreement shall not be subject to this Section 11.12 (Dispute Resolution): (a) Section 7.18(a) (Foreign Entity of Concern; Prohibited Persons; Sanctions; Export Controls; Anti-Corruption); (b) Section 8.2.14(b) (Prohibited Persons; Foreign Entities of Concern); (c) Section 9.1.1(a) (Prohibited Persons; Foreign Entities of Concern); (d) Section 10.1.4 (Cross Default); (e) Section 10.1.7 (Bankruptcy; Insolvency; Dissolution);

55 (f) Section 10.1.14 (Change of Control); (g) Section 10.1.16 (Compliance with Sanctions, Export Control Laws, Anti- Money Laundering Laws, and Anti-Corruption Laws); and (h) the Guardrail Provisions. Section 11.13.Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. (b) The Recipient shall not assign or otherwise transfer any of its rights or obligations under this Agreement or any Financing Document without the prior written consent of the Department. Section 11.14.Reinstatement. This Agreement and each other relevant Financing Document shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Recipient’s obligations hereunder, or any part thereof, is, pursuant to Applicable Laws or Governmental Judgment, rescinded or reduced in amount or must otherwise be restored or returned by the Department. In the event that any payment or any part thereof is so rescinded, reduced, restored, or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned, and this Agreement and each other relevant Financing Document shall remain in full force and effect until the indefeasible payment and discharge in full of such obligations. Section 11.15.No Partnership; Etc. Nothing contained in this Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by, between, or among the Department and the Recipient or any other Person. The Department shall not be in any way responsible or liable for the indebtedness, losses, obligations, or duties of the Recipient or any other Person with respect to any Project or otherwise. All obligations to pay Real Property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation, or occupancy of any Project or any other assets and to perform all obligations under the agreements and contracts relating to any Project or any other assets shall be the sole responsibility of the Recipient. Section 11.16.Marshaling. The Department shall not be under any obligation to marshal any assets in favor of the Recipient or any other Person or against or in payment of any or all of the Department Obligations. Section 11.17.Indemnification. (a) The Recipient shall indemnify the Department and each of its officers, employees, attorneys and agents (each, an “Indemnified Party”) from and against any liabilities, obligations, losses, damages, penalties, claims, judgments, lawsuits, costs and expenses (other than attorneys’ costs and fees) (each, an “Indemnified Liability”) for which an Indemnified Party may become responsible because of a claim asserted by a third party related to the Awards, the use of Disbursements, this Agreement, any Financing Document, or any Project; provided, that the Recipient shall not have an any indemnification obligation hereunder if the third Party’s claim is based solely on the conduct of the Department (and no other Party) or arises from the bad faith, gross negligence or willful misconduct of

56 any Indemnified Party (as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction). (b) The Parties agree that the maximum cumulative amount of the Recipient’s indemnity obligation under this Section 11.17 (Indemnification) is Ninety-Three Million Dollars ($93,000,000). (c) An Indemnified Party shall give timely notice to the Recipient of any action for which indemnification hereunder may be sought; provided that any failure to give such notice shall not release the Recipient from any of its indemnification obligations hereunder. (d) The Recipient agrees that the Department has sole authority regarding the conduct of any litigation brought against any Indemnified Party and the Recipient agrees that the decisions of the Department regarding any such litigation, trial or settlement shall not relieve the Recipient of its indemnification obligations hereunder. The Department agrees that it will advise the Recipient regarding the conduct of any such litigation and that Recipient shall be given the opportunity at its own cost and expense to advise the Department of its views regarding such litigation, including any settlement related thereto. The Department agrees that it will not compromise or settle any Indemnified Liability, until it has advised the Recipient, as provided above, and has been authorized by the government official with authority to approve settlements pursuant to applicable rules. No provision herein shall restrict, modify or otherwise affect the authority of the United States to settle or compromise any claim according to Applicable Law. (e) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall be immediately due and payable by the Recipient. Section 11.18.Counterparts; Electronic Signatures. This Agreement may be executed in one or more duplicate counterparts and when executed by all of the Parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement. Except to the extent Applicable Law would prohibit the same, make the same unenforceable, or affirmatively requires a manually executed counterpart signature: (a) the delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf, or any other electronic means approved by the Department in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; (b) the delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf, or any other electronic delivery means approved by the Department in writing (which may be via email) that contains a DocuSign signature or, in the case of the Department’s signature, a digital signature associated with a Personal Identity Verification card, or any other electronic signature means approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement; and (c) if agreed by the Department in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by the Department in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal

57 effect, validity or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Section 11.19.Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement or any other Financing Document. Section 11.20.Termination; Survival. (a) The terms and conditions of this Agreement and the Award, and all rights and obligations of the Parties thereunder, shall terminate on the Termination Date, unless otherwise extended by mutual written agreement of the Parties; provided however the termination of this Agreement and the Award on the Termination Date shall not affect any rights or remedies of any Party that have accrued prior to or on the Termination Date, or any obligations or liabilities of the Recipient that expressly survive the Termination Date as set forth in paragraphs (b) and (c) below or by Applicable Law. (b) All representations and warranties made by the Recipient in any Financing Document or other documents delivered in connection therewith shall be considered to have been relied upon the Department and shall survive the Termination Date. (c) The provisions of (i) Section 3.3 (Net of Tax), Section 3.2 (Payment of Costs and Expenses), Section 10.1.1(c) (Expansion Clawback), Section 11.7 (Governing Law), Section 11.10 (Waiver of Jury Trial), Section 11.11 (Consent to Jurisdiction), Section 11.12 (Dispute Resolution), Section 11.14 (Reinstatement), and Section 11.17 (Indemnification); and (ii) the Guardrail Provisions (excluding Section 2 (Prohibition on Certain Joint Research or Technology Licensing) and Section 7(d) (Remedies, Mitigation and Clawbacks) thereof) and all other provisions and definitions set forth in this Agreement required to give effect thereto, including, inter alia, Section 11.5 (Waiver and Amendment) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Department Obligations, the expiration or termination of the Awards, or the termination of this Agreement or any provision hereof on the Termination Date. [Signature Pages Follow]

Infinera California and Pennsylvania Projects - Direct Funding Agreement Signature Page IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above. Infinera Corporation as Recipient ______________________________________ Name: Title:

Infinera California and Pennsylvania Projects - Direct Funding Agreement Signature Page UNITED STATES DEPARTMENT OF COMMERCE, an agency of the Federal Government of the United States of America ______________________________________ Name: Title:

A-1 ANNEX A DEFINITIONS “Abandonment” means, with respect to any Project and following the Project Commencement Date, the relinquishment of possession and control of the relevant Project by the Recipient or the complete cessation of work or activity one hundred twenty (120) consecutive days (or one hundred eighty (180) non-consecutive days in any Fiscal Year) at the relevant Project, except as a result of the occurrence of an Event of Force Majeure, and the term “Abandon” shall have a correlative meaning. “ABL Loan Agreement” means that certain Loan, Guaranty and Security Agreement, dated as of June 24, 2022 (as amended, modified, supplemented, restated or amended and restated, from time to time, in accordance with clause (j) of the definition of “Permitted Indebtedness”), by and among the Recipient, its affiliates, the lenders party thereto, and Bank of America, N.A. as agent. “Action” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign or other regulatory body or any arbitrator. “Actual Capex Amount” means, as of the Actual Milestone Completion Date for any Disbursement Milestone for any Project, the amount of Capital Expenditures certified in writing by the Recipient to the Department that have been incurred and paid by the Recipient in respect of such Disbursement Milestone. “Actual Cumulative Capex Amount” means, with respect to any Project and as of any date of determination, the aggregate Actual Capex Amount for all Disbursement Milestones for such Project for which an Actual Milestone Completion Date has occurred, including the then-current Disbursement Milestone. “Actual Cumulative Disbursement Amount” means, with respect to any Project and as of any date of determination, the aggregate amount of Disbursements made to the Recipient for such Project as of such date. “Actual Cumulative Disbursement Ratio” means, with respect to any Project and as of any date of determination, the ratio, expressed as a percentage, equal to (a) the Actual Cumulative Disbursement Amount for such Project as of such date divided by (b) the Actual Cumulative Capex Amount for such Project as of such date. “Actual Milestone Completion Date” means, with respect to any Disbursement Milestone, the date on which the Recipient has actually completed such Disbursement Milestone, as such date is to be confirmed by the Department after the receipt of a Disbursement Request. “Affiliate” means with respect to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person; provided, that, following the Merger Closing and for all purposes of the Financing Documents, the Parent, or any Affiliate of the Parent shall be deemed an “Affiliate” of the Recipient. “Agreement” has the meaning given to that term in the preamble hereto, which agreement states the terms and conditions by which the Secretary agrees to make Awards available to the Recipient and the obligations and duties of the Recipient in connection therewith and satisfies the meaning as “Required Agreement” in 15 C.F.R. § 112.

A-2 “ALTA” means the American Land Title Association headquartered in Washington D.C. “ALTA Survey” means, with respect to any Project, a current ALTA/NSPS survey with all Table A requirements shown, depicting the relevant Project Site (including then-existing improvements and site plan overlay) that is in form and substance satisfactory to the Department: (i) prepared by a land surveyor duly licensed and registered in the State of California or the State of Pennsylvania, as applicable; and (ii) certified to the Department by a form of certification acceptable to the Department. “Alternative Financing Plan” means a financing plan, in form and substance satisfactory to the Department and which Recipient demonstrates is feasible in the Department’s reasonable judgment, that describes in sufficient detail the sources of funds that will be necessary to pay all Capital Expenditures incurred in connection with the Pennsylvania Project. “American Bank Loan Agreement” means the Loan Agreement, dated as of March 27, 2019, by and between American Bank as lender and the Recipient as borrower, as amended by the Omnibus Amendment to Loan Documents, dated as of August 27, 2021, the Second Omnibus Amendment to Loan Documents, dated as of March 18, 2024, and the Third Omnibus Amendment to Loan Documents, dated as of May 21, 2024. “Anticipated Completion Date” means, with respect to any Disbursement Milestone, the relevant date set forth in the Disbursement Milestone Schedule under the column entitled “Anticipated Completion Date” for such Disbursement Milestone. “Anti-Corruption Laws” means all laws, rules, regulations, or orders with jurisdiction over any Recipient Party, any Major Project Participant or any Project concerning or relating to bribery or corruption in the public or private sector, including, the United States Foreign Corrupt Practices Act of 1977, as amended. “Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act, the Anti-Money Laundering Act of 2020, the Money Laundering Control Act, the rules and regulations thereunder and any similar Applicable Laws relating to money laundering, terrorist financing, or financial recordkeeping and recording requirements administered or enforced by any United States of America governmental agency, or any other jurisdiction in which the Recipient operates or conducts business. “Applicable Accounting Requirements” means: (a) with respect to the Recipient, GAAP; (b) with respect to the Parent, IFRS; and (c) with respect to any other Person, GAAP or IFRS, as the case may be. “Applicable Law” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order, land use entitlement, or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, or any determination or interpretation of any of the foregoing by any Governmental Authority having jurisdiction over or a judicial authority, that is binding on such Person or any of its properties (including, without limitation, the Real Property), whether in effect as of the date of this Agreement or as of any date hereafter. “Applications” has the meaning given to the term in the recitals hereto. “Approved Project Changes” has the meaning given to the term in Section 9.1.4(a) (Approved Project Changes).

A-3 “ASAP” has the meaning given to the term in Section 2.2.1 (ASAP System). “Authorized Officer” means: (a) with respect to any Person that is (i) a corporation, the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of such Person; (ii) a partnership, each general partner of such Person or the chairman, chief executive officer, president, a vice president, an assistant vice president, treasurer, an assistant treasurer, any Person holding equivalent positions in such partnership, or any other Financial Officer of a general partner of such Person; or (iii) a limited liability company, the manager, managing partner or duly appointed officer of such Person, the individuals authorized to represent such Person pursuant to the Organizational Documents of such Person, or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of the manager or managing member of such Person; and (b) with respect to any Recipient Party, only those individuals holding any of the foregoing positions whose name appears on the certificate of incumbency delivered pursuant to Section 4.3.1 (Recipient Parties Organizational Documents), as such certificate of incumbency may be amended from time to time to identify the individuals then holding such offices and the capacity in which they are acting. “Authorized Purpose” means the production of (i) semiconductors utilizing indium phosphide and other optical compound semiconductors, (ii) advanced optoelectronic packaging, and (iii) research and development for optical semiconductors and packaging. “Award” has the meaning given to that term in Section 2.1(a) (Award Amount). “Award Date” means the date on which this Agreement and the first Funding Obligation are executed by the Department and the Recipient. “Award Documents” means collectively: (a) this Agreement; (b) each Funding Obligation; and (c) each other document attached to this Agreement or any Funding Obligations. “Base Case Financial Model” means the base case financial model delivered by the Recipient, and approved by the Department, in connection with the Award Date pursuant to Section 4.11 (Base Case Financial Model). “BIS” means the Department’s Bureau of Industry and Security. “Body of Information” means (a) a Member of Congress or a representative of a committee of Congress; (b) the OIG; (c) the Government Accountability Office; (d) a Federal employee responsible for management of an Award; (e) an authorized official of the Department of Justice or other law

A-4 enforcement agency; (f) a court or grand jury; or (g) a management official or other employee of the Recipient or Recipient Party who has the responsibility to investigate, discover, or address misconduct subject to whistleblower protections. “Business Day” means any day other than Saturday, Sunday or other day on which either the Department of Treasury or the Federal Reserve Bank of New York is not open for business. “California Project” has the meaning given to the term in the recitals hereto. “California Project Award” has the meaning given to the term in Section 2.1(a) (Award Amount). “California Project Maximum Award Amount” has the meaning given to the term in Section 2.1(a) (Award Amount). “Capital Expenditures” means all expenditures that should be capitalized in accordance with the Applicable Accounting Requirements. “Capital Lease” means, for any Person, any lease of (or other agreement conveying the right to use) any property of such Person that would be required, in accordance with the Applicable Accounting Requirements, to be capitalized and accounted for as a capital lease on a balance sheet of such Person. “Cash Equivalents” means: (a) securities (i) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition thereof or (ii) issued by any state of the United States having maturities of not more than one year from the date of acquisition thereof and rated at least A by S&P or A by Moody's; (b) money market deposits, time deposits and certificates of deposit (i) of any commercial bank having (or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having) capital, surplus, and undivided profits aggregating in excess of $[***] and (ii) having maturities of not more than one year from the date of acquisition thereof; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a)(i) above entered into with any bank meeting the qualifications specified in clause (b)(i) above; (d) commercial paper issued by any issuer rated at least A-1 by S&P or at least P-1 by Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof; or (e) investments in money market funds complying with the requirements of Rule 2a-7 under the Investment Company Act of 1940, at least 95% of whose assets are comprised of securities of the types described in clauses (a)(i) and (b) through (d) above.

A-5 “CFIUS” means the Committee on Foreign Investment in the United States. “CFIUS Approval” means that any of the following shall have occurred: (a) the Parties hereto shall have received written notice from CFIUS that the transactions contemplated by this Agreement do not constitute a “covered transaction” under the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018; (b) after the completion of any review or investigation under the Defense Production Act, as amended by the Foreign Investment Production Act of 2018, the Parties shall have received written notice from CFIUS that there are no unresolved national security concerns and all action under the Defense Production Act is concluded with respect to the transactions contemplated by this Agreement; or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (i) the President has not taken any action within fifteen (15) days from the date the President received the report from CFIUS; or (ii) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement. “Change of Control” means the occurrence of any of the following: (a) prior to the date of the Merger Closing, the Recipient ceases to be owned 100% by Qualified Public Company Shareholders; (b) prior to the date of the Merger Closing, any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that results in such Person or Persons exercising, directly or indirectly, a controlling influence over the management or policies of the Recipient, or control over the equity securities of the Recipient entitled to vote for members of the board of directors or equivalent governing body of the Recipient on a fully-diluted basis representing more than 35% of the combined voting power of such securities; (c) on or after the date of the Merger Closing, the Parent Guarantor either (i) ceases, directly or indirectly, to hold the Minimum Required Equity Interests in the Recipient, or (ii) ceases to maintain Control over the Recipient, provided that, the occurrence of the Merger Closing under and pursuant to the terms of the Plan of Merger shall not be deemed a Change of Control. “CHIPS Act” means Title XCIX—Creating Helpful Incentives to Produce Semiconductors for America of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283), as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167). “CHIPS Incentives” means the provision of direct funding (via grants, cooperative agreements, or other transactions), loans and loan guarantees as described in the NOFO. “CHIPS Incentives Program” has the meaning given to that term in the Recitals. “CHIPS Program Office” means the office of the Department overseeing the administration of the CHIPS Incentive Program. “Communications” has the meaning given to that term in Section 11.2 (Use of Websites). “Company Termination Fee” has the meaning given to that term in the Plan of Merger.

A-6 “Comptroller General” means the Comptroller General of the United States. “Conflict of Interest” means the occurrence of any of the following: (a) participation by an Interested Party in a matter that has a direct and predictable effect on the Interested Party’s personal or financial interests, which may include employment, stock ownership, a creditor or debtor relationship, or prospective employment with the organization selected or to be selected for a Subaward; (b) an appearance that an Interested Party’s objectivity in performing his or her responsibilities under the applicable Project is impaired; and (c) non-financial gain to an Interested Party, such as benefit to reputation or prestige in a professional field. “Construction and Tool Installation Budget” means, with respect to the California Project, the budget delivered by the Recipient to the Department prior to the first Disbursement Date pursuant to Section 4.15 (Construction and Tool Installation Budget), and with respect to the Pennsylvania Project, the budget delivered by the Recipient to the Department pursuant to Section 5.1.9 (Construction and Tool Installation Budget), in each case as amended or supplemented pursuant to Approved Project Changes. “Construction Contract” means, with respect to each Project, collectively: (a) with respect to the California Project: (i) [***]; and (ii) [***]. (b) with respect to each Project, each other construction contract contemplated in the Sources and Uses Plan and entered into between the Recipient and a Construction Contractor in connection with the construction of any Project prior to the first Disbursement Date and is otherwise in form and substance satisfactory to the Department; and (c) with respect to each Project, any other document designated in writing as a Construction Contract by the Recipient and the Department. “Construction Contractor” means each contractor and each material subcontractor (if any), under any Construction Contract. “Consultants” means, collectively, (a) the Financial Advisor; (b) [***] as legal counsel to the Department; and (c) any other advisor, legal counsel or consultant retained by the Department from time to time in connection with the Awards, any Project or the Financing Documents. “Contingent Obligations” means as to any Person, any obligation of such Person with respect to any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, as a guarantee or otherwise:

A-7 (a) for the purchase, payment or discharge of any such primary obligation; (b) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments; (c) to advance or supply funds; (d) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (e) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments), provided that, the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling,” “Controlled,” and similar constructions shall have correlative meanings. “Customer Agreement” means, with respect to each Project, any contract entered into, or to be entered into, by the Recipient for the sale of Product throughout the stated term thereof. “Data Protection Laws” means any and all foreign or domestic (including U.S. federal, state and local) Applicable Laws relating to the privacy, security, notification of breaches, Processing of any data or information that identifies or can be used to identify an individual, household or device, whether directly or indirectly, in each case, in any manner applicable to any Recipient Party or any Subsidiary of the Recipient. “Debarment Regulations” means all of the following: (a) OMB Guidelines to Agencies on Government-wide Debarment and Suspension (Non- procurement) (2 C.F.R. Part 180); and (b) Debarment, Suspension, and Ineligibility (48 C.F.R. Subpart 9.4).

A-8 “Debt Collection Act” means the Debt Collection Act of 1982 as amended (31 U.S.C. § 3717) and 31 C.F.R. § 901.9. “Debt Collection Improvement Act” means the Debt Collection Improvement Act of 1996, as amended from time to time. “Department” has the meaning given to the term in the preamble hereto. “Department Obligations” means all amounts, without duplication, owing to the Department under the Financing Documents, including: (a) any payments, interest, charges, expenses, fees, attorneys’ or other Consultants’ fees and disbursements, indemnities and other amounts payable by the Recipient under any Financing Document and any reimbursement amounts in respect of any of the foregoing that the Department may elect to pay or advance on behalf of the Recipient; (b) all liabilities, and obligations, howsoever arising, owed by the Recipient under the Financing Documents or otherwise to the Department (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Financing Documents, including all interest, fees and Periodic Expenses chargeable to the Recipient and payable by the Recipient hereunder or thereunder; and (c) any and all sums advanced by the Department in order to preserve the Trust Property or preserve the Department’s Federal Interest in the Trust Property. “Direct Funding” means direct funding under the NOFO in the form of an other transaction. “Disbursement” means a disbursement of the Direct Funding for a Disbursement Milestone made in accordance with this Agreement. “Disbursement Approval Notice” means a notice issued by the Department, substantially in the form attached hereto as Exhibit D (Form of Disbursement Approval Notice), delivered to the Recipient pursuant to Section 2.2 (Disbursement Procedure). “Disbursement Date” means a Disbursement Date on which a Disbursement is made in accordance with this Agreement. “Disbursement Period” means, with respect to any Project, the period commencing on the Award Date and ending on the earlier of: (a) the Milestone Completion Longstop Date for the last Disbursement Milestone set forth in the Disbursement Milestone Schedule; (b) the date of the Disbursement for the last Disbursement Milestone set forth in the Disbursement Milestone Schedule; and (c) the date on which the Maximum Award Amount is reduced to zero.

A-9 “Disbursement Request” means a request for a Disbursement, substantially in the form attached hereto as Exhibit B (Form of Disbursement Request), delivered to the Department. “Disbursement” means any disbursement of the Awards in accordance with this Agreement. “Disbursement Date” means a Business Day on which funds are transferred through the ASAP System to make a Disbursement in accordance with Article 2 (Award and Disbursements). “Disbursement Milestone” means, the relevant Project milestone set forth in the Disbursement Milestone Schedule under the column entitled “Disbursement Milestone”. “Disbursement Milestone Schedule” means that schedule attached hereto as Schedule B (Project Milestone Schedule). “Disbursement Request” means a request for a Disbursement, substantially in the form attached hereto as Exhibit B (Form of Disbursement Request), delivered to the Department. “Disposition” means, with respect to any Property or assets, any single or series of related sales, transfers, assignments, donations, conveyances, leases, licenses, abandonment or other dispositions thereof, and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that the term “Disposition” shall not include the creation or existence of any Permitted Lien, unless ownership is transferred to any party pursuant thereto. “Dispute” has the meaning given to the term in Section 11.12.1 (Scope and Severability). “Dispute Notice” has the meaning given to the term in Section 11.12.3 (Dispute Notice). “DOL” means the United States Department of Labor. “Dollars” or “$” means the lawful currency of the United States. “EAR” means the Export Administration Regulations, 15 C.F.R. Parts 700-786, administered by BIS. “Electronic Signature” has the meaning assigned to it by 15 U.S.C. § 7006. “Eligibility Start Date” means October 7, 2024, which is the effective date of the PMT. “Eligible Facility” means a Facility that meets eligibility requirements set forth in the CHIPS Act and the Guardrail Regulations, including those set forth in 15 U.S.C. § 4652 (Semiconductor incentives). “Eligible Uses of Funds” means, with respect to any Project, Project Costs that: (a) are incurred or will be incurred for any of the following purposes to: (i) finance the construction, expansion or modernization of the applicable Eligible Facility or to acquire, maintain, repair or transport equipment to be used for the applicable Eligible Facility, as determined necessary by the Secretary for purposes relating to the national security and economic competitiveness of the United States;

A-10 (ii) support workforce development for such Eligible Facility, as determined by the Secretary; (iii) support site development for such Eligible Facility, as determined by the Secretary; or (iv) pay reasonable costs related to the Operating Expenses for such Eligible Facility including specialized workforce, essential materials, and complex equipment maintenance for such Project, as determined by the Secretary; (b) are incurred on or following the Eligibility Start Date; and (c) are not Ineligible Uses of Funds. “Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations (excluding routine inspections), proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any violation of Environmental Law or any violation of any Governmental Approval issued under any such Environmental Law including (a) any and all indemnity claims by any Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and (b) any and all indemnity claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment. “Environmental Laws” means any Applicable Law in effect as of the date hereof or hereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning or otherwise relating to (a) environmental impacts resulting from the use of any Project Site or environmental conditions present on, in or under any Project Site; (b) pollution, protection of human health or safety or the environment, including flora and fauna, or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances; or (c) the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances. “Equity Documents” means, collectively: (a) upon its execution and delivery to the Department, the Parent Letter of Support; (b) upon its execution and delivery to the Department, the Parent Guarantee; and (c) any other agreement designated in writing by the Recipient and the Department as an “Equity Document”. “Equity Interest” means any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred

A-11 equity or preference share capital of an entity, including partnership interests, limited liability interests and trust beneficial interests. “Escalation Decision-Maker” means any “Department Escalation Decision-Maker” or “Recipient Escalation Decision-Maker” identified in Schedule G (Dispute Resolution), as applicable. “Escalation Decision-Maker Meeting” has the meaning given to the term in Section 11.12.6(c) (Escalation). “Escalation Notice” has the meaning given to the term in Section 11.12.6(a) (Escalation). “Event of Default” means any of the events described in Section 10.1 (Events of Default). “Event of Force Majeure” means any event, circumstance or condition in the nature of force majeure that would entitle any Major Project Participant to any abatement, postponement, or other relief from any of its contractual obligations under any Major Project Document to which such Person is party. “Event of Loss” means any event that causes any portion of any Project or any other property of the Recipient to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including through a failure of title, or any loss of such property, or a condemnation or taking (including by any Governmental Authority) of any portion of any Project, any Facility or the Properties (including the Trust Property). “Expansion Clawback Term” means, with respect to any Project, the period commencing on the Award Date and ending on to the tenth (10th) anniversary of the Award Date. “Export Control Laws” means any and all laws which have as a purpose or effect of restricting or controlling the export, re-export, transfer or access of controlled or sensitive information, commodities, software, technology or services between or within one or more countries or their nationals, including without limitation, the EAR and ITAR. “Facility” means: (a) with respect to the California Project, the fabrication facility located at the relevant Project Site and including all the buildings, fixtures and other improvements situated, or to be situated, on the relevant Project Site; and (b) with respect to the Pennsylvania Project, the photonics packaging and test facility located at the relevant Project Site and including all the buildings, fixtures and other improvements situated, or to be situated, on the relevant Project Site. “Federal Interest” has the meaning given to the term in Section 6.1 (Trust Relationship). “Federal Register” means the publication provided for by the Federal Register Act (44 U.S.C. §1501 et seq.). “Financial Advisor” means [***], acting as financial advisor to the Department in connection with the Projects, or any successor financial advisor appointed by the Department.

A-12 “Financial Officer” means with respect to any Person, the general manager, any director, the chief financial officer, the controller, the treasurer or any assistant treasurer, any vice president-finance or any assistant vice president-finance or any other vice president or assistant vice president with significant responsibility for the financial affairs of such Person. “Financial Statements” means with respect to any Person, such Person’s quarterly unaudited or annual audited balance sheet and statements of income, retained earnings, and cash flow for such fiscal period, together with all notes thereto and, except for during the first fiscal period, with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with the Applicable Accounting Requirements. “Financing Documents” means, collectively: (a) the Award Documents; (b) the Equity Documents; and (c) each other document or agreement entered into after the date hereof that is designated as a “Financing Document” by the Recipient and the Department, but in all cases excluding any Project Documents. “Fiscal Year” means: (a) with respect to the Recipient, the 52-53 week period ending on the Saturday closest to December 31, and (b) with respect to any other Person, such Person’s accounting year. “Foreign Country of Concern” has the meaning given to the term in the Guardrail Provisions. “Foreign Entity” has the meaning given to the term in the Guardrail Provisions. “Foreign Entity of Concern” has the meaning given to the term in the Guardrail Provisions. “Fundamental Event of Default” means the occurrence of any of the following: (a) an Event of Default under Section 10.1.1(d) (Authorized Purpose Clawback); (b) any Recipient Party becomes a Foreign Entity of Concern or Sanctioned Person in breach of Section 9.1.1 (Prohibited Persons; Foreign Entities of Concern); (c) the Recipient fails to perform or observe any covenant, term or obligation described in Section 2.1 of Annex D (Program Requirements); (d) the Recipient acts or fails to act in a manner resulting in a material breach of Section 8.2.20(b) (Books, Records and Inspections; Accounting and Auditing Matters) with respect to the Department’s auditing rights; (e) an Event of Default under Section 10.1.10 (Abandonment); (f) an Event of Default under Section 10.1.14 (Change of Control); or (g) an Event of Default under Section 10.1.13 (Misstatements; Omissions), solely to the extent that any representation or warranty of the Recipient or any other Recipient Party

A-13 referenced therein shall be found to have been Knowingly incorrect, false or misleading in any material respect when made or deemed to have been made. “Funding Obligation” means each Other Transaction Agreement Action Sheet issued by the Department in respect of the Maximum Award Amount and acknowledged by the Recipient. “GAAP” means generally accepted accounting principles in the United States in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of items and amounts. “GAO” means the U.S. Government Accountability Office. “Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that under Applicable Law are or may be deemed given or withheld by failure to act within a specified time period. “Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government. “Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any act of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties. “Guarantee” means, as to any Person, obligations, contingent or otherwise (including a Contingent Obligation), guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person in any manner, whether directly or indirectly, and including any obligation: (a) to purchase or pay any Indebtedness or to purchase or provide security for the payment of any Indebtedness; (b) to purchase or lease property, securities or services for the purpose of assuring the payment of any Indebtedness; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of any other Person; or (d) in respect of any letter of credit, letter of guarantee or bond issued to support any obligation or Indebtedness, except that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Guardrail Provisions” means Annex C (Guardrail Provisions) hereto, as the same may be deemed amended or otherwise modified from time to time in accordance with Section 11.5 (Waiver and Amendment).

A-14 “Guardrail Regulations” has the meaning given to the term in the Guardrail Provisions. “Hazardous Substance” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including: (a) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law. “IFRS” means the International Financial Reporting Standards (formerly International Accounting Standards) (IFRS) promulgated by the International Accounting Standards Board (IASB), together with its pronouncements thereon from time to time, applied on a consistent basis. “Indebtedness” means as to any Person, and at any date, without duplication: (a) all Indebtedness for Borrowed Money of such Person; (b) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit, or other similar instruments; (c) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property); (d) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services other than trade credit in the ordinary course of business; (e) all Guarantees by such Person; (f) all obligations of such Person under leases that are or should be, in accordance with the Applicable Accounting Requirements, recorded as Capital Leases in respect of which such Person is liable; (g) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument; (h) the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person; (i) all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities; (j) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by

A-15 such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property); (k) obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered; (l) all obligations in respect of any hedging agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and (m) all Contingent Obligations of such Person with respect to Indebtedness of the types specified in clauses (a) through (l) above. “Indebtedness for Borrowed Money” means, as to any Person, without duplication: (a) all Indebtedness (including principal, interest, fees, and charges) of such person or entity for borrowed money or for the deferred purchase price of property or services (other than any deferral (i) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility; or (ii) of any amounts payable under the Project Documents); or (b) the aggregate amount required to be capitalized under any capital lease under which such Person is the lessee. “Indemnified Liability” has the meaning given to the term in 11.17(a) (Indemnification). “Indemnified Party” has the meaning given to the term in 11.17(a) (Indemnification). “Ineligible Uses of Funds” means the uses of Direct Funding to: (a) construct, modify, or improve a facility outside of the United States; (b) physically relocate existing facility infrastructure to another jurisdiction in the United States, unless the Department has concluded that such relocation is in the interest of the United States; (c) purchase any equity security that is listed on a national securities exchange of any Recipient Party or any Affiliate of such Recipient Party (d) pay dividends or make other capital distributions with respect to the common stock (or equivalent interest) of any Recipient Party or any Affiliate of such Recipient Party; (e) pay off any federal direct or guaranteed loan or any other form of federal debt; (f) pay any indirect cost of the Recipient; (g) pay profits, fees, or other incremental charges to the Recipient above the actual costs incurred in executing the approved scope of work subject to the Awards; (h) pay costs of certain covered telecommunications or video surveillance services or equipment prohibited by Section 889 of the National Defense Authorization Act of 2019 (Pub. L. No. 115-232);

A-16 (i) apply any costs for purposes contrary to Applicable Law; or (j) provide any funds to any Foreign Entity of Concern. “Initial Decision-Maker” means any “Department Initial Decision-Maker” or “Recipient Initial Decision-Maker” identified in Schedule G (Dispute Resolution), as applicable. “Insolvency Proceeding” means any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any Applicable Law, in any jurisdiction and whether voluntary or involuntary. “Intellectual Property” means any and all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including any and all of the following, as they exist anywhere in the world, whether registered or unregistered and including all registrations, issuances and applications therefor (whether or not any such applications are modified, withdrawn, abandoned or resubmitted) and all extensions and renewals thereof and whether now or hereafter existing, created, acquired or held: (a) all U.S., international and foreign patents and patent applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all Trade Secrets; (c) all copyrights or other rights associated with works of authorship, including all copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (d) all mask work rights, mask work registrations and applications therefor, and any equivalent or similar rights in Semiconductor masks, layouts, architectures or topology; (e) all rights in industrial designs and any registrations and applications therefor throughout the world; (f) all rights to trade names, logos, trademarks and service marks, including registered trademarks and service marks and all applications to register trademarks and service marks throughout the world; (g) all rights in Software; (h) all rights to any databases and data collections throughout the world; (i) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (j) any similar or equivalent rights to any of the foregoing anywhere in the world.

A-17 “Intellectual Property Embodiments” means tangible embodiments of Intellectual Property or Technology (including as embodied in Software) in any form or medium (including without limitation, electronic media) that is Project IP. “Interested Party” means any (a) officer; (b) employee; (c) member of the board of directors or other governing board of the Recipient; (d) parties that advise, approve, recommend, or otherwise participate in the business decisions of the Recipient, such as agents, advisors, consultants, attorneys, accountants or shareholders; or (e) immediate family and other Persons directly connected to the Interested Party by law or through a business arrangement. “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder. Section references to the Internal Revenue Code are to the Internal Revenue Code as in effect as of the date hereof and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor. “Investment” means, for any Person: (a) the making of any deposit with, or advance, loan or other extension of credit (other than payment terms offered in the ordinary course of business) to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to any other Person; and (b) the acquisition of any similar property, right or interest of or in any other Person. “ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, administered by the US Department of State. “IT Systems” has the meaning given to that term in Section 7.26(a) (Information Technology; Cyber Security). “Joint Research” has the meaning given to the term in the Guardrail Provisions. “Knowingly” has the meaning given to the term in the Guardrail Provisions. “Knowledge” means the actual knowledge of any Principal Persons of the Recipient Party or any knowledge that should have been obtained by any Principal Person of the Recipient Party upon reasonable investigation and inquiry, provided that, where this definition is used in Section 7.8 (Intellectual Property), Section 8.2.9 (Intellectual Property), and the Intellectual Property Required Notifications in Annex F (Reporting Covenants), such usage will not require any Recipient Party or any of its Principal Persons to have conducted or obtained any freedom to operate opinions or any Patent, copyright, trademark, or other Intellectual Property clearance searches. “Lease” means any agreement that would be characterized under the Applicable Accounting Requirements as an operating lease, including sub-leases. “Lien” means any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (including any

A-18 conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind). “Major Project Documents” means, with respect to each Project, collectively: (a) each Construction Contract, other than any Construction Contract referred to in paragraph (c) of the definition thereof which the Department and the Recipient have agreed in writing shall not constitute a Major Project Document; (b) each Supply Agreement, other than any Supply Agreement which the Department and the Recipient have agreed in writing shall not constitute a Major Project Document; (c) the Project IP Agreements; (d) each Real Property Document entered into in connection with, or otherwise relating to, the Project; (e) any other contract or agreement entered into by the Recipient subsequent to the date hereof in connection with the Project and designated in writing by the Department as a “Major Project Document”; and (f) each Support Instrument provided in connection with any of the preceding. “Major Project Participant” means each Person (other than the Recipient) party to any Major Project Document. “Material Adverse Effect” means, as of any date of determination by the Department, a material and adverse effect on: (a) any Project; (b) the ability of the Recipient, any other Recipient Party or any other Major Project Participant to observe and perform its material obligations or enforce its rights in a timely manner under any Financing Document to which it is a party; (c) the business, operations, liabilities, condition (financial or otherwise) or Property of the Recipient, any other Recipient Party or any other Major Project Participant; (d) the validity or enforceability of any material provision of any Financing Document; or (e) any material right or remedy of the Recipient, any other Recipient Party or the Department under the Financing Documents. “Material Expansion” has the meaning given to the term in the Guardrails Provisions. “Maximum Award Amount” has the meaning given to that term in Section 2.1(a) (Award Amount). “Maximum Award Amount” has the meaning given to that term in Section 2.1(a) (Award Amount). “Members of the Affiliated Group” has the meaning given to the term in Section 7(c) (Remedies, Mitigation and Clawbacks) of the Guardrail Provisions.

A-19 “Merger Closing” means the successful consummation of the transaction contemplated under the Plan of Merger and the occurrence of “Closing” as defined in and pursuant to the terms of the Plan of Merger. “Merger Longstop Date” means June 30, 2025; provided, however, that if the “Termination Date” (as defined in the Plan of Merger) is extended to December 27, 2025 pursuant to Section 8.1(c) of the Plan of Merger, then “Merger Longstop Date” shall mean December 27, 2025. “Milestone Based Schedule” means, with respect to each Project, a milestone-based construction schedule that sets out each critical path construction milestone (including each Disbursement Milestone) necessary to achieve the Project Completion Date for such Project, which schedule shall include at a minimum (a) anticipated monthly progress for each construction milestone; (b) estimated and actual start dates for each construction milestone; (c) estimated and actual completion dates for each construction milestone; (d) progress metrics for each construction milestone; and (e) other information requested by the Department. “Milestone Completion Longstop Date” means, with respect to any Disbursement Milestone, the relevant date set forth in the Disbursement Milestone Schedule under the column entitled “Milestone Completion Longstop Date” for such Disbursement Milestone. “Minimum Required Equity Interests” means sixty-seven percent (67%) of each of the voting Equity Interests and the economic value of the Equity Interests in a Person. “Mitigation Agreement” has the meaning given to the term in the Guardrail Provisions. “Moody’s” means Moody’s Ratings (formerly known as Moody’s Investors Service, Inc.), so long as it is a rating agency. “NEPA” means the National Environmental Policy Act of 1969, as amended, 42 U.S.C. § 4321 et seq. “NOFO” has the meaning given to the term in the recitals hereto. “Non-Appealable” means, with respect to any Required Approval, unless otherwise agreed by the Department, (a) such Required Approval is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition which may result in modification or revocation; and (b) all applicable appeal periods have expired (except for any Required Approval which does not have any limit on an appeal period under Applicable Law). “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding; provided, that without limiting the generality of the foregoing, the Obligations of the Recipient under the Financing Documents shall include the Department Obligations. “OECD” means the Organization for Economic Co-operation and Development.

A-20 “OFAC” means the Office of Foreign Assets Control, agency of the United States Department of the Treasury under the auspices of the Under-Secretary of the Treasury for Terrorism and Financial Intelligence. “Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Authorized Officer thereof and relating to the items or matters for which such certificate is required, in each case, in form and substance reasonably acceptable to the Department. “OIG” means the Office of Inspector General of the Department. “Operating Expenses” has the meaning given under the Applicable Accounting Requirements. “Organizational Documents” means, with respect to any Person: (a) to the extent such Person is a corporation, the certificate or articles of incorporation and the by-laws of such Person; (b) to the extent such Person is a limited liability company, the certificate of formation or articles of formation or organization and operating or limited liability company agreement of such Person; and (c) to the extent such Person is a partnership, joint venture, trust or other form of business, the partnership, joint venture, trust or other applicable agreement of formation or organization, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization or formation of such Person. “Parent” means Nokia Corporation, a company incorporated under the laws of the Republic of Finland. “Parent Guarantee” has the meaning given to the term in Section 8.2.18 (Parent Guarantee). “Parent Guarantor” means the Parent in its capacity as a guarantor under the Parent Guarantee. “Parent Letter of Support” means a letter of support duly executed by the Parent to the Department, in form and substance satisfactory to the Department, demonstrating the Parent’s support of the Pennsylvania Project as contemplated in the Applications. “Party” and “Parties” has the meaning given to the term in the preamble hereto. “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all regulations promulgated thereunder. “Pennsylvania Project” has the meaning given to the term in the recitals hereto. “Pennsylvania Project Award” has the meaning given to the term in Section 2.1(a) (Award Amount). “Pennsylvania Project Maximum Award Amount” has the meaning given to the term in Section 2.1(a) (Award Amount). “Period of Performance” means, with respect to each Project, the period commencing on the Award Date and ending on the fifth (5th) anniversary of the Project Completion Date for such Project.

A-21 “Periodic Expenses” means all of the following amounts from time to time incurred under or in connection with the Financing Documents: (a) recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Financing Documents or the recordation of the Federal interest in the Trust Property; (b) fees, charges, and expenses of any Consultants; and (c) other fees, charges, expenses and other amounts from time to time due under or in connection with the Financing Documents. “Permitted Disposition” means: (a) any transaction permitted under the Financing Documents, including any Disposition of Product under any Customer Agreement; (b) any Disposition of any equipment or property (other than, until the date of release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), Trust Property) of the Recipient that is: (i) obsolete; (ii) no longer used or useful in the operation of any Project; or (iii) replaced by other equipment or equal value and utility, and in all cases for which the (A) Recipient has received consideration in an amount equal to the value that would have been obtained in an arm’s length transaction with an unaffiliated third party (unless such assets only have scrap value); and (B) such Dispositions are valued at not more than [***] on an aggregate basis in any twelve (12) month period; and (c) any Disposition of Trust Property made in accordance with Section 6.3 (Dispositions of Trust Property). “Permitted Indebtedness” means, collectively: (a) Indebtedness incurred under the Financing Documents; (b) Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business and on terms requiring payment in full in not more than [***], except as may be extended by up to an additional [***] by the relevant counterparty to the Recipient; (c) Indebtedness comprised of purchase money obligations or leases for discrete items of property (excluding Real Property) and equipment not comprising an integral part of any Project the amount of which does not exceed the cost of the equipment so financed in an aggregate amount not to exceed [***] and which are budgeted for in the then-applicable Construction and Tool Installation Budget; (d) Indebtedness arising under surety bonds, performance bonds or similar instruments which are required to be provided under the Major Project Documents and are reflected in the then-applicable Construction and Tool Installation Budget; (e) Indebtedness arising under letters of credit or other similar instruments, in each case arising in the ordinary course of business, on commercially reasonable terms, and otherwise permitted in accordance with the terms of the ABL Loan Agreement; (f) Indebtedness in an aggregate amount not to exceed [***] pursuant to the American Bank Loan Agreement;

A-22 (g) Indebtedness in an aggregate principal amount not to exceed $200,000,000 pursuant to the 2.50% Convertible Senior Notes due 2027, issued pursuant to the Indenture dated March 9, 2020, by and between the Recipient as issuer and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee (as extended, refinanced, replaced, modified, amended and/or restated from time to time pursuant to paragraph (j) below, the “2027 Notes”); (h) Indebtedness in an aggregate principal amount not to exceed $473,750,000 pursuant to the 3.75% Convertible Senior Notes due 2028, issued pursuant to the Indenture dated August 8, 2022, by and between the Recipient as issuer and U.S. Bank Trust Company, National Association as trustee (as extended, refinanced, replaced, modified, amended and/or restated from time to time pursuant to paragraph (j) below, the “2028 Notes”); (i) Indebtedness in an aggregate principal amount not to exceed $300,000,000 pursuant to the ABL Loan Agreement; (j) extensions, refinancings, replacements, modifications, amendments and/or restatements of any item of Permitted Indebtedness (f) through (i) above to the extent that (i) the aggregate principal amount of the original Indebtedness arising thereunder does not increase except for an amount equal to any reasonable fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith, (ii) the terms of such extended, refinanced, replaced, modified, amended and/or restated loan(s) are not materially more favorable to the lender(s) providing such extended, refinanced, replaced, modified, amended and/or restated loan(s) than those applicable to the original Indebtedness arising thereunder, taken as a whole, (iii) such extended, refinanced, replaced, modified, amended and/or restated loan(s) is not secured by a Lien on any additional assets, (iv) the obligors remain the same, and (v) such extended, refinanced, replaced, modified, amended and/or restated loan(s) does not involve any lender who is a Prohibited Person or a Foreign Entity of Concern; provided, further, that the Recipient shall promptly give the Department notice, and provide the Department with a copy, of each such document entered into in connection with such extended, refinanced, replaced, modified, amended and/or restated loan(s); (k) Indebtedness (the “Refinancing Debt”) incurred to repay at maturity or otherwise, upon conversion or earlier required repurchase of the 2027 Notes and/or the 2028 Notes, in each case, to the extent that (i) the aggregate principal amount of such Refinancing Debt does not exceed the amount to be so repaid or repurchased, except for an amount equal to any reasonable fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Debt, (ii) the terms of such Refinancing Debt are not materially more burdensome upon the Recipient than those in the 2027 Notes or 2028 Notes, as applicable, taken as a whole, (iii) such Refinancing Debt is not secured by a Lien, (iv) such Refinancing Debt is not issued to and does not involve any person who is a Prohibited Person or a Foreign Entity of Concern, and (v) no later than the date that is twelve (12) months following the incurrence of such Refinancing Debt, such Refinancing Debt is either (1) applied in full to the repayment of the 2027 Notes and/or the 2028 Notes, as applicable, or (2) repaid in full; provided, further, that the Recipient shall promptly give the Department notice, and provide the Department with a copy, of each document entered into in connection with such Refinancing Debt; and

A-23 (l) any Indebtedness as the Department may from time to time approve. “Permitted Investments” means any of the following, to the extent owned by the Recipient free and clear of all Liens (other than Permitted Liens): (a) direct obligations of the United States (including obligations issued or held in book-entry form on the books of the United States Department of the Treasury) or obligations, the timely payment of principal and interest of which is fully guaranteed by the United States maturing not more than one hundred-eighty (180) days from the date of the creation thereof; (b) obligations, debentures, notes or other evidence of Indebtedness issued or guaranteed by any agency or instrumentality of the United States maturing not more than one hundred-eighty (180) days from the date of the creation thereof; (c) interest-bearing demand or time deposits (including certificates of deposit) that are held in banks with a general obligation rating of not less than “BBB-” by S&P or the equivalent rating by Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral described in clauses (a) or (b) of this definition, of a market value of no less than the amount of moneys so invested maturing not more than one hundred-eighty (180) days from the date of the creation thereof; (d) commercial paper rated (on the date of acquisition thereof) at least “A-1” or “P-1” or equivalent by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than ninety (90) days from the date of creation thereof; (e) money market funds, so long as such funds are rated “Aaa” by Moody’s and “AAA” by S&P; (f) Guarantees of obligations owing in respect of the ABL Loan Agreement; and (g) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Department may from time to time approve. “Permitted Leases” means Leases of office space, office equipment or motor vehicles with respect to which the aggregate lease payments do not exceed [***] per Fiscal Year (i) as required in connection with the construction or operation of any Project; and (ii) in an amount no greater than the amount budgeted therefor in the applicable Construction and Tool Installation Budget. “Permitted Liens” means: (a) Liens for any tax, assessment or other governmental charge that is (i) not yet due; or (ii) being diligently contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of any Project; (B) such tax, assessment or other governmental charge is not more than sixty (60) days delinquent; and (C) a bond, adequate reserves or other security acceptable to the Department has been posted or provided in such manner and amount as to assure

A-24 the Department that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (b) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the ordinary course of business or in connection with the construction of any Project, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted so long as (i) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of any Project; and (ii) a bond or other security acceptable to the Department has been posted or provided in such manner and amount as to assure the Department that any amounts determined to be due will promptly be paid in full when such contest is determined; (c) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and not in connection with money borrowed; (d) Liens identified in any ALTA Survey that are not objected to by the Department; (e) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the applicable Project Site not violated by the Recipient that do not and will not materially impair the development, construction, operation, or use by the Recipient of such Project Site for the applicable Project; (f) with respect to any Project Site, covenants, conditions, restrictions, easements and other similar matters of record on or prior to the first Disbursement Date for the relevant Project affecting title to such Project Site, which do not and will not materially impair the development, construction, operation, or use by the Recipient of such Project Site for the relevant Project; (g) any other Lien affecting any Project Site the existence of which does not and will not impair in any material respect the development, construction, operation, or use by the Recipient of any Project Site for the relevant Project; (h) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts; (i) Liens securing (i) judgments for the payment of money that do not constitute an Event of Default under Section 10.1.9 (Judgments); or (ii) appeals and the other surety bonds related thereto; (j) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (k) any Liens securing the obligations under the ABL Loan Agreement.

A-25 “Permitting Plan” means, with respect to any Project, the list of Required Approvals for such Project and corresponding deadline for each such Required Approval to be obtained set forth on Schedule C (Permitting Plan) hereto, as the same may be updated or otherwise modified from time to time. “Person” means any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not. “Plan of Merger” means that certain Agreement and Plan of Merger, dated June 27, 2024, by and among the Recipient, the Parent, and Neptune of America Corporation, a corporation organized under the laws of Delaware. “Platform” has the meaning given to that term in Section 11.2 (Use of Websites). “PMT” means the preliminary memorandum of terms in respect of the Projects dated October 7, 2024. “Potential Event of Default” means an event or circumstance that, with the giving of notice or passage of time or both, would become an Event of Default. “Practice” means to practice Intellectual Property in any way, including to use, reproduce, distribute, modify, improve, make, display, perform, create derivative works of, access and utilize. “Principal Persons” means any officer, director, beneficial owner of ten percent (10%) or more of equity interests that are not publicly traded securities, other natural person (whether or not an employee) with executive responsibilities over a Recipient Party or who has practical control over the Recipient Party, and each of their respective successors or assigns. “Processing” means any operation or set of operations that are performed on data or on sets of data, whether or not by automated means, including creation, receipt, maintenance, access, acquisition, use, disclosure, transmission, storage, retention, processing, destruction, modification or transfer (including cross-border transfer), and the words “Process” and similar constructions shall have correlative meanings. “Product” means optical compound semiconductors, including photonic integrated circuits and packaged transmit-receive optical sub-assemblies and optical pluggable transceivers. “Program Requirement” means each requirement set forth in Annex D (Program Requirements). “Prohibited Person” means any Person or entity that is: (a) a Sanctioned Person; (b) debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof; (c) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department

A-26 or any agency or instrumentality thereof or otherwise participating in procurement or non-procurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations; or (d) indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations. “Project” and “Projects” has the meaning given to the term in the recitals hereto. “Project Change” has the meaning given to the term in Section 9.1.4(a) (Approved Project Changes). “Project Commencement Clawback Date” means: (a) with respect to the California Project, the Award Date; and (b) with respect to the Pennsylvania Project, December 31, 2026. “Project Commencement Date” means, with respect to any Project, and as demonstrated by evidence delivered to the Department, in form and substance satisfactory to the Department, the date on which the Recipient commenced the Project. “Project Completion Clawback Date” means, with respect to any Project, the date the Recipient is required to achieve the Project Completion Date for such Project as set forth in the Disbursement Milestone Schedule under the column entitled “Clawback Date” with respect to the final Disbursement Milestone for such Project. “Project Completion Date” means, with respect to any Project, the first date on which the applicable Project Completion Requirements have been achieved with respect to such Project to the satisfaction of the Department. “Project Completion Requirements” means, with respect to any Project: (a) the final Disbursement Milestone for such Project has been achieved to the satisfaction of the Department; (b) no Event of Default or Potential Event of Default shall exist as of the Project Completion Date or would result from the occurrence of the Project Completion Date; (c) each of the representations and warranties made (or deemed made) by the Recipient in any Award Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time); and (d) the Recipient has delivered to the Department a project completion certificate executed by an Authorized Officer of the Recipient, substantially in the form attached as Exhibit F

A-27 (Form of Project Completion Certificate), certifying that each of the requirements set forth in clauses (a) through (c) has been satisfied as of the date of such certificate. “Project Costs” means, with respect to any Project, all costs that have been incurred or are projected to be incurred by the Recipient in connection with the construction, expansion or modernization of such Project through the Project Completion Date for such Project, including: (a) amounts payable under the Construction Contracts entered into in connection with such Project; (b) fees and expenses payable under the Financing Documents prior to the end of the Disbursement Period; (c) costs to acquire title or use rights to the applicable Project Site, necessary easements and other Property interests; (d) costs and expenses of legal, engineering, accounting, construction management and other advisors or Consultants incurred in connection with any Project; (e) fees, commissions and expenses payable to the Department; (f) development costs to the extent permitted to be paid under the Financing Documents; (g) insurance premiums in connection with such Project obtained prior to the applicable Project Completion Date for such Project; (h) the Recipient’s labor costs and general and administration costs; (i) costs incurred under the relevant operations and management agreement and mobilization costs included in the Base Case Financial Model; and (j) such other costs or expenses approved by the Department. “Project Document” means, with respect to each Project, each of: (a) each Major Project Document; (b) each Customer Agreement that does not constitute a Major Project Document; and (c) each other contract entered into by the Recipient that is necessary for or material to the construction and operation of such Project. “Project IP” means, with respect to any Project, all Technology and Intellectual Property that are: (a) (i) material or necessary for the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation or maintenance of such Project or (ii) material or necessary for and incorporated into or used in the manufacture, sale or provision of Products or services manufactured, sold or provided using such Project or Facilities; (b) necessary to achieve the applicable Project Completion Date; or (c) necessary for the manufacturing and provision of goods manufactures or services provided using such Project or Facilities or the use of such goods or services, as applicable at the relevant time, but excluding, in the case of each of (a) through (c) above, any Software that: (i) has not been created by, or

A-28 modified or customized for the Recipient; (ii) is readily commercially available; and (iii) is licensed under standard terms and conditions. “Project IP Agreement” means, with respect to each Project, collectively: (a) with respect to the California Project: (i) (A) [***]; (ii) [***]; (iii) [***]; and (iv) [***]; and (b) each other material agreement granting or document evidencing the Recipient’s exclusive ownership of or rights to use material Project IP (including assignment, license, sub- license or other agreements) or rights to use material Project IP for such Project or in the Facilities. “Project Site” means: (a) with respect to the California Project, the Real Property described on Part 1 (California Project) of Schedule D (Project Sites); and (b) with respect to the Pennsylvania Project, that certain real property, together with all improvements and appurtenant fixtures, trade fixtures, easements, mineral rights, water rights and other property and rights incidental to the lease, use, occupancy or operation thereof, that will be described in a Lease, in form and substance satisfactory to the Department, to be entered into by the Recipient prior to the first Disbursement Date for the Pennsylvania Project. At such time, (i) the real property described in such Lease shall become Real Property hereunder; (ii) such Lease shall become a Real Property Lease hereunder; and (iii) without further action by the Parties hereto, Part 2 (Pennsylvania Project) of Schedule D (Project Sites) shall be deemed automatically updated to include the description of the real property described in such Lease. “Project-Specific Event of Default” means any Event of Default pursuant to: (a) Section 10.1.1(a) (Project Completion Clawback), where such breach relates to a specific Project or Project Site; (b) Section 10.1.1(d) (Authorized Purpose Clawback), where such breach relates to a specific Project or Project Site; (c) Section 10.1.1(e) (Property Disposition Clawback), where such breach relates to a specific Project or Project Site; (d) Section 10.1.3(c) (Other Breaches Under Financing Documents) (other than pursuant to a breach of Section 7.3 (Compliance with Laws)), where such Event of Default arises in

A-29 relation to a breach of a covenant, term, or obligation in relation to a specific Project or Project Site; (e) Section 10.1.6 (Required Approvals), where such Event of Default arises in relation to any Required Approval in relation to a specific Project or Project Site; (f) Section 10.1.10 (Abandonment), where such Event of Default relates to a specific Project or Project Site; and (g) Section 10.1.11 (Environmental Matters) and Section 10.1.15 (Certain Governmental Actions), where such Event of Default arises in relation to any Action, Government Judgment or Governmental Authority's action in relation to a specific Project or Project Site. “Property” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “Prudent Industry Practice” shall mean, with respect to any Project, that range of practices, methods, equipment, specifications, and standards of safety and performance, as are commonly accepted in the Semiconductor industry as good, safe, prudent and commercial practices in connection with the design, construction, operation, maintenance, repair and use of such Project. “Qualified Public Company Shareholder” means each Person that holds, directly or indirectly, shares in a company, which shares are not restricted or closely held, but are freely available to the public for trading on any national securities exchange approved by or registered with the competent securities regulator of the relevant country. “Real Property” means all right, title and interest of the Recipient in and to any and all parcels of real property leased by the Recipient pursuant to a Real Property Lease, together with all improvements and appurtenant fixtures, trade fixtures, easements, mineral rights, water rights and other property and rights incidental to the lease, use, occupancy or operation thereof. “Real Property Documents” means, with respect to any Project, collectively: (a) the Real Property Lease with respect to the applicable Project Site; (b) all instruments vesting in the Recipient a real property right or contractual right reasonably necessary for such Project or the use or occupancy of the applicable Project Site, including, without limitation, all easements, rights of way, mineral rights, water rights, and other rights required to be obtained by Major Project Participants pursuant to the Financing Documents entered into in relation to such Project or that are necessary for the performance of their obligations thereunder; (c) the ALTA Survey with respect to the applicable Project Site; (d) a consent, estoppel and agreement executed by the lessor and such other parties, if any, under the Real Property Lease with respect to the applicable Project Site, in form and substance satisfactory to the Department, which shall, inter alia, provide (i) the consent of such lessor and any other party thereto to the creation (and recordation of public notice in the applicable land records) of the Federal Interest in the applicable Project Site,

A-30 and (ii) the Department with reasonable notice and cure periods for breaches or defaults by the Recipient under such Real Property Lease; provided, however, that this item (d) shall only constitute a “Real Property Document” prior to the release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing), and, thereafter, this item (d) shall be replaced with an estoppel certificate executed by the lessor and such other parties, if any, under the Real Property Lease with respect to the applicable Project Site, in form and substance satisfactory to the Department, which shall, inter alia, confirm that no breaches or defaults exist thereunder; (e) a memorandum of lease for the Real Property Lease with respect to the applicable Project Site, in recordable form, in form and substance satisfactory to the Department; provided, however, that this item (e) shall only constitute a “Real Property Document” prior to the release of the Federal Interest in the Trust Property pursuant to Section 6.8 (Release of Federal Interest Upon Merger Closing); (f) the Zoning Report with respect to the applicable Project Site; and (g) the Title Commitment with respect to the applicable Project Site. “Real Property Lease” means any lease, sublease, license, sublicense, or other agreement for the use or occupancy of any Project Site to which the Recipient is a party, as lessee, together with all amendments, modifications, supplements, guaranties, extensions, renewals, notices and other documents related thereto. “Recipient” has the meaning given to the term in the preamble hereto. “Recipient Party” means each of the Recipient and, effective from and after the Merger Closing, also the Parent. “Recipient’s Accountant” means Ernst & Young LLP, or such other firm of independent certified public accountants of nationally recognized standing as may be appointed by the Recipient from time to time. “Referral” has the meaning given to the term in Section 11.12.4 (Referral to Initial Decision- Maker). “Related Entity” has the meaning given to the term in the Guardrail Provisions. “Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, depositing or seeping into the environment, and the term “Released” and similar constructions have correlative meanings. “Relevant Event” has the meaning given to the term in Section 11.12.3 (Dispute Notice). “Required Approvals” means all Governmental Approvals and other consents and approvals of third parties necessary or required by the Recipient and, to the Recipient’s Knowledge, each Major Project Participant (or with respect to its respective Properties) under Applicable Law, the Program Requirements, the Financing Documents, the Real Property Leases or any contractual obligation including: (a) the due execution, delivery recordation, filing or performance by any Recipient Party or Major Project Participant

A-31 of any Financing Document to which such Recipient Party or Major Project Participant is or is to be a party; (b) the grant by the Recipient and each other relevant Recipient Party of the Liens granted by such Person pursuant to the Award Documents; (c) the exercise by the Department of its rights under any of the Financing Documents or the remedies in respect of the Federal Interest; (d) in any material respect, the development, construction, operation, occupancy, use or maintenance of the Project; and (e) the Recipient’s leasehold interest in the Project Site, other than, in each case, those that are of a routine nature and can be obtained in the ordinary course of business. “Responding Party” has the meaning given to the term in Section 11.12.3 (Dispute Notice). “S&P” means Standard & Poor’s Financial Services LLC, so long as it is a rating agency. “SAM” means the System for Award Management electronic database administered by the United States General Services Administration, found at www.sam.gov. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive country-wide or territory-wide Sanctions. “Sanctioned Person” means, at any time, (a) any Person identified on any Sanctions List; (b) any Person located, organized or resident in a Sanctioned Country; (c) any Person owned fifty percent (50%) or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b); or (d) any Person that is otherwise the subject or target of any Sanctions. “Sanctions” means any and all laws concerning or relating to economic, financial or trade sanctions, embargoes, or similar restrictive measures imposed, administered, enacted or enforced by a Sanctions Authority. “Sanctions Authority” means any agency, department, division or instrumentality of the United States federal government, including OFAC, the U.S. Department of State, and BIS. “Sanctions List” means any list of designated Persons maintained by any Sanctions Authority, including, without limitation, the “Specially Designated Nationals and Blocked Persons” list, “Sectoral Sanctions Identifications List,” and “Non-SDN Chinese Military-Industrial Complex Companies List” maintained by OFAC and the “Denied Persons List,” “Entity List,” “Unverified List,” and “Military End-User List” maintained by BIS. “Scheduled Capex Amount” means, with respect to any Disbursement Milestone for any Project, the scheduled amount of Capital Expenditures to be incurred by the Recipient for such Disbursement Milestone as set forth in the Disbursement Milestone Schedule under the column entitled “Scheduled Capex Amount.” “Scheduled Cumulative Capex Amount” means, with respect to any Disbursement Milestone for any Project and as of any date of determination, the aggregate Scheduled Capex Amount for all Disbursement Milestones as of such date, including the then-current Disbursement Milestone, as set forth in the Disbursement Milestone Schedule under the column entitled “Scheduled Cumulative Capex Amount.” “Scheduled Cumulative Disbursement Amount” means, with respect to any Project and as of any date of determination, an amount equal to the aggregate Scheduled Disbursement Amount for all Disbursement Milestones of such Project as of such date, including the then-current Disbursement

A-32 Milestone, as set forth in the Disbursement Milestone Schedule under the column entitled “Scheduled Disbursement Amount.” “Scheduled Cumulative Disbursement Ratio” means, with respect to any Project and as of any date of determination, the ratio, expressed as a percentage, equal to (a) the Scheduled Cumulative Disbursement Amount for such Project as of such date divided by (b) the Scheduled Cumulative Capex Amount for such Project as of such date. “Scheduled Disbursement Amount” means, with respect to any Disbursement Milestone for any Project, the scheduled amount of the Maximum Award Amount to be made by the Department for such Disbursement Milestone, as set forth in the Disbursement Milestone Schedule under the column entitled “Scheduled Disbursement Amount. “Secretary” has the meaning given to the term in the Guardrail Provisions. “Semiconductor” has the meaning given to the term in Section 7(h) (Remedies, Mitigation and Clawbacks) of the Guardrail Provisions. “Semiconductor Manufacturing Capacity” has the meaning given to the term in the Guardrail Provisions. “Sensitive Information” means: (a) any information that is subject to Data Protection Laws; (b) Trade Secrets, or any other information in which any Recipient Party has confidential Intellectual Property (including any relevant Project IP owned by any Recipient Party); and (c) any information with respect to which any Recipient Party has contractual non-disclosure obligations. “Significant Transaction” has the meaning given to the term in the Guardrail Provisions. “Software” means any and all: (a) computer programs and software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or any other form; (b) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, firmware, development tools, configurations, interfaces, platforms and applications; (c) data, databases and compilations; and (d) documentation supporting or related to any of the foregoing (including training materials). Software shall include “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind. “Source Code” means, with respect to any Software, the human-readable form of such Software. “Sources and Uses Plan” means the detailed description of the overall financing plan for each Project, including expected sources and uses of funding associated with such Project (including specific line items for each material component, phase or element of such Project); and reflecting Capital Expenditures and operating losses for such Project through the Project Completion Date, delivered by the Recipient to the Department pursuant to Section 4.4 (Sources and Uses Plan.). “Subaward” means an award to carry out the Authorized Purpose that is not a contract for goods or services. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity the accounts of which would be consolidated

A-33 with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with the Applicable Accounting Requirements as of such date, as well as any other corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. “Supply Agreement” means, with respect to each Project, collectively: (a) with respect to the California Project: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; (v) [***]; (vi) [***]; and (vii) [***]; and (b) any other document designated in writing as a Supply Agreement by the Recipient and the Department. “Support Instrument” means, with respect to any Project Document, any guarantee, letter of credit, surety, payment or performance bond or other agreement or instrument relating to the performance by any Person of its obligations under such Project Document. “Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof. “Technology” means regardless of form, any invention (whether or not patentable or reduced to Practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how, and techniques, Software code, including all Source Code, object code, firmware, development tools and application programming interfaces, tools, materials, marketing and development plans, and other forms of technology and all media on which any of the foregoing is recorded. “Technology Clawback Term” means, with respect to any Project, the period commencing on the Award Date and ending on to the last day of the Period of Performance.

A-34 “Technology Licensing” has the meaning given to the term in Section 7(c) (Remedies, Mitigation and Clawbacks) of the Guardrail Provisions. “Termination Date” means the date that is the later of (a) the last day of the Period of Performance; and (b) the tenth (10th) anniversary from the Award Date. “Threshold Event of Loss” means any compromise or settlement of any claim with respect to any Event of Loss involving an amount in excess of Five Hundred Thousand Dollars ($500,000). “Title Commitment” means, with respect to any Project Site, an ALTA commitment for title insurance, in form and substance satisfactory to the Department, issued by the Title Company in respect of the applicable Project Site for such Project. “Title Company” means a national commercial title insurance company acceptable to the Department. “Total Funding Available” means, with respect to any Project and as of any date of determination, the sum of: (a) the unused portion of the Maximum Award Amount for such Project; plus (b) any other unused equity funding that is committed for such Project; plus (c) any other funding that the Department determines to be reasonably likely to become available to the Recipient for such Project after such date of determination to pay all remaining Project Costs. “Total Project Costs” means, with respect to any Project and as of any date of determination, the total amount of Project Costs reasonably likely to be required to be paid by the Recipient to achieve the Project Completion Date for such Project. “Trade Secrets” means any trade secrets and other confidential or proprietary information, including know-how, inventions, processes, procedures, algorithms, Source Code, databases, concepts, ideas, research or development information, techniques, technical information and data, specifications, methods, discoveries, modifications, extensions, and customer and supplier lists, in each case, whether or not reduced to a written or other tangible form. “Transfer” means any sale, assignment, pledge, creation of a security interest or other transfer, regardless of whether carried out directly or indirectly, provided that the term “Transfer” shall not include the creation or existence of any Permitted Lien. “True-Up Amount” means, with respect to any requested Disbursement for any Disbursement Milestone of any Project and as of any date of determination, an amount equal to: (a) the lesser of (i) the product of (A) the Scheduled Cumulative Disbursement Ratio for such Disbursement Milestone multiplied by (B) the Actual Cumulative Capex Amount for such Project as of such date; and (ii) the Scheduled Cumulative Disbursement Amount for such Project as of such date; minus (b) the Actual Cumulative Disbursement Amount for such Project as of such date. “Trust Property” means those assets of the Recipient that are acquired or improved in whole or in part with the proceeds of any Direct Funding, including (a) all real property of the Recipient (including leasehold and fee interests of the Recipient and each Project Site); (b) all equipment, supplies and other existing and after-acquired personal property of the Recipient (including all contracts, agreements and

A-35 warranties of the Recipient with respect to such equipment, supplies and personally property); and (c) all intangible assets and Intellectual Property of the Recipient, and licenses to Intellectual Property granted to the Recipient, provided that in no event shall Trust Property include Accounts (as defined in the New York UCC), Inventory (as defined in the New York UCC), Deposit Accounts (as defined in the New York UCC) (including all sums deposited therein) or any proceeds thereof. “TVPA” means the Trafficking Victims Protection Act of 2000 (22 U.S.C. § 7101 et seq.). “UCC” means the Uniform Commercial Code of the applicable jurisdiction. “United States” or “U.S.” means the United States of America. “Unrestricted Cash” means cash or Cash Equivalents of the Recipient that would not appear as “restricted” on the balance sheet of the Recipient. “Zoning Report” means, with respect to any Project Site, a current zoning report regarding the zoning jurisdiction of such Project Site and the zoning compliance of such Project Site and the applicable Project, in form and substance satisfactory to the Department.

B-1 ANNEX B RULES OF INTERPRETATION For all purposes of this Agreement, including any Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context: 1. Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders. 2. Use of Or. The word “or” is not exclusive. 3. Change of Law. Each reference to an Applicable Law or Environmental Law includes any amendment, supplement or modification of such Applicable Law or Environmental Law, as the case may be, and all regulations, rulings and other Applicable Laws or Environmental Laws promulgated thereunder, including with respect to any successor Applicable Law or Environmental Law. 4. Successor and Assigns. A reference to a Person includes its successors and permitted assigns. 5. Including. The words “include,” “includes” and “including” are not limiting and mean include, includes and including “without limitation,” “without limitation by specification” and “but not limited to.” 6. Hereof, Herein, Hereunder. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document. 7. Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. 8. Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all Exhibits, schedules, annexes and appendices thereto, and all Exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document; (b) shall include all documents, instruments or agreements issued or executed in replacement thereof; and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time and in effect at any given time to the extent that any such amendment, amendment and restatement, supplement, or modification is permitted under the terms of such document, instrument or agreement and under the terms of the Financing Documents. 9. Periods and Time. Unless otherwise specified, references to “days,” “weeks,” “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C. 10. Department Determinations. Any determination made by the Department pursuant to this Agreement or any other the Award Document shall be determined at the discretion of the Department, provided that the Department shall not unlawfully withhold or unreasonably delay

B-2 a decision, nor act in an arbitrary or capricious manner, abuse of its discretion, or otherwise act not in accordance with the law. 11. Ambiguities. The Financing Documents are the result of negotiations and have been reviewed by each party to the Financing Documents and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person. 12. Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document. 13. Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof. 14. Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP. 15. Reasonable Efforts. The expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of either party, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrued solely to that person’s own benefit. 16. Reasonableness. The words “reasonable”, “reasonably”, “unreasonably” and words of similar import, when applied to the Department’s satisfaction, acceptance, determination, consent, discretion or approval, take into account any special consideration affecting decisions of the Department in its capacity as a governmental entity or its responsibilities as such and are based on its policies, practices, and procedures, and law and regulations applicable to it. 17. Conflict. Except as otherwise expressly provided for herein, in the case of any conflict between the terms of this Agreement and the terms of any Financing Document, the terms of this Agreement, as between the Recipient and the Department, shall prevail. 18. Independence of Covenants. All covenants hereunder and under the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Potential Event of Default or an Event of Default if such action is taken or condition exists. 20. Order of Precedence. In the event of a conflict between the terms and conditions included in the body of this Agreement, the Funding Obligation and the terms and conditions included in any of the attachments hereto, the order of precedence shall be: (a) Funding Obligation, (b) Annex B (Rules of Interpretation), (c) Annex C (Guardrail Provisions) (including the Definitions set forth

B-3 therein), (d) Annex E (Davis-Bacon Act Requirements) (including the Definitions set forth therein), (e) the body of this Agreement, (f) Annex A (Definitions), (g) Schedule B (Project Milestone Schedule), (h) Schedule A (Fiscal Year Appropriations), (i) Annex D (Program Requirements), and (j) Annex F (Reporting Covenants).

C-1 ANNEX C GUARDRAIL PROVISIONS SECTION 1.PROHIBITION ON CERTAIN EXPANSION TRANSACTIONS During the Expansion Clawback Term, the Recipient and Members of the Affiliated Group may not engage in any Significant Transaction involving the Material Expansion of Semiconductor Manufacturing Capacity in a Foreign Country of Concern; provided that, this prohibition will not apply to: (a) Existing Facilities or equipment of a Recipient or any Member of the Affiliated Group for manufacturing Legacy Semiconductors; or (b) Significant Transactions involving Material Expansion of Semiconductor Manufacturing Capacity that: (i) produce Legacy Semiconductors; and (ii) Predominately Serve the Market of a Foreign Country of Concern. SECTION 2.PROHIBITION ON CERTAIN JOINT RESEARCH OR TECHNOLOGY LICENSING (a) During the Technology Clawback Term, the Recipient may not Knowingly engage in any Joint Research or Technology Licensing with a Foreign Entity of Concern that relates to a Technology or Product that Raises National Security Concerns. (b) Notwithstanding paragraph (a) of this Section 2 (Prohibition On Certain Joint Research Or Technology Licensing), this prohibition will not apply to Joint Research or Technology Licensing with a Foreign Entity of Concern that relates to a Technology or Product that Raises National Security Concerns that was ongoing prior to (i) being listed as a Technology or Product that Raises National Security Concerns in 68 Fed. Reg. 65600 (September 25, 2023), or (ii) an announcement by the Secretary identifying such technology or product as a Technology or Product that Raises National Security Concerns as set forth in part (c) of the definition of such term. All ongoing Joint Research or Technology Licensing that the Recipient has with a Foreign Entity of Concern that relates to a Technology or Product that Raises National Security Concerns that was ongoing as of September 25, 2023 is set forth in Part 2 (Joint Research or Technology Licensing of Recipient) of Appendix 1 hereto, which Appendix will be amended by the Recipient in connection with any public determinations by the Secretary of Technologies or Products that Raise National Security Concerns to memorialize that such technology or product was ongoing as of the date of such announcement. SECTION 3.ADDITIONAL CONDITIONS ON CERTAIN JOINT RESEARCH OR TECHNOLOGY LICENSING (a) If, during the Technology Clawback Term, the Business Unit of any Related Entity that designs, manufactures or packages a Specified Technology or Product (or any other technology or product substantially the same thereto) engages in Joint Research or Technology Licensing with a Foreign Entity of Concern with respect to the Specified Technology or Product (or any other technology or product substantially the same thereto), then the Secretary may take any measures to mitigate the risk to national security, which measures may include, but are not limited to, recovering up to the full

C-2 amount of any Award made to the Recipient that is within the Technology Clawback Term for such Award (which recovery may be pursuant to Section 7(d) (Remedies, Mitigation and Clawbacks) of this Annex C (Guardrail Provisions)), negotiating an amendment to this Agreement, or exercising any other remedy available to the Secretary at equity or in law. (b) Notwithstanding paragraph (a) of this Section 3 (Additional Conditions on Certain Joint Research or Technology Licensing), this condition will not apply to Joint Research or Technology Licensing with a Foreign Entity of Concern that relates to a Technology or Product that Raises National Security Concerns that was ongoing prior to (i) being listed as a Technology or Product that Raises National Security Concerns in 68 Fed. Reg. 65600 (September 25, 2023), or (ii) an announcement by the Secretary identifying such technology or product as a Technology or Product that Raises National Security Concerns as set forth in part (c) of the definition of such term. All such ongoing Joint Research or Technology Licensing that would otherwise be prohibited by paragraph (a) that was ongoing as of September 25, 2023 is set forth in Part 3 (Joint Research or Technology Licensing of Related Entities) of Appendix 1, which Schedule will be amended by the Recipient in connection with any public determinations by the Secretary of Technologies or Products that Raise National Security Concerns to memorialize that such technology or product was ongoing as of the date of such announcement. SECTION 4.RETENTION OF RECORDS. (a) During the Expansion Clawback Term and for a period of seven (7) years following any Significant Transaction involving the Material Expansion of Semiconductor Manufacturing Capacity in a Foreign Country of Concern, a Recipient or Member of the Affiliated Group planning or engaging in any such Significant Transaction involving the Material Expansion of Semiconductor Manufacturing Capacity in a Foreign Country of Concern will maintain records related to the Significant Transaction in a manner consistent with the recordkeeping practices used in their ordinary course of business for such transactions. (b) A Recipient that is notified that a transaction is being reviewed by the Secretary in accordance with the Guardrail Regulations will immediately take steps to retain all records relating to such transaction, including if those records are maintained by a Member of the Affiliated Group or by Related Entities. Any failure to maintain such records will be an adverse inference regarding compliance with the provisions of this Annex. SECTION 5.PROCEDURES FOR NOTIFYING THE SECRETARY OF SIGNIFICANT TRANSACTIONS During the Expansion Clawback Term, the Recipient will submit written notification to the Secretary regarding any planned Significant Transactions of the Recipient or Members of the Affiliated Group that may involve the Material Expansion of Semiconductor Manufacturing Capacity in a Foreign Country of Concern, regardless of whether the Recipient believes the transaction falls within an exception stated in Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions). Each notification must include the information set forth in Section 6 (Contents Of Notifications; Certifications; Additional Information) and be submitted to the Secretary in accordance with the notice provisions of this Agreement and to notifications@chips.gov.

C-3 SECTION 6.CONTENTS OF NOTIFICATIONS; CERTIFICATIONS; ADDITIONAL INFORMATION (a) The notification required by Section 5 (Procedures For Notifying The Secretary Of Significant Transactions) of this Annex C (Guardrail Provisions) will be certified by the Recipient’s chief executive officer, president, or equivalent corporate officer, and will contain the following information about the parties and the transaction, which must be accurate and complete: (i) the Recipient and any Member of the Affiliated Group that is party to any Award Document, including for each a primary point of contact, telephone number, and email address; (ii) the identity and location(s) of all other parties to the transaction; (iii) information, including organizational chart(s), on the ownership structure of parties to the transactions; (iv) a description of any other significant foreign involvement, e.g., through financing, in the transaction; (v) the name(s) and location(s) of any entity in a Foreign Country of Concern where or at which Semiconductor Manufacturing Capacity may be Materially Expanded by the transaction; (vi) a description of the transaction, including the specific types of Semiconductors currently produced at the facility planned for expansion, the current production technology node (or equivalent information) and Semiconductor Manufacturing Capacity, as well as the specific types of Semiconductors planned for manufacture, the planned production technology node, and planned Semiconductor Manufacturing Capacity; (vii) if the Recipient asserts that the transaction involves the Material Expansion of Semiconductor Manufacturing Capacity that produces Legacy Semiconductors that will Predominately Serve the Market of a Foreign Country of Concern, documentation as to where the final products incorporating the Legacy Semiconductors are to be used or consumed, including the percent of Semiconductor Manufacturing Capacity or percent of sales revenue that will be accounted for by use or consumption of the final goods in the Foreign Country of Concern; and (viii) If applicable, an explanation of how the transaction meets the exemptions set forth in Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions), including details on the calculations for Semiconductor Manufacturing Capacity and/or sales revenue by the market in which the final goods will be consumed. (b) If during the review of the notification specified in Section 5 (Procedures For Notifying The Secretary Of Significant Transactions) of this Annex C (Guardrail Provisions), the Secretary requests additional information from the Recipient, the Recipient will promptly provide any additional information.

C-4 SECTION 7.REMEDIES, MITIGATION AND CLAWBACKS (a) If the Secretary makes a final determination that a transaction would violate Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions) or that the Recipient or a Member of the Affiliated Group has violated Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions) by engaging in a prohibited Significant Transaction, the Recipient must cease or abandon the transaction (or, if applicable, ensure that the Member of the Affiliated Group ceases or abandons the transaction), and the Recipient’s chief executive officer, president, or equivalent corporate official, must submit electronically a signed letter in accordance with the notice provisions of this Agreement to notifications@chips.gov within forty-five (45) days of the final determination certifying that the transaction has ceased or been abandoned. Such letter must certify, under the penalties provided in the False Statements Accountability Act of 1996, as amended (18 U.S.C. § 1001), that the information in the letter is accurate and complete. (b) Unless recovery is waived by the Secretary, a violation of Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions) for engaging in a prohibited Significant Transaction or failing to cease or abandon a planned Significant Transaction that the Secretary has determined would be in violation of Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions), will result in the recovery of the full amount of any Award made to the Recipient that is within the Expansion Clawback Term for such Award. If the means of recovery is not otherwise specified in this Agreement, the amount of any Award to be recovered will be treated as a debt owed to the U.S. Government which is immediately due and payable. (c) If the Secretary determines that a Recipient or Member of the Affiliated Group is planning to undertake or has undertaken a Significant Transaction that violates or would violate Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions), the Secretary may seek to take measures in connection with the transaction to mitigate the risk to national security. Such measures may include negotiation with the Recipient of an amendment to this Agreement to mitigate the risk to national security in connection with the transaction (a “Mitigation Agreement”). In such a Mitigation Agreement, the Secretary may (but is not required to) waive the recovery of funds for violation of Section 1 (Prohibition on Certain Expansion Transactions) of this Annex C (Guardrail Provisions). If a Recipient fails to comply with the Mitigation Agreement or if other conditions in the Mitigation Agreement are violated, the Secretary may recover the full amount of any Award made to the Recipient that is within the Expansion Clawback Term for such Award, in accordance with paragraph (b) of this Section 7 (Remedies, Mitigation and Clawbacks). (d) If the Secretary makes a final determination that the Recipient is not in compliance with Section 2 (Prohibition On Certain Joint Research Or Technology Licensing) of this Annex C (Guardrail Provisions), the Secretary will recover the full amount of any Award made to the Recipient that is within the Technology Clawback Term for such Award. If the means of recovery is not otherwise specified in this Agreement, the amount of any Award to be recovered will be treated as a debt owed to the U.S. Government which is immediately due and payable.

C-5 (e) If the Secretary makes a final determination that a Related Entity has engaged in activity that would violate the conditions in Section 3 (Additional Conditions on Certain Joint Research or Technology Licensing) of this Annex C (Guardrail Provisions), the Secretary may take measures to mitigate the risk to national security, which measures may include, but are not limited to, recovering up to the full amount of any Award made to the Recipient that is within the Technology Clawback Term for such Award to the Recipient, negotiating an amendment to this Agreement, as necessary, or exercising any other remedy available to the Secretary at equity or in law. If the means of recovery is not otherwise specified in this Agreement, the amount of any Award to be recovered will be treated as a debt owed to the U.S. Government which is immediately due and payable. (f) Interest on a debt owed under this Section 7 (Remedies, Mitigation And Clawbacks) of this Annex C (Guardrail Provisions) will be calculated from the date on which the Secretary provides a final notification to the Recipient that an action violated Section 1 (Prohibition on Certain Expansion Transactions), Section 2 (Prohibition On Certain Joint Research Or Technology Licensing) or Section 3 (Additional Conditions on Certain Joint Research or Technology Licensing) of this Annex C (Guardrail Provisions). (g) The Secretary may take action to collect a debt due under this Section 7 (Remedies, Mitigation and Clawbacks), if such debt is not paid within the time prescribed in this Agreement or Mitigation Agreement. In addition, the Secretary may refer the unpaid debt to the Department of Justice for appropriate action. (h) If the Secretary makes an initial determination that Section 1 (Prohibition on Certain Expansion Transactions), Section 2 (Prohibition On Certain Joint Research Or Technology Licensing) or Section 3 (Additional Conditions On Certain Joint Research Or Technology Licensing) of this Annex C (Guardrail Provisions) has been violated, the Secretary may, in addition to the other remedies specified herein, suspend further disbursement of Award amounts to the Recipient. (i) The recoveries and remedies available under this Section 7 (Remedies, Mitigation and Clawbacks) are without prejudice to other available remedies, including other remedies provided in this Agreement and civil or criminal penalties.

C-6 Definitions Capitalized terms used in this Agreement and Appendix 1 will have the meanings set forth below, and the rules of interpretation set forth in Annex B Rules of Interpretation will apply, except, in each case, as otherwise expressly provided therein. “Business Unit” means any division, department, function, or a segment of an entity, the business purpose of which is (1) the design of Semiconductors (other than the design of custom parts or components for the Recipient’s own procurement) or (2) the manufacture, assembly, or packaging of Semiconductors. “Existing Facility” means: (a) any facility, the current status of which, including its Semiconductor Manufacturing Capacity, is memorialized in Part 1 (Existing Facilities) of Appendix 1 hereto, based on the Secretary’s assessments of historical capacity measurements. Only facilities built, equipped, and operating prior to entering into this Agreement are considered to be Existing Facilities. A facility that undergoes Significant Renovations will no longer qualify as an Existing Facility; (b) notwithstanding paragraph (a), an Existing Facility is a facility that is in the process of being equipped, expanded or modernized as of the date of execution of this Agreement, and for which the Secretary has exercised his or her discretion to determine that such facility is an Existing Facility; and (c) each Existing Facility for the purpose of this Agreement, is specified in Part 1 (Existing Facilities) of Appendix 1. “Foreign Country of Concern” means: (a) a country that is a covered nation (as defined in 10 U.S.C. § 4872(d)); and (b) any country that the Secretary, in consultation with the Secretary of Defense, the Secretary of State, and the Director of National Intelligence, determines to be engaged in conduct that is detrimental to the national security or foreign policy of the United States and provides notice of the same in the Federal Register. “Foreign Entity” means: (a) a government of a foreign country or a foreign political party; (b) a natural person who is not a lawful permanent resident of the United States, citizen of the United States, or any other protected individual (as such term is defined in section 8 U.S.C. § 1324b(a)(3)); or (c) a partnership, association, corporation, organization, or other combination of persons organized under the laws of or having its principal place of business in a foreign country; and (d) includes: (i) any Person owned by, controlled by, or subject to the jurisdiction or direction of an entity listed in paragraph (a) of this definition;

C-7 (ii) any Person, wherever located, who acts as an agent, representative, or employee of an entity listed in paragraph (a) of this definition; (iii) any Person who acts in any other capacity at the order, request, or under the direction or control of an entity listed in paragraph (a) of this definition, or of a Person whose activities are directly or indirectly supervised, directed, controlled, financed, or subsidized in whole or in majority part by an entity listed in paragraph (a) of this definition; (iv) any Person who directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, owns twenty-five percent (25%) or more of the equity interests of an entity listed in paragraph (a) of this definition; (v) any Person with significant responsibility to control, manage, or direct an entity listed in paragraph (a) of this definition; (vi) any Person, wherever located, who is a citizen or resident of a country controlled by an entity listed in paragraph (a) of this definition; or (vii) any corporation, partnership, association, or other organization organized under the laws of a country controlled by an entity listed in paragraph (a) of this definition. “Foreign Entity of Concern” means any Foreign Entity that is: (a) designated as a foreign terrorist organization by the Secretary of State under 8 U.S.C. § 1189; (b) included on the Department of Treasury’s list of Specially Designated Nationals and Blocked Persons (SDN List), or for which one or more individuals or entities included on the SDN list, individually or in the aggregate, directly or indirectly, hold at least fifty percent (50%) of the outstanding voting interest; (c) owned by, controlled by, or subject to the jurisdiction or direction of a government of a foreign country that is a covered nation (as defined in 10 U.S.C. § 4872(d)); (d) a Person that is owned by, controlled by, or subject to the jurisdiction of a government of a foreign country listed in 10 U.S.C. § 4872(d) where: (i) the Person is: (A) a citizen, national, or resident of a foreign country listed in 10 U.S.C. § 4872(d); and (B) located in a foreign country listed in 10 U.S.C. § 4872(d); (ii) the Person is organized under the laws of or has its principal place of business in a foreign country listed in 10 U.S.C. § 4872(d); (iii) twenty-five percent (25%) or more of the Person’s outstanding voting interest, board seats, or equity interest is held directly or indirectly by the government of a foreign country listed in 10 U.S.C. § 4872(d); or

C-8 (iv) twenty-five percent (25%) or more of the Person’s outstanding voting interest is held directly or indirectly by any combination of the persons who fall within clauses (i)-(iii), above; (e) alleged by the Attorney General to have been involved in activities for which a conviction was obtained under: (i) The Espionage Act, 18 U.S.C. § 792 et seq.; (ii) 18 U.S.C. § 951; (iii) The Economic Espionage Act of 1996, 18 U.S.C. § 1831 et seq.; (iv) The Arms Export Control Act, 22 U.S.C. § 2751 et seq.; (v) The Atomic Energy Act, 42 U.S.C. § 2274, 2275, 2276, 2277, or 2284; (vi) The Export Control Reform Act of 2018, 50 U.S.C. § 4801 et seq.; (vii) The International Economic Emergency Powers Act, 50 U.S.C. § 1701 et seq.; or (viii) Title 18 U.S.C. § 1030; (f) included on the BIS Entity List (15 CFR Part 744, supplement no. 4); (g) included on the Department of the Treasury’s list of Non-SDN Chinese Military-Industrial Complex Companies (NS-CMIC List), or for which one or more individuals or entities included on the NS- CMIC list, individually or in the aggregate, directly or indirectly, hold at least fifty percent (50%) of the outstanding voting interest; or (h) determined by the Secretary, in consultation with the Secretary of Defense and the Director of National Intelligence, to be engaged in unauthorized conduct that is detrimental to the national security or foreign policy of the United States. “Guardrail Regulations” means those regulations set forth at 15 CFR Part 231. “Joint Research” means any Research and Development activity that is jointly undertaken by two or more parties, including any Research and Development activities undertaken as part of a joint venture as defined at 15 U.S.C. § 4301(a)(6), provided, that, the following will not be considered Joint Research: (a) a standards-related activity (as such term is defined in 15 CFR Part 772); (b) research and development conducted exclusively between and among employees of a Recipient or between and among entities that are Related Entities to the Recipient; (c) research, development, or engineering related to a manufacturing process for an existing product solely to enable use of foundry, assembly, test, or packaging services for integrated circuits;

C-9 (d) research, development, or engineering involving two or more entities to establish or apply a drawing, design, or related specification for a product to be purchased and sold between or among such entities; and (e) warranty, service, and customer support performed by a Recipient or an entity that is a Related Entity of a Recipient. “Knowingly” means acting with knowledge that a circumstance exists or is substantially certain to occur, or with an awareness of a high probability of its existence or future occurrence. Such awareness can be inferred from evidence of the conscious disregard of facts known to a Person or of a Person’s willful avoidance of facts. “Legacy Semiconductor” means: (a) for the purposes of a Semiconductor wafer facility: (i) a silicon wafer measuring 8 inches (or 200 millimeters) or smaller in diameter; or (ii) a compound wafer measuring 6 inches (or 150 millimeters) or smaller in diameter; (b) for the purposes of a Semiconductor fabrication facility: (i) a digital or analog logic semiconductor that is of the 28-nanometer generation or older (i.e., has a gate length of 28 nanometers or more for a planar transistor); (ii) a memory Semiconductor with a half-pitch greater than 18 nanometers for Dynamic Random Access Memory (DRAM) or less than 128 layers for Not AND (NAND) flash that does not utilize emerging memory technologies, such as transition metal oxides, phase- change memory, perovskites, or ferromagnetics relevant to advanced memory fabrication; or (iii) a Semiconductor identified by the Secretary in a public notice issued under 15 U.S.C. § 4652(a)(6)(A)(ii); and (c) for the purposes of a Semiconductor packaging facility, a Semiconductor that does not utilize advanced three-dimensional (3D) integration packaging, under clause (z) below, provided that, notwithstanding the above, the following will not be considered Legacy Semiconductors: (x) Semiconductors Critical to National Security; (y) Semiconductors with a post-planar transistor architecture (such as three-dimensional fin field- effect (FinFET) transistors or gate-all-around (GAA) transistors); and (z) Semiconductors utilizing advanced three-dimensional (3D) integration packaging, such as by directly attaching one or more dies or wafers, through silicon vias, through mold vias, or other advanced methods. “Material Expansion” means:

C-10 (a) with respect to an Existing Facility, the increase of the Semiconductor Manufacturing Capacity of an Existing Facility by more than five percent (5%) of the capacity memorialized in Part 1 (Existing Facilities) of Appendix 1, due to the addition of a cleanroom, production line or other physical space, or a series of such additions; or (b) any new construction of a facility for Semiconductor Manufacturing. “Members of the Affiliated Group” means any entity that is or becomes a member of the Recipient’s “Affiliated Group,” as such term is defined under 26 U.S.C. § 1504(a), without regard to 26 U.S.C. § 1504(b)(3), including the Members of the Affiliated Group identified in Part 4 (Members of the Affiliated Group) of Appendix 1. “Mitigation Agreement” has the meaning given to the term in Section 7(c) (Remedies, Mitigation and Clawbacks) of this Annex C (Guardrail Provisions). “Person” means an individual, partnership, association, corporation, organization, or any other combination of individuals. “Predominately Serves the Market” means that at least eighty-five percent (85%) of the output of the Semiconductor Manufacturing facility (e.g., wafers, Semiconductor devices, or packages) by value is incorporated into final products (i.e., not an intermediate product that is used as factor inputs for producing other goods) that are used or consumed in that market. “Related Entity” means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Recipient. “Research and Development” means theoretical analysis, exploration, or experimentation; or the extension of investigative findings and theories of a scientific or technical nature into practical application, including the experimental production and testing of models, devices, equipment, materials, and processes. “Secretary” means the Secretary of Commerce or the Secretary’s designee. “Semiconductor” means an integrated electronic device or system most commonly manufactured using materials such as, but not limited to, silicon, silicon carbide, or III-V compounds, and processes such as, but not limited to, lithography, deposition, and etching. Such devices and systems include but are not limited to analog and digital electronics, power electronics, and photonics, for memory, processing, sensing, actuation, and communications applications. “Semiconductor Manufacturing” means Semiconductor wafer production, Semiconductor fabrication or Semiconductor packaging. Semiconductor wafer production includes the processes of wafer slicing, polishing, cleaning, epitaxial deposition, and metrology. Semiconductor fabrication includes the process of forming devices such as transistors, poly capacitors, non-metal resistors, and diodes on a wafer of semiconductor material. Semiconductor packaging means the process of enclosing a Semiconductor in a protective container (package) and providing external power and signal connectivity for the assembled integrated circuit. “Semiconductor Manufacturing Capacity” means the productive capacity of a facility for Semiconductor Manufacturing. In the case of a wafer production facility, Semiconductor Manufacturing Capacity is

C-11 measured in wafers per year. In the case of a Semiconductor fabrication facility, Semiconductor Manufacturing Capacity is measured in wafer starts per year. In the case of a Semiconductor fabrication facility for wafers designed for wafer-to-wafer bonding structure, Semiconductor Manufacturing Capacity is measured in stacked wafers per year. In the case of a packaging facility, Semiconductor Manufacturing Capacity is measured in packages per year. “Semiconductors Critical to National Security” means: (a) Semiconductors utilizing nanomaterials, including 1D and 2D carbon allotropes such as graphene and carbon nanotubes; (b) compound and wide- and ultra-wide bandgap Semiconductors; (c) radiation-hardened by process (“RHBP”) Semiconductors; (d) fully depleted silicon on insulator (“FD-SOI”) Semiconductors, other than with regard to Semiconductor packaging operations with respect to such Semiconductors of a 28-nanometerer generation or older; (e) silicon photonic Semiconductors; (f) Semiconductors designed for quantum information systems; (g) Semiconductors designed for operation in cryogenic environments (at or below 77° Kelvin); and (h) any other Semiconductors that the Secretary, in consultation with the Secretary of Defense and the Director of National Intelligence, determines is a Semiconductor Critical to National Security and issues a public notice of that determination. “Significant Renovations” means building new cleanroom space or adding a production line or other physical space to an Existing Facility that, in the aggregate during the applicable term of the required agreement, increases semiconductor manufacturing capacity by ten percent (10%) or more of the capacity memorialized in the Agreement. “Significant Transaction” means: (a) an investment, whether proposed, pending or completed, including any capital expenditure, loan, or gift; (b) the formation of a subsidiary; (c) a merger, acquisition, or takeover, including: (i) the acquisition of a new or additional ownership interest in an entity; (ii) the acquisition of a material portion of the assets of an entity; or (iii) a consolidation; or

C-12 (d) the formation of a joint venture; including a long-term lease or concession arrangement under which a lessee (or equivalent) makes substantially all business decisions concerning the operation of a leased entity (or equivalent), as if it were the owner; provided, however, that, for any facility listed in Part 1 of Appendix 1 that has been designated pursuant to 15 C.F.R. § 231.101(b) as an “Existing Facility,” “significant transaction” shall mean only such activities or investments set forth in (a)-(d) above with respect to such facility that occur after such facility has been built, equipped, and is operating. "Specified Technology or Product” means any Technology or Product that Raises National Security Concerns that is designed, manufactured or assembled at the/a Project. “Technology Licensing” means: (a) An express or implied contractual agreement in which the rights owned by, licensed to or otherwise lawfully available to one party in any, trade secrets or knowhow are sold, licensed or otherwise made available to another party. (b) Notwithstanding paragraph (a), the following is not Technology Licensing: (i) licensing of patents, including licenses related to standard essential patents or cross licensing activities; (ii) licensing or transfer agreements conducted exclusively between a Recipient and Related Entities, or between or among Related Entities of the Recipient; (iii) a standards-related activity (as such term is defined in 15 CFR Part 772); (iv) agreements that grant patent rights only with respect to “published information” and no proprietary information is shared; (v) an implied or general intellectual property license relating to the use of a product that is sold by a Recipient or Related Entities; (vi) Technology Licensing related to a manufacturing process for an existing product solely to enable use of assembly, test, or packaging services for integrated circuits; (vii) Technology Licensing involving two or more entities to establish or apply a drawing, design, or related specification for a product to be purchased and sold between or among such entities; (viii) warranty, service, and customer support performed by a Recipient or an entity that is a Related Entity of a Recipient; and (ix) disclosures of technical information to a customer solely for the design of integrated circuits to be manufactured by the funding recipient for that customer. “Technology or Product that Raises National Security Concerns” means: (a) any Semiconductor Critical to National Security;

C-13 (b) any item listed in Category 3 of the Commerce Control List (supplement no. 1 to Part 774 of the Export Administration Regulations, 15 CFR § 774) that is controlled for National Security (“NS”) reasons, as described in 15 CFR § 742.4, or Regional Stability (“RS”) reasons, as described in 15 CFR § 742.6; and (c) any other technology or product that the Secretary determines raises national security concerns and provides notice of the same in the Federal Register.

C-14 Appendix 1 The Recipient hereby represents and warrants that the information provided to the Department in connection with this Appendix 1 is true, accurate and complete as of the date hereof. Part 1 - Existing Facilities. The Department has identified the following Existing Facilities based on information disclosed by the Recipient and relied upon by the Department:  [***] Part 2 - Joint Research or Technology Licensing of Recipient. The Department has identified the following Joint Research or Technology Licensing of the Recipient based on information disclosed by the Recipient and relied upon by the Department as of the date hereof:  [***] Part 3 - Joint Research or Technology Licensing of Related Entities. The Department has identified the following Joint Research or Technology Licensing of the Related Entities based on information disclosed by the Recipient and relied upon by the Department as of the date hereof:  [***] Part 4 - Members of the Affiliated Group. The Department has identified the following Members of the Affiliated Group, based on information disclosed by the Recipient and relied upon by the Department as of the date hereof:  [***] Part 5 - Related Entities Subject to Section 3 of Annex C (Guardrail Provisions). The Department has determined that the following Related Entities are subject to Section 3 of Annex C (Guardrail Provisions), based on information disclosed by the Recipient and relied upon by the Department as of the date hereof:  [***]

D-1 ANNEX D PROGRAM REQUIREMENTS SECTION 1 DEFINED TERMS “Dividend” means a dividend declared and paid as a dividend. “Facility Staffing Targets” has the meaning set forth in Section 2.2 (Workforce) of this Annex D (Program Requirements). “Facility Workforce” means all full-time and part-time staff employees that are directly employed by the Recipient to perform work at an Eligible Facility, including (a) production workers and technicians who operate machines and other equipment to assemble goods or distribute energy (e.g., including operators and machinists), and (b) non-technicians who perform other roles at the Eligible Facility, including engineering, administrative, support (e.g., finance, procurement) and managerial staff. “Good Jobs Principles” means the framework principles adopted by the Department and DOL of what comprises a good job described at https://www.dol.gov/sites/dolgov/files/goodjobs/Good-Jobs- Summit-Principles-Factsheet.pdf. “Major Production Equipment" means the tooling necessary to manufacture the product(s) manufactured by the Project, including the tools that are necessary (a) tooling necessary for each production step in the product’s manufacturing flow; (b) tooling necessary to support the production tools referenced in the foregoing clause (a), including wafer bonders; die to wafer bonders; die stacking equipment; and thermocompression bonding and hybrid bonding equipment; and (c) tooling necessary to ensure the product is meeting technical specifications, such as metrology, defect inspection, electrical test, and outgoing quality inspection tools. “Mega Construction Project Program” means DOL’s Office of Federal Contract Compliance Programs for large federal construction programs. “Net Positive Water Impact” means the net positive water framework adopted by UN Global Compact CEO Mandate, described at https://ceowatermandate.org/resilience/net-positive-water-impact. “NSTC” means the National Semiconductor Technology Center. “Permitted Dividends” means: (a) prior to the Merger Closing, customary and ordinary course recurring cash Dividends (and reasonably ordinary course increases thereof) consistent with the industry practice for public companies, but excluding any special or one-time Dividends; (b) from and after the occurrence of the Merger Closing but prior to the receipt by the Department of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), none; and (c) from and after the occurrence of the Merger Closing and the receipt by the Department of the Parent Guarantee pursuant to Section 8.2.18(a) (Parent Guarantee), cash

D-2 Dividends paid by the Recipient to the Parent or its Affiliates in circumstances where following payment of the Dividends: (i) the Recipient would have capital at least equivalent to the Award amounts disbursed to the Recipient plus any funds necessary to complete the California Project and, if Parent provides the Parent Letter of Support, the Pennsylvania Project; and (ii) the representation and warranty contained in Section 7.15 (Adequate Project Funding) remains true and correct as of the date on which the Recipient pays such Dividends. “Program Requirements” means the requirements set forth in Section 2 (Program Requirements Not Subject to Cure Period) and Section 3 (Program Requirements Subject to Cure Period). “Prohibited Equipment” means any of the following types of equipment manufactured or assembled by any Foreign Entity of Concern that is used or installed by the Recipient for the fabrication, assembly, testing, advanced packaging, production, or research and development of semiconductors: (i) deposition equipment; (ii) etching equipment; (iii) lithography equipment; (iv) inspection and measuring equipment; (v) wafer slicing equipment; (vi) wafer dicing equipment; (vii) wire bonders; (viii) ion implantation equipment; and (ix) diffusion/oxidation furnaces and (x) Major Production Equipment; but does not, in each case, include any subsystem or subcomponent that enables, or is incorporated into, any such equipment. “Registered Apprenticeship Program” means an apprenticeship program that is registered with DOL under the Act of August 16, 1937 (commonly known as the “National Apprenticeship Act”; 50 Stat. 664, chapter 663; 29 U.S.C. § 50 et seq.). “State Apprenticeship Agency” means those state agencies recognized by the DOL’s Office of Apprenticeship to register and oversee programs in their recognized state. SECTION 2 PROGRAM REQUIREMENTS NOT SUBJECT TO CURE PERIOD 2.1 Economic and National Security Objectives 2.1.1 Resilience. [***] 2.1.2 Prohibited Equipment. The Recipient shall not knowingly use or install in any Project completed, fully assembled Prohibited Equipment. 2.1.3 Due Diligence Mitigation. Recipient shall submit a plan of actions and milestones (“POAM”) [***] outlining the actions it plans take to establish the network at the locations of the California Project and the Pennsylvania Project (as each Project is defined in the PMT) and to implement controls generally consistent with [***]. The POAM may state alternative controls elected by the company and, if so, shall offer rationale for why alternative controls are better suited for the Recipient for discussion with CPO. 2.2 Workforce.

D-3 a. The Recipient shall achieve the following facility staffing targets (“Facility Staffing Targets”) by the relevant dates specified below: (i) for the California Project (as defined in the PMT), by [***], a Facility Workforce of (i) [***] people; and (ii) for the Pennsylvania Project (as defined in the PMT), by [***], a Facility Workforce of (i) [***] people; . b. For the California Project, the Recipient shall work with the [***]. For the Pennsylvania Project, the Recipient shall [***] for the construction of its new facility. 2.3 Broader Impacts. 2.3.1 Stock Buybacks and Dividends. For the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date, the Recipient shall not (i) engage in any stock buybacks or (ii) pay any Dividends except for Permitted Dividends. SECTION 3 PROGRAM REQUIREMENTS SUBJECT TO CURE PERIOD 3.1 Economic and National Security Objectives. 3.1.1 Resilience. [***]. 3.1.2 Production Requirements. The Recipient shall use commercially reasonable efforts to achieve the targets or capacity by the date specified below, and once such target or capacity is achieved, shall thereafter use commercially reasonable efforts to maintain such target or capacity or greater, as applicable, through the remaining applicable Period of Performance: a. With respect to the Eligible Facility for the California Project, the production of [***] photonic integrated circuits (“PICs”) per year by [***]. b. With respect to the Eligible Facility for the Pennsylvania Project, the packaging and testing of [***]PICs into Transmit-Receive Optical Sub-Assemblies (“TROSAs”) per year by [***]. 3.1.3 Supply Chain Security. a. The Recipient shall implement and comply with (including through the provision of adequate resources and staffing) supply chain risk management plans, policies, and procedures for each Project, which shall include, at a minimum, the following elements: (i) requirements to identify geographic concentration risks; (ii) requirements to identify the name, location, and ownership, to the extent reasonably available, for (x) all first-tier suppliers and service providers, and (y) original sources of critical raw materials and equipment supporting the identification of supply chain risks; and

D-4 (iii) requirements for supplier and distributor qualification and monitoring for quality, integrity, ownership/control, access, and availability risks. b. The Recipient shall use commercially reasonable efforts to: (i) implement bill-of-material requirements in any new or renegotiated agreements with suppliers of equipment for the fabrication, assembly, testing, advanced packaging, production, or research and development of semiconductors; (ii) conduct security audits or receive security attestations of [***]% of first- and second-tier suppliers per year; and (iii) participate in industry and government efforts towards achieving viable PFAS (per- and polyfluoroalkyl substances) substitutions and emissions controls. (iv) qualifying redundant suppliers; and (v) participating in and encouraging suppliers to participate in government programs to address supply chain resilience risks, including programs identified by the Department. 3.2 National Security Objectives. 3.2.1 Cybersecurity. The Recipient shall implement and comply with (including through the provision of adequate resources and staffing) cybersecurity plans, policies and procedures for each Project which shall include, at a minimum, the following elements: a. controls to identify information and technology assets, threats, and risks; b. controls to protect data, information technology and operational technology systems consistent with industry best practices; and c. controls to detect, investigate, respond to, recover from, report, and mitigate security incidents. 3.2.2 Operational Security. The Recipient shall have implemented as of [***] and thereafter comply with (including through the provision of adequate resources and staffing) operational security plans, policies and procedures for each Project which shall include, at a minimum, the following elements: a. controls to protect physical security through defined perimeters and restricted areas; visitor control processes including visit requests, identification, vetting, and escort procedures; and processes to identify individuals and control accesses; and b. controls to mitigate insider threats by vetting employees and contractors, identifying and monitoring for threat indicators, establishing reporting thresholds, and training employees and contractors on insider threat indicators and reporting procedures. 3.2.3 Counterfeit Prevention. The Recipient shall have implemented as of the Award Date and thereafter comply with (including through the provision of adequate resources and staffing)

D-5 counterfeit prevention plans, policies, and procedures for each Project which shall include, at a minimum, the following elements: a. controls to prevent the upstream procurement of counterfeit parts, equipment, and materials; b. requirements to integrate security features into products during design and production processes; c. controls to limit opportunities for downstream cloning, counterfeiting, or relabeling of products; and d. processes for identifying counterfeit products and responding to reports of counterfeit products. 3.2.4 Information Sharing. The Recipient is encouraged to apply to one or more of the following U.S. Government-led programs, as appropriate, and to engage with their local FBI field office to establish a relationship: a. [***] 3.2.5 Facility Clearance. The Recipient shall engage in good faith efforts to support DoD work that requires the maintenance of a facility clearance for any work occurring through subsidiaries of the Recipient that currently hold a facility security clearance (“FCL”). 3.3 Workforce. 3.3.1 Workforce Strategy. The Recipient shall have implemented as of the Award Date a workforce strategy with respect to each Project, informed by the Good Jobs Principles, to recruit, train, and retain the workforce required to meet the Facility Staffing Targets and Disbursement Milestones, which shall include, at a minimum, the following elements: a. providing training and education benefits paid for by the Recipient, programs to expand opportunity for economically disadvantaged individuals, and other worker investments, including the following: b. [***] during the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date in California to fund workforce development, training, and apprenticeship programs, including a Registered Apprenticeship Program; CA Production Technician Process Certification; and SEMI Foundation’s training programs (such as VetWorks, High Tech U in the Classroom, and High Road to Microelectronics); and c. [***] during the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date in Pennsylvania to fund workforce development, training, and apprenticeship programs, including a Registered Apprenticeship; LinkedIn Learning certifications; and SEMI Foundation’s training programs (such as VetWorks, High Tech U in the Classroom, and High Road to Microelectronics);

D-6 provided that, the Recipient may replace or modify the foregoing with other training and education benefits that are substantially similar in quality and utility and are made available to at least the same categories of employees or programs to expand employment opportunity for economically disadvantaged individuals that are at least comparable in effectiveness; and d. developing a plan to operationalize the Good Jobs Principles published by the Departments of Commerce and Labor, including recruitment and hiring practices, pay and benefits, job security and working conditions, worker empowerment, skills and career advancement, and organizational culture, which plan shall be delivered to the Department no later than [***] after the Award Date; e. for the Facility Workforce, establishing or maintaining a workforce safety committee comprised of workers and management that meets on a regular basis and is authorized to raise any health or safety concerns; 3.3.2 Training Entity Commitments. The Recipient shall obtain commitments from regional educational and training entities, institutions of higher education and/or other workforce or training organizations identified in the Applications, or similar organizations, to provide, participate in, or support the workforce strategy, including the activities list in Section 3.3.1 (Workforce Strategy), where applicable. 3.3.3 Mega Construction Project Program. If selected by DOL’s Office of Federal Contract Compliance Programs, the Recipient shall participate in the Mega Construction Project Program. 3.4 Broader Impacts. 3.4.1 Commitments to Future Investment in the U.S. Semiconductor Industry. The Recipient shall use commercially reasonable efforts to allocate $[***] annually to its research and development efforts in the United States in support of its technology roadmap, including InP and PIC technology for a period of 5 years commencing from Award Date. 3.4.2 Support for CHIPS Research and Development Programs. The Recipient, either directly or through an Affiliate, shall: a. acquire and maintain membership in the NSTC for a period of at least five (5) years, starting from the date (3) months from the date of this Agreement and if in connection with such membership in the NSTC an employee of the Recipient is nominated, selected, and agrees to serve on the Technical Advisory Board of the NSTC, the Recipient will provide such employee the requisite time and resources needed to be a productive member of the Technical Advisory Board. b. designate a senior employee of the Recipient who will serve as a lead point of contact for NSTC activities including ensuring the commitments of the Recipient are fulfilled (such person, the “NSTC Lead”). The NSTC Lead and/or their designees will participate upon request by the NSTC in NSTC planning activities and provide input on current and future NSTC programs, with the purpose of improving the NSTC; c. participate in the NSTC Workforce Center of Excellence; d. make good faith efforts to support research and development (“R&D”) and other technology advancement efforts through the active participation by the Recipient in (i) the NSTC, (ii)

D-7 National Advanced Packaging Manufacturing Program, (iii) CHIPS Manufacturing USA Institute, (iv) NIST’s CHIPS Metrology Program, and (v) other CHIPS R&D programs, in each case subject to future discussions and contractual agreements with, among others, the NSTC, the National Center Advancement of Semiconductor Technology (“NatCast”), as the operator of the NSTC, NIST, and the CHIPS R&D Office, as applicable; 3.4.3 Creating Inclusive Opportunities for Businesses. a. No later than the Award Date, the Recipient shall have delivered to the Department a supplier diversity plan that sets out the Recipient’s strategy with respect to supplier diversity, which would also be applicable to the Projects. b. The Recipient shall use commercially reasonable efforts to achieve the strategy set out in its supplier diversity plan, provided that the Recipient may replace or modify the identified programs with other programs to increase participation of and outreach to minority-owned, veteran-owned, women-owned, and small businesses that are at least comparable in effectiveness. For purposes hereof, a supplier diversity plan may include such activities as: (i) including minority-owned, veteran-owned, women-owned, and/or small businesses on solicitation lists and encouraging the solicitation of such businesses whenever they are potential suppliers; (ii) dividing total requirements, when economically feasible, into smaller tasks or quantities to permit participation by small and minority-owned, veteran-owned, and women-owned businesses; (iii) establishing delivery schedules, where the requirement permits, which encourage participation by small and minority-owned, veteran-owned, and women-owned businesses; and (iv) using the services, as appropriate, of civic and governmental organizations such as the Small Business Administration, the Minority Business Development Agency, the NIST Manufacturing Extension Program, and the Department of Defense Office of Small Business Programs, to permit and encourage participation by such businesses. c. The Recipient shall publicly identify one or more persons or monitored mailboxes to receive inquiries about opportunities to work with the Recipient to support workforce development, supplier diversity, and community investment. d. The Recipient shall set annual spending goals for local businesses with operations in the region that the Projects are located and use commercially reasonable efforts to meet such targets during the Period of Performance. e. The Recipient shall maintain a public webpage that reports its supplier diversity goals. f. The Recipient shall maintain public facing webpages describing community investments and opportunities in the region of the Projects. 3.5 Climate and Environmental Responsibility.

D-8 3.5.1 Carbon-Free Electricity. By no later than the start of commercial operations, the Recipient shall use commercially reasonable efforts in line with Prudent Industry Practices to operate the Project with carbon-free electricity to the maximum extent possible and with the goal of operating with 100% carbon-free energy by December 31, 2030. 3.5.2 Water. By no later than the first anniversary of the Award Date, the Recipient shall use commercially reasonable efforts to implement water conservation and restoration strategies for the Project and achieve a Net Positive Water Impact by December 31, 2030. 3.5.3 Public Reporting. No later than first (1st) anniversary of the Award Date, the Recipient shall publicly disclose on Infinera Corporate Sustainability Reports page (https://www.infinera.com/corporate-social-responsibility-reports/) the environmental responsibility goals adopted by the Recipient for the Project, and shall thereafter annually report on the Recipient’s progress against these goals with appropriate metrics, such as: a. energy (kWh) used, saved through conservation pro b. rams, and produced from clean energy sources; c. water used, conserved, and recycled; and d. total waste generated and percentage total hazardous and nonhazardous waste destined for a landfill, incinerator, recycling facility, or treatment facility. 3.5.4 Adoption of Most Protective Occupational Exposure Limits. In developing its safety procedures, the Recipient shall incorporate the most protective (i.e., lowest) occupational exposure limit (OEL) among all applicable published health and safety standards (including National Institute for Occupational Safety and Health recommended exposure limits, and American Conference of Governmental Industrial Hygienists threshold limit values and biological exposure indices) (“OEL Standards”) for chemicals used in Project facility operations into each newly issued or revised company safety procedure (overarching, equipment-specific, or task-specific). The Recipient shall establish its own limit where no OEL Standard exists, where sufficient scientific data and studies exist to support setting such limit. The Recipient shall revise its safety procedures within ninety (90) days after promulgation of a new lower OEL Standard to incorporate the new lower limit(s) when applicable. 3.5.5 Adherence to Standard Environmental, Health, and Safety Guidelines. The Recipient will install SEMI S2 assessed tools and equipment, the industry safety guideline for environmental, health, and safety practices, which incorporates several other standards, ergonomics, risk assessment, equipment decontamination, fire risk mitigation, and electrical design. The Recipient will meet SEMI S12 for equipment shutdown, dismantling and transport as applicable. 3.5.6 GHG Emissions Abatement. The Recipient will abate direct greenhouse gas emissions (GHG) emissions for projects located in San Jose, CA, including emissions of N2O and fluorinated gases, by implementing one or more of the following activities: (1) chip manufacturing process improvements and source reductions; (2) use of alternative or substitute chemicals; and (3) vapor and process gas destruction technologies. The Recipient will report on which GHG reduction strategies they are implementing and provide a justification for their decision.

D-9 3.5.7 PFAS Management. The Recipient will prioritize mitigation of PFAS in the environment for projects located in San Jose, CA, which should include measures such as such as measurement, segregation, waste management, and abatement. 3.6 Community Investment. The Recipient shall make community investments of at least [***] per year during the period beginning with the first (1st) full fiscal year of the Recipient after the Award Date and ending on the fifth (5th) anniversary of the Award Date, which investments shall include: a. investments of at least at least [***] pertaining to the California project during the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date, which investments shall be for the purpose of an internship program with educational or philanthropic organizations, such as [***]; and b. investments of at least at least [***] pertaining to the Pennsylvania project during the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date, which investments shall be for the purpose of an internship program with educational or philanthropic organizations, such as [***]. 3.7 Signage. Recipients are encouraged to: a. post project signage and include public acknowledgments in published and other collateral materials (e.g., press releases, marketing materials, website, etc.) in form and substance satisfactory to the Department, that identifies the nature of the Project[s] and indicates that “the project is funded by the CHIPS Act;” b. use the official Investing in America emblem in accordance with the Official Investing in America Emblem Style Guide (https://www.whitehouse.gov/wp-content/uploads/2023/02/Investing- in-America-Brand-Guide.pdf) in connection with any Project signage; and c. use recycled or recovered materials when procuring any project signs. Costs associated with signage and public acknowledgments must be reasonable and limited. Signs or public acknowledgments should not be produced, displayed, or published if doing so results in unreasonable cost, expense, or Recipient.

E-1 ANNEX E DAVIS-BACON ACT REQUIREMENTS [***]

F-2 ANNEX F REPORTING COVENANTS [***]